                                                                    EXHIBIT 10.5

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                              150 COLLEGE ROAD, LLC

                                       AND

                             PHYSIOME SCIENCES, INC.

                                      DATED

                                DECEMBER 21, 2000

                            FOR 150 COLLEGE ROAD WEST
                              PRINCETON, NEW JERSEY

                                TABLE OF CONTENTS

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
Section 1...........................................ERROR! BOOKMARK NOT DEFINED.

1.1.               Demise of the Premises.......................................    1

1.2.               License To Use Public Areas..................................    1

1.3.               Rentable Area................................................    2

1.4.               Term.........................................................    2

1.5.               Use..........................................................    3

Section 2.......................................................................    4

2.1.               Base Rental..................................................    4

2.2.               Additional Rental............................................    4

2.3.               Rental Payments..............................................   11

2.4.               Security Deposit.............................................   12

Section 3.......................................................................   13

3.1.               Services.....................................................   13

3.2.               Governmental Regulations.....................................   15

3.3.               Failure to Provide Required Services.........................   15

3.4.               Additional Services..........................................   16

3.5.               Landlord's Obligation........................................   16

Section 4.......................................................................   16

4.1.               Care of the Premises.........................................   16

4.2.               Entry for Repairs and Inspection.............................   17

4.3.               Nuisance.....................................................   18

4.4.               Laws and Regulations; Rules of the Building..................   18

4.5.               Hazardous Substances.........................................   19
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                                       -i-

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4.6.               ISRA Compliance..............................................   21

Section 5.......................................................................   25

5.1.               Condition of the Premises and the Project....................   25

5.2.               Alterations to the Premises other Than Work

                   Pursuant to EXHIBIT D........................................   25

5.3.               Alterations to the Building..................................   28

5.4.               Access Cards.................................................   28

5.5.               Graphics, Building Directory and Name........................   29

Section 6.......................................................................   29

6.1.               Condemnation.................................................   29

6.2.               Damages from Certain Causes..................................   31

6.3.               Casualty.....................................................   31

Section 7.......................................................................   32

7.1.               Property Insurance...........................................   32

7.2.               Liability Insurance..........................................   33

7.3.               Hold Harmless; Mutual Indemnity..............................   33

7.4.               Waiver of Claims and Recovery Rights.........................   34

Section 8.......................................................................   35

8.1.               Default by Tenant............................................   35

8.2.               Remedies.....................................................   36

8.3.               Landlord's Right to Cure Defaults............................   39

8.4.               Non-Waiver...................................................   39

8.5.               Holding Over.................................................   39

8.6.               Landlord's Default...........................................   39


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Section 9.......................................................................   40

9.1.               Assignment or Sublease by Tenant.............................   40

9.2.               Assignment by Landlord.......................................   42

Section 10......................................................................   42

10.1.              Peaceful Enjoyment...........................................   42

10.2.              Limitation of Landlord's Personal Liability..................   42

10.3.              Limitation of Interest Holder's Personal Liability...........   43

Section 11......................................................................   43

11.1.              Subordination................................................   43

11.2.              Estoppel Certificate.........................................   45

11.3.              Right to Cure Landlord's Default.............................   46

11.4.              Compliance With Certain Mortgagee Requirements...............   46

Section 12......................................................................   47

12.1.              Food Service Facility........................................   47

12.2.              Fitness Center...............................................   48

12.3.              Name Change..................................................   48

12.4.              Legal Fees...................................................   48

Section 13......................................................................   48

13.1.              Notices......................................................   48

13.2.              Mailing Address..............................................   50

13.3.              Miscellaneous................................................   50

EXHIBITS

EXHIBIT A          DESCRIPTION OF LAND

EXHIBIT A-1        SITE PLAN OF PROJECT

EXHIBIT B          FLOOR PLANS OF THE PREMISES

EXHIBIT C          DETERMINATION OF RENTABLE AREA

EXHIBIT D           WORK LETTER

EXHIBIT E          COMMENCEMENT DATE AGREEMENT

EXHIBIT F          AIR CONDITIONING AND HEATING SERVICES

EXHIBIT G          BUILDING RULES

EXHIBIT H          JANITORIAL SPECIFICATIONS

EXHIBIT I          LIST OF PARTICIPATING PLANS

EXHIBIT J          NON-DISCLOSURE AGREEMENT

EXHIBIT K          PARKING

EXHIBIT L          RENEWAL OPTION

EXHIBIT M          RIGHT OF SECOND OFFER

EXHIBIT N          ANTENNA LICENSE

EXHIBIT O          SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (this "Lease") is made and entered into by and between 150 College Road, LLC, a Delaware limited liability company (the "Landlord"), and PHYSIOME SCIENCES, INC., a corporation of the State of Delaware (the "Tenant").

      In consideration of the rentals reserved hereunder and the duties, covenants and obligations of the other hereunder, Landlord and Tenant hereby covenant and agree as follows:

                                       1.

      1.1. DEMISE OF THE PREMISES. Landlord hereby leases, demises and lets to Tenant, and Tenant hereby leases and takes from Landlord, those certain premises (hereinafter sometimes called the "Premises") consisting of the entire third floor of the building known as 150 College Road West in Village South at Princeton Forrestal Center which building is being developed as a Class A building (the "Building") which is located at 150 College Road West, Plainsboro Township (Middlesex County), New Jersey 08540 (hereinafter sometimes called the "Land"). The Land is more particularly described on EXHIBIT A, and the Project described and shown on EXHIBIT A-1 attached hereto and made a part hereof for all purposes. A floor plan of the Premises is attached hereto and made a part hereof for all purposes as EXHIBIT B. The Building, the Land, all surface parking lots owned or controlled by Landlord and servicing the Building and any such parking structures or parking lots constructed in the future on the Land (the "Parking Facilities"), and such additional facilities or structures on the Land to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord's reasonable judgment are hereinafter sometimes collectively called the "Project." Landlord is the owner of the Project. The term "Project" does not include any other buildings or structures not located on the Land including but not limited to 100 College Road West.

      1.2. LICENSE TO USE PUBLIC AREAS. Subject to Section 5.3 below, Landlord hereby grants Tenant, its employees, invitees and other visitors, a nonexclusive license for the term of this Lease and all extensions and renewals thereof to use, for the purpose of ingress and egress to the Building, the Parking Facilities, and the Premises, and in accordance with the Building Rules (as hereinafter defined) (a) the sidewalks and other exterior common areas located on the Land; and (b) the lobbies, public corridors and elevator foyers of the Building as such areas are designated by Landlord from time to time for the common use of the Building's tenants.

      1.3. RENTABLE AREA. Landlord and Tenant stipulate and agree for all purposes under this Lease that the Rentable Area (as set forth on EXHIBIT C attached hereto and made a part hereof for all purposes) of the Premises is 25,338 rentable square feet, based upon the final Space Plan (as defined in EXHIBIT D).

      1.4.  TERM.

            (a) The term of this Lease shall commence on the date Landlord receives a temporary or permanent certificate of occupancy for the Premises (hereinafter the "Commencement Date"), which is expected to be on or before July 1, 2001, and, unless sooner terminated in accordance with the terms and conditions set forth herein, shall expire on the last day of the one-hundred twentieth (120th) full calendar month after the Commencement Date (the "Expiration Date"). In the event, however, the Commencement Date would have occurred on July 1, 2001 but is delayed by Tenant Delay as defined in EXHIBIT D, the term of this Lease shall be deemed to have commenced on the Completion Date, as defined in EXHIBIT D. In the event the Commencement Date has not occurred by July 31, 2001, as a result of Landlord Delay, Landlord shall pay to Tenant monthly a penalty equal to the actual incremental increase in Tenant's current rental obligation due to Tenant's current holdover provision, not to exceed an amount of $23,613 per month, every month until the Commencement Date. The term "Landlord Delay" means the delay in completion of Tenant's Work caused by (a) Landlord's failure to act or provide the responses described in the Work Letter attached as EXHIBIT D within the time specified, or (b) any delay within Landlord's control that is not Tenant Delay, or (c) any delay not due to an event of force majeure, as defined in the following sentence. Delay due to fire, catastrophe, strikes or labor trouble, civil commotion, acts of God, inability in obtaining materials, or any other cause beyond Landlord's control, shall not be considered a Landlord Delay and the period of such delay shall be added to Landlord's time to achieve the Commencement Date, and Landlord shall have no obligation to pay any penalty including Tenant's incremental holdover rent on its current space because of such delay.

            (b) EXHIBIT D is the Work Letter which shall be binding on the parties in regard to Tenant's Work to be performed by Landlord.

            (c) Tenant, at Landlord's request, shall execute an agreement (in the form attached hereto as EXHIBIT E and made a part hereof for all purposes) specifying, among other matters, the date upon which the Commencement Date occurred. Landlord shall use commercially reasonable efforts to prepare and deliver such agreement to Tenant within fifteen (15) days after the Commencement Date and Tenant shall execute and deliver the agreement to Landlord within five
(5) business days of Tenant's receipt thereof.

            (d) Notwithstanding anything to the contrary set forth herein, Tenant shall have the right to terminate this Lease if the Commencement Date has not been achieved by December 31, 2001, plus the number of days of Tenant Delay, as defined in EXHIBIT D, if any. In the event of such termination, any security deposit furnished by Tenant pursuant to Section 2.4 of the Lease shall be returned, or, in the case of a letter of credit, shall be terminated. In addition, the Escrowed Funds, together with any interest earned, furnished pursuant to Section 4.1 of the Work Letter shall be returned to Tenant.

      1.5.  USE.

            (a) The Premises are to be used and occupied by Tenant (and its assignees and subtenants permitted hereunder) solely for general office use including non-laboratory research and development of pharmaceuticals. Without limiting the foregoing, the Premises shall not be used for any purpose which would tend to lower the first-class character of the Building, or create excessive elevator loads and/or usage, or increase wear and tear on the Building's mechanical, electrical and plumbing systems, or increase the Building's maintenance and/or janitorial services or otherwise interfere with standard Building operations, and Tenant shall not engage in any activity which is not in keeping with the written standards of the Building as furnished to Tenant. Tenant shall not be allowed to (i) have more than five (5) persons per one thousand (1,000) square feet of Rentable Area occupy the Premises without consent of the Landlord (except for conferences, luncheons and other similar occasional functions in the ordinary course of Tenant's business), (ii) operate separate shifts of employees from the Premises (other than persons to operate Tenant's computer facilities and a limited number of other employees who may work so that the Premises are occupied twenty-four (24) hours a day seven (7) days a week), (iii) use the space for the purpose of providing telemarketing services other than telemarketing services and telephone customer support in the normal course of Tenant's business, (iv) use the space as a consular office for any foreign government, or (v) use the space as an office for any governmental or regulatory authority, agency or bureau.

            (b) Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building and/or its contents, or which would produce strong, unusual or offensive odors, fumes, dust or vapors, or that is a public or private nuisance, or that emits noise or sounds that are objectionable to a person of reasonable judgment due to intermittence, beat, frequency, shrillness or loudness. Tenant shall not permit any cooking within the Premises except the use of a microwave oven. Tenant agrees that no more than three food, soft drink or other vending machines may be installed within the Premises without the written consent of Landlord. The location of any vending machines is subject to Landlord's approval and shall not be visible from Building common areas or the exterior of the Building. The Building is a "non-smoking" Building. Tenant agrees that no smoking is allowed in the Premises or in-the Public Areas of the Building. "Public Areas" shall include but are not limited to: Building lobbies, elevators, elevator lobbies, corridors, restrooms, mailrooms, public break rooms, stairwells, fitness center and food service facility.

                                       2.

      2.1. BASE RENTAL. Tenant hereby covenants and agrees to pay to Landlord as partial consideration for Tenant's use and occupancy of the Premises a base annual rental (the "Base Rental"), which Base Rental shall be payable in monthly installments in advance on the first day of each month beginning on the Commencement Date in accordance with the following schedule:

                  Rate per Square Foot
Time Period         of Rentable Area     Annual Base Rental   Monthly Installment
---------------   --------------------   ------------------   -------------------
Months* 1 -  60   $              30.75   $       779,143.50   $         64,928.63
Months 61 - 120   $              34.50   $       874,161.00   $         72,846.75

* TABLE REFERS TO FULL MONTHS AND EXCLUDES ANY PARTIAL MONTH AT THE COMMENCEMENT OF THE LEASE TERM.

Tenant shall also pay Base Rental for that portion of the month in which the Commencement Date occurs. In addition to Base Rental Tenant shall pay Tenant electric as set forth in paragraph 3.1(f).

      2.2.  ADDITIONAL RENTAL.

            (a) In addition to the Base Rental for each calendar year (or portion thereof) during the term of this Lease, Tenant shall pay as additional rent (the "Additional Rental") Tenant's Proportionate Share (as hereinafter defined) of the Operating Expenses (as hereinafter defined) for that year in excess of the Base Operating Expenses (as hereinafter defined) and Tenant's Proportionate Share of the Real Estate Taxes in excess of the Base Real Estate Taxes (as hereinafter defined) for that year. Within ninety (90) days of the beginning of each calendar year during the term of this Lease, Landlord shall deliver to Tenant Landlord's good faith estimate (the "Estimated Additional Rental") of the Additional Rental for that year. The Estimated Additional Rental shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rental based on the prior year's estimate. From time to time during any calendar year, Landlord may revise its estimate of the Additional Rental for that year based on either actual or reasonably anticipated increases in Operating Expenses or Real Estate Taxes, and the monthly installments of Estimated Additional Rental shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rental paid by Tenant shall equal the amount of the revised estimate. The Estimated Additional Rent may be increased no more than two (2) times during any calendar year.

            (b) "Base Year" means calendar year 2001. If the Commencement Date falls on or after September 1, 2001, the "Base Year" shall be calendar year 2002.

            (c) "Base Real Estate Taxes" shall mean Real Estate Taxes of $3.35 per rentable square foot multiplied by the aggregate Rentable Area of the Building for the calendar year 2001.

            (d) "Tenant's Proportionate Share" means the percentage determined by dividing the actual Rentable Area contained within the Premises by the aggregate Rentable Area of the space within the Building, which percentage is 35.76%. Landlord and Tenant hereby stipulate and agree for all purposes under this Lease that the aggregate Rentable Area of the Building is 70,850 square feet, notwithstanding any different measurement thereof that may be made hereafter by or on behalf of either party.

            (e) "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature, computed on an accrual basis, incurred in connection with the ownership, operation, maintenance and repair of the Project, excluding only the costs and expenses described in Section 2.2(f) below. The Expense Statement defined do Section 2.2(h) below shall identify and reflect any and all credits due Tenant as the result of any refund, credit, or other income that Landlord receives as to any Operating Expense. Without limiting the generality of the foregoing, Operating Expenses include the following, provided that in the event that any of the following are provided or rendered for or as to buildings and/or property other than the Project owned or operated by Landlord or its affiliates, then the costs of any of the following shall be allocated to Operating Expenses by Landlord for the Project, and the operating expenses of such other buildings or property, on a reasonably equitable basis consistent with other relevant provisions of this Lease:

                  (i) Wages and salaries of all persons (up to and including the level of building manager) directly engaged in the operation, maintenance, cleaning, security or access control for the Project, including taxes, insurance and benefits relating thereto.

                  (ii) All supplies, tools, equipment and materials used in the operation and maintenance of the Project, and the reasonable rental value of space which may be leased in the Building (which will be approximately 1,000 square feet initially) or space leased elsewhere, which space is used as a Building management office. The costs of such space shall be allocated to the buildings which are managed out of such office.

                  (iii) Cost of all utilities for the Project, including but not limited to the cost of water, sewer, gas, electricity, telephone and cable service other than utilities paid for directly by the Tenant or other tenants in the Building.

                  (iv) Cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, window cleaning, snow and ice removal, elevator maintenance, janitorial service and landscaping maintenance.

                  (v) Cost of repairs and general maintenance for the Project (excluding repairs and general maintenance costs that are paid by proceeds of insurance or by Tenant or other third parties).

                  (vi) Amortization of the cost of installation of capital investment items that are hereafter installed for the purpose of reducing Operating Expenses (for expenditures that reduce Operating Expenses, the amounts included in operating Expenses shall be limited to actual savings realized), to improve Building life-safety systems or which may be required by any laws, ordinances, orders, rules, regulations and requirements hereafter enacted. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item.

                  (vii) The cost of all insurance relating to the Project, as set forth in Sections 7.1 and 7.2 hereof.

                  (viii) All property management fees (which shall not be in excess of the greater of (1) three (3%) percent of gross Rent or (2) a percentage which equals five (5%) percent higher than the market management fees in the Princeton area).

                  (ix) All operating expenses, costs, lease payments, and recoveries in connection with the food service facility and the fitness center as provided for in Sections 12.1 and 12.2.

            (f) Landlord hereby agrees that the term "Operating Expenses" shall not include any of the following expenses:

                  (i) debt service, including any fees or commissions associated therewith, or rentals under any ground lease;

                  (ii) costs for which Landlord is entitled to specific reimbursement as a separate charge by Tenant, by any other tenant of the Building or by any other third party;

                  (iii) costs incurred by Landlord in connection with procuring new tenants or the negotiation of any tenant lease in the Project, including leasing commissions, legal fees, leasehold improvements expenses (and/or allowances therefor), advertising and promotions (excluding holiday parties and similar activities provided to all tenants in the Building);

                  (iv) any other costs and expenses for services, amenities or materials that are specifically for the benefit of a particular tenant and that are of a nature not generally provided to all tenants in the Building;

                  (v) except as set forth in Section 2.2(e)(vi) above, expenditures classified as capital expenditures for federal income tax purposes or any non-cash charges such as depreciation or amortization.

                  (vi) repairs or other work occasioned by fire, windstorms, or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                  (vii) repairs or rebuilding necessitated by condemnation or casualty.

                  (viii) all the items set forth in Section 2.2(e) (i) with respect to any person above the level of building manager.

                  (ix) repairs of a structural nature not otherwise permitted to be included under Section 2.2(e)(vi) as an Operating Expense.

                  (x) legal costs incurred by Landlord in enforcing the obligations of, or otherwise related to, other tenants in the Building.

                  (xi) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to those contained in this Lease.

                  (xii) Any expenses other than property management (see 2.2(e)(viii)) representing an amount paid to a Landlord-related corporation, entity or person which are in excess of the amount which would be paid in the absence of such relationship.

                  (xiii) Services provided for the exclusive benefit of other tenants of the Building, but not Tenant.

                  (xiv) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to provisions similar to the operating expense clauses in this Lease.

                  (xv) The costs of overtime or other expense to Landlord in curing its defaults, or in performing work expressly provided in this Lease to be borne at Landlord's expense that are otherwise not Operating Expenses.

            (g) All federal, state, county or municipal taxes, assessments, fees, impositions, levies and governmental charges relating to the Project, whether paid directly by Landlord or through an escrow arrangement with a mortgagee or ground lessor, and whether they be by taxing districts or authorities presently taxing or assessing the Project or by others subsequently created or otherwise, and any other taxes, assessments, fees, impositions, levies, and governmental charges attributable to the Project or its operation, excluding, however, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Real Estate Taxes to the extent that such substitute or additional tax would be payable if the Project, were the only property of Landlord subject to such tax. The foregoing is hereinafter referred to as "Real Estate Taxes." It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the Leasehold Improvements in the Premises (as defined in Section 5.1 of the Lease) to the extent that the same exceed Building standard allowances (and if the taxing authorities do not separately assess Tenant's Leasehold Improvements, Landlord may make a reasonable allocation of the ad valorem taxes assessed on the Project to give effect to this sentence). Provided, however, Tenant shall not be responsible for any taxes on the value of other tenants' Leasehold Improvements to the extent that such other tenants' Leasehold Improvements exceed Building standard allowances, unless the taxing authorities do not separately assess such tenants' Leasehold Improvements and Landlord does not make any allocation of taxes assessed on the Project. If the Landlord shall receive any tax refund, rebate recovery, or the like in respect of any lease year, Landlord may deduct therefrom any actual expense incurred in obtaining such tax relief and out of the remaining balance Landlord shall promptly pay the Tenant's Proportionate Share to the Tenant. Upon Tenant's request, Landlord shall provide Tenant with a written accounting in reasonable detail as to any payment due pursuant to the immediately preceding sentence.

            (h) Within one hundred fifty (150) days after the end of each calendar year during the term of this Lease, Landlord shall provide Tenant a statement ("Expense Statement") showing the Base Year Operating Expenses, Base Real Estate Taxes, and Operating Expenses and Real Estate Taxes in excess of the Base Year Operating Expenses and Base Real Estate Taxes respectively for said calendar year, prepared in accordance with generally accepted accounting principles, and a statement prepared by Landlord comparing Estimated Additional Rental paid by Tenant with Additional Rental for such calendar year. For the balance of calendar year 2001 the Expense Statement shall only show Base Year Operating Expenses, Base Real Estate Taxes, and actual Real Estate Taxes in excess of Base Real Estate Taxes. In the event that Estimated Additional Rental paid by Tenant exceeds the amount of Additional Rental for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Tenant's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such Expense Statement. In the event that the Additional Rental exceeds estimated Additional Rental paid by Tenant for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the Expense Statement. The provisions of this Section 2.2(h) shall survive the expiration or termination of this Lease. In regard to Operating Expenses, Tenant shall not be required to pay any excess of Additional Rental over Estimated Additional Rental unless it has received the Expense Statement in regard to such Operating Expenses within twelve (12) calendar months of the end of the calendar year to which the Expense Statement applies. With regard to Real Estate Taxes Landlord must notify Tenant within twelve (12) months of receipt of any notification from any taxing authority regarding an adjustment in Real Estate Taxes.

            (i) If the actual Operating Expenses for any calendar year are less than the Operating Expenses for the Base Year, Tenant shall not be entitled to any credit or refund for such difference, except that if the Real Estate Taxes for the Building are less than $3.35 per square foot during any calendar year of the Lease, Tenant shall receive a credit equal to the difference between the actual Real Estate Taxes and the $3.35 per square foot, pro rata.

            (j) Notwithstanding any other provision herein to the contrary, it is agreed that if the Building is less than ninety-five percent (95%) occupied during any calendar year (or portion thereof), an adjustment shall be made in computing each component of the Operating Expenses, including Real Estate Taxes, that actually varies with the rate of occupancy of the Building for that year (including the Base Year and Base Real Estate Taxes) so that the total Operating Expenses and Real Estate Taxes shall be computed for such year as though ninety-five (95%) percent of the Building had been occupied during such year.

            (k) Tenant shall have the right to request, review and copy, at Tenant's expense, Landlord's books and records regarding the determination of Operating Expenses for the calendar year that is the basis of an Expense Statement only upon written notice to Landlord and scheduling an appointment in advance. Such notice must be delivered within thirty (30) days following Landlord's delivery of the Expense Statement to Tenant and such review performed within ninety (90) days following Tenant's written notice to Landlord. Any such review shall be conducted during normal business hours at Landlord's office in Houston, Texas, or at Tenant's option, at such other office as reasonably designated by Landlord within the New York-New Jersey metropolitan area. Any party conducting the review must be a certified public accountant on Tenant's staff or with an accounting firm duly licensed in its state(s) of operation, reasonably acceptable to Landlord, which approval shall not be unreasonably withheld. Tenant may not have such review performed on a contingency fee basis. In the event that Landlord and Tenant confirm pursuant to an Expense Statement or Landlord's acceptance (subject to dispute resolution below) of the results of Tenant's review (as applicable) that Estimated Additional Rental paid by Tenant exceeds Additional Rental for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against Rent next due, or by direct payment to Tenant within thirty (30) days of the date of such Expense Statement or acceptance. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing and Tenant requests a refund rather than a credit from Landlord in writing, Landlord shall refund said amount to Tenant within thirty (30) days of Landlord's receipt of Tenant's request. In the event that the Additional Rental exceeds Estimated Additional Rental for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the Expense Statement. If Tenant does not object in writing to an Expense Statement within one hundred twenty (120) days following the date thereof, specifying the nature of the item(s) in dispute and the reasons therefor, then the Expense Statement shall be considered final and accepted by Tenant. Any amount due to Landlord as shown on an Expense Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided in Section 2.02(a) above, without prejudice to any such written exception pending resolution thereof. The results of any such review shall be held in strict confidence by Tenant and its representatives. If Landlord disputes the review, both parties shall within twenty (20) days agree upon a neutral third party certified public accountant whose determination shall be binding upon both parties. If it is finally determined that Tenant overpaid Additional Rental by more than five (5%) percent, then Landlord shall pay all reasonable costs of Tenant incurred in such proceeding; Tenant shall pay all of Landlord's expenses incurred in connection with such proceeding if it is finally determined that Tenant either underpaid or overpaid Additional Rent by less than five (5%) percent. The provisions of this subsection (i) shall survive the expiration or termination of this Lease.

      2.3.  RENTAL PAYMENTS.

            (a) Tenant hereby covenants and agrees to pay the Base Rental and Estimated Additional Rental (collectively, the "Stated Rentals") and all other sums of money as shall become due from and payable by Tenant to Landlord under this Lease inclusive of the exhibits hereto (collectively, "Rent") in lawful money of the United States or by wire transfer to Landlord at Landlord's address as provided herein (or to such other persons or at such other address(es) as may be designated by Landlord in writing from time to time) monthly in advance on the first day of each month.

            (b) If the term of this Lease as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Stated Rentals for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the lease term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month.

            (c) Tenant shall pay all Rent at the times and in the manner provided in this Lease, without demand, set-off or counterclaim. Tenant hereby acknowledges and agrees that except as otherwise provided in this Lease, Tenant's covenants to pay Rent under this Lease are separate and independent from Landlord's covenant to provide services and other amenities hereunder.

            (d) In the event any Rent is not paid when due, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult, if not impossible to determine. Accordingly, in addition to the obligation to pay Rent, Tenant shall pay to Landlord a late charge for such late payment in the additional amount of four percent (4%) of the amount of such late payment of Rent, except in the case of the first instance of lateness within any period of 12 consecutive calendar months, in which case said four (4%) percent late charge shall be due and owing only in the event Landlord has provided Tenant with written notice of such late payment, and Tenant has not made the payment within five (5) calendar days after receipt of said notice.

            (e) All Rent shall bear interest from the date due until paid at a rate (the "Default Rate") equal to five (5%) percent above the Prime Rate reported in the Money Rates column or section of the most recent issue of The Wall Street Journal ("Prime Rate"), automatically adjusting with each change in the Prime Rate.

      2.4. SECURITY DEPOSIT. On the date of execution of this Lease by Tenant, there shall be due and payable by Tenant a security deposit in an amount equal to 20 monthly installment(s) of the initial Base Rental, such deposit to be held for the performance by Tenant of Tenant's covenants and obligations under the Lease, it being expressly understood that the deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in case of default by Tenant. Upon the commencement of the second lease year, Landlord will reduce the security deposit by three (3) months per year until the security deposit is equal to three (3) months of Base Rental. The security deposit may be in the form of cash or a letter of credit from a bank, and in form, satisfactory to Landlord.

      Upon the occurrence of any Event of Default by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of Rent or other payments hereunder and/or any damage, injury, expense or liability caused to Landlord by such event of default or breach of covenant. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Landlord to Tenant within thirty (30) days after the termination of this Lease; provided, however, Landlord shall have the right to retain and expend such remaining balance (a) to reimburse Landlord for any and all Rent or other sums due hereunder that have not been paid in full by Tenant and/or (b) for cleaning and repairing the Premises if Tenant shall fail to deliver same at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear only excepted. If the security deposit is applied twice by Landlord during the Lease term, following the second application, Landlord may require Tenant to restore the depleted security deposit plus an additional security deposit equal to two (2) additional monthly installments of Stated Rentals at the rate payable for the first month of the Lease term.

                                       3.

      3.1. SERVICES. Provided no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, and subject to the provisions of Sections
3.2 and 3.3 below, Landlord shall furnish the following services and amenities (collectively, the "Required Services") to Tenant (and its assignees and subtenants permitted hereunder) while occupying the Premises:

            (a) Tempered and cold domestic water at those points of supply provided for general use of the tenants of the Building;

            (b) Central heat, ventilation and air conditioning, at such times, at such temperatures and in such amounts, all as more particularly described on EXHIBIT F attached hereto and made a part hereof for all purposes. Landlord will pay the expenses of maintenance and operating the heating and air conditioning equipment which shall be an Operating Expense.

            (c) Electric lighting service for all public areas of the Building, Project and service areas of the Building in the manner and to the extent deemed by Landlord to be in keeping with the standards of other first class office buildings of comparable age and size in the office market area in which the Building is located.

            (d) Janitorial service comparable to that provided by landlords of other class A office buildings (including, but not limited to, bonding) of comparable age and size in the office market in which the Building is located and consistent with other similar tenants in the Building on a five (5) day per week basis in accordance with the specifications set forth in EXHIBIT H attached hereto; provided, however, if Tenant's floor coverings or other improvements require special cleaning or care in excess of that provided for by Landlord in EXHIBIT H, Landlord will provide such additional cleaning or care only upon special agreement with Tenant; it being understood and agreed at Tenant's request that Landlord will not provide any janitorial service for Tenant's computer room or executive offices which are locked and not accessible for such service at any time. Any discernable reduction, as determined by Landlord, in janitorial expenses as a result of Landlord not providing for cleaning of Tenant's computer room and such locked offices shall be passed through to Tenant as reduction in Additional Rent. Tenant shall provide such janitorial services either by its own employees or by separate arrangement with Landlord's cleaning service. Tenant shall not be permitted to retain any third party janitorial service for the Premises.

            (e) On-site security equipment for the Building perimeter; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security equipment;

            (f) Electricity during normal operating hours as provided in EXHIBIT
D. Electricity for the Premises (other than electricity for the common areas and HVAC) will be separately metered, invoiced directly to Tenant by the utility provider, and paid for by the Tenant directly to the utility provider. If any electrical equipment requires air conditioning in excess of Building standard as reasonably determined by Landlord's engineer, the same shall be installed with applicable meters, at Tenant's expense and Tenant shall pay all operating costs relating thereto, including, without limitation, any additional maintenance, repairs and utilities related to such electrical equipment and above Building standard air conditioning equipment. In the event Landlord receives a special bulk rate from the utility company, Tenant shall receive the benefit of such bulk rate.

            (g) On-site management (i.e., building personnel located within one
(1) mile, of the Building) by an affiliate of the Patrinely Group, LLC, or by a third party selected by the Patrinely Group, as long as Landlord controls the Building;

            (h) Non-exclusive passenger elevator service to the Premises twenty-four (24) hours per day;

            (i) Maintenance and repair of the roof, exterior walls, load-bearing columns, foundation, floor slabs, and other structural components and base building components of the Project including but not limited to the following: mechanical, electrical and plumbing systems of the Project, common areas, public restrooms, restrooms on multi-tenant floors, parking area, and exterior lighting and landscaping of the Project;

            (j) Reasonably complete and prompt snow and ice removal for the Building and parking area (including salting of walks) during the operating hours of the Building.

            (k) In the event of deregulation of any utility services, Landlord will use reasonable efforts to obtain service from the lowest cost provider as long as that provider is deemed in Landlord's sole judgment to be reliable and capable of delivering such service.

      3.2. GOVERNMENTAL REGULATIONS. The obligations of Landlord to provide the Required Services shall be subject to governmental regulation thereof (i.e., rationing, temperature control, etc.) and any such regulation that impairs Landlord's ability to provide the Required Services as herein stipulated shall not constitute a default hereunder but rather providing the applicable Required Services to the extent allowed pursuant to such regulations shall be deemed to be full compliance with the obligations and agreements of Landlord hereunder.

      3.3. FAILURE TO PROVIDE REQUIRED SERVICES. To the extent any of the Required Services require electricity, gas and water supplied by public utilities or others, Landlord's covenants hereunder shall only impose on Landlord the obligation to use its good faith efforts to cause the applicable public utilities or other providers to furnish the same. Failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to failure of any public utility or other provider to furnish service to the Building, or any other cause beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor result in an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In the event of any failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to malfunction of any equipment or machinery, or any other cause within the reasonable control of Landlord, Tenant shall have no claim for rebate of Rent or damages on account thereof, provided that Landlord utilizes its commercially reasonable efforts to promptly repair said equipment or machinery and to restore said Required Services as soon thereafter as is reasonably practicable. Notwithstanding the previous sentence, in the event due to causes within the reasonable control of Landlord, the HVAC or electricity to the Premises is terminated or substantially reduced such that the Premises are rendered untenantable in the reasonable determination of Landlord and Tenant for seven (7) consecutive days, then Base Rent shall abate on a per diem basis until such services are restored in a manner reasonably consistent with the level of such HVAC or electrical services provided prior to the event giving rise to the abatement. In no event shall there be any abatement if the problem with the HVAC or the electrical services was caused in whole or in part by Tenant, its agents, employees, contractors, sublessees or licensees or if Tenant's sublessees or licensees are not entitled to rent abatement from Tenant.

      3.4. ADDITIONAL SERVICES. Tenant hereby acknowledges and agrees that Landlord is obligated to provide only the Required Services under this Lease, and that Landlord, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Landlord now or in the future under this Lease. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord's sole option, elect to provide additional services or amenities for the tenants of the Building from time to time, and hereby agrees that Landlord's discontinuance of any provision of any such additional services or amenities shall not constitute a default of Landlord under this Lease nor entitle Tenant to any abatement of or reduction in Rent.

      3.5. LANDLORD'S OBLIGATION. Subject to the provisions of this Lease and provided no Event of Default has occurred and is continuing hereunder, Landlord agrees (as an Operating Expense) to keep and maintain the Project in a manner and at levels reasonably consistent with other first-class office buildings of comparable age and size in the Princeton, New Jersey office market which obligation includes the common areas of the Building and Project and the structural portions of the Building, taking into consideration normal wear and tear. Furthermore, Landlord agrees to make reasonable efforts to give to Tenant reasonable advance notice (except in the event of any matter reasonably considered by Landlord to be an emergency) of any planned shutdowns of services materially affecting in Landlord's reasonable judgment, Tenant's use of the common areas or the Premises.

                                       4.

      4.1. CARE OF THE PREMISES.

            (a) Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises or the Building, and shall at its own cost and expense, maintain the Premises in good condition and repair. If Tenant fails to make required repairs or replacements to the Premises promptly, Landlord may, at its option upon three business (3) days prior written notice to the Tenant, except in the event of an emergency as determined in the sole discretion of Landlord, make such repairs or replacements, and Tenant shall repay the cost thereof plus a charge of fifteen percent (15%) to Landlord on demand. Tenant shall not undertake the repair or replacement of any damage or injury to the structural components of the Building or its mechanical, electrical or plumbing systems caused by Tenant, its agents, contractors, employees, invitees or visitors, but shall reimburse Landlord for all costs and expenses incurred in effecting any such repair or replacement, plus a charge of fifteen percent (15%).

            (b) Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Premises during the term of this Lease.

            (c) Upon termination of this Lease, by lapse of time or otherwise, Tenant shall, subject to the provisions of Section 5.2(c), deliver up the Premises to Landlord in as good condition as existed on the Commencement Date, ordinary wear and tear, casualty not caused by Tenant and condemnation only excepted. Upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Premises.

      4.2. ENTRY FOR REPAIRS AND INSPECTION. Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Premises at all reasonable hours and upon reasonable notice (except for entry after-hours for cleaning and in the case of emergency, in which events no notice shall be required) to inspect or clean the same, to make repairs, alterations or additions thereto, to show the same to prospective lenders or purchasers to determine whether Tenant is performing its obligations hereunder or for any other purpose as Landlord may deem necessary or desirable and, during the last twelve (12) months of the initial term (so long as Tenant has not exercised its option to renew the Lease) or any extension thereof, to show the same to prospective tenants. Notwithstanding the foregoing, the computer room(s) shall be entered only in the event of an emergency, or for a prospective purchaser or lender with the prior approval of Tenant (which approval shall not be unreasonably withheld), and provided a representative of Tenant shall have a right to be present. Landlord agrees to exercise reasonable good faith efforts
(i) to prosecute completion of any work within the Premises diligently, (ii) to minimize interference with Tenant's use, access, occupancy, safety and quiet enjoyment of the Premises, and (iii) to protect Tenant's property located in the Premises from damage. Entry to the Premises and the conduct of work therein by Landlord and its contractors, agents or representatives pursuant to this Section
4.2 shall not constitute a trespass or an eviction (constructive or otherwise) nor shall Tenant be entitled to any abatement or reduction of Rent or claim for damages for any injury to or interference with Tenant's business, loss of occupancy or quiet enjoyment or for any other consequential damages by reason thereof; provided, however, the Landlord shall be responsible for property damage resulting from wilful destruction or negligence in the performance of work done by Landlord and its contractors, agents or representatives pursuant to this Section 4.2.

      4.3. NUISANCE. Tenant shall conduct its business and control its agents, employees, invitees, contractors and visitors in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb any other tenant, or Landlord in its operation of the Building.

      4.4. LAWS AND REGULATIONS; RULES OF THE BUILDING. Tenant, at Tenant's expense, shall comply with, and Tenant shall cause its visitors, employees, contractors, agents and invitees to comply with (a) all laws, ordinances, orders, rules, regulations and other requirements of governmental authority which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Premises, whether now in force or hereafter enacted, and (b) all rules and regulations reasonably adopted and altered by Landlord from time to time for the use, care and cleanliness of the Building and for preservation of good order therein (the "Building Rules"), which Building Rules will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant, its employees, contractors, agents, invitees and visitors. The current Building Rules are attached hereto as EXHIBIT G and made a part hereof for all purposes. Notwithstanding anything stated in this Paragraph to the contrary, it shall be Landlord's responsibility to obtain the certificate of occupancy pursuant to the Work Letter attached as EXHIBIT D hereto.

      4.5. HAZARDOUS SUBSTANCES.

            (a) Landlord represents that the Project is not an "industrial establishment" as defined in ISRA and Landlord shall not conduct any operations that shall cause the Project on the Premises to be deemed an "industrial establishment." Landlord shall clean up and remediate, at its sole cost, any Hazardous Substance caused by it or its employees to be introduced to the Building or Project. Landlord has delivered to, and Tenant acknowledges receipt of, the Phase I Environmental Report dated September 1998, the Memorandum of Agreement for Non-Residential Property dated July 23, 1999, Deed Notice dated October 15, 1999 and No Further Action Letter and Covenant Not to Sue dated February 8, 2000 (collectively the "Reports"). To the best of Landlord's knowledge the Reports disclose all the Hazardous Substances on or in the Project as of the dates of such Reports and, to the best of Landlord's knowledge, it has disclosed all third-party reports or studies in its possession which disclose the existence of any other Hazardous Substances in or on the Project.

            (b) Landlord shall not permit other tenants in the Building, to cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Building or the Project except for small quantities customarily used in connection with general office uses. Landlord shall enforce the provisions of leases with other tenants in the Building to cause the tenants to clean up and remediate, at their sole cost, any Hazardous Substance caused by them, their agents, employees, contractors or invitees to be introduced to the Building or Project.

            (c) Except for small quantities of Hazardous Substances customarily used in connection with general office uses, Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Building, the Project or the Premises, by Tenant, Tenant's agents, employees, contractors or invitees without first obtaining Landlord's written consent, which may be given or withheld in Landlord's sole discretion. If any Hazardous Substances are used, stored, generated, or disposed of on or in the Building, the Project or the Premises, including those customarily used in connection with general office uses, or if the Building, the Project or the Premises, become contaminated in any manner or otherwise become affected by any storage, release or discharge of a Hazardous Substance caused by Tenant, Tenant's agents, employees, contractors or invitees, Tenant shall immediately notify Landlord of the release or discharge of a Hazardous Substance and Tenant shall indemnify, defend and hold harmless Landlord and its partners from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Project, the Building or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the term of this Lease, and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by federal, state or local agency or political subdivision or required by any Interest Holder. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises, the Building or the Project and the same results in any contamination, release or discharge, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises, the Building or the Project, to the conditions existing prior to the presence of any such Hazardous Substance on the Premises, the Building or the Project and in compliance with all applicable laws. Tenant shall first obtain Landlord's approval for any such remedial action and the approval of the contractors doing the work. Landlord shall have the right to do the work, at Tenant's sole cost and expense, if Landlord determines an emergency exists or if necessary to protect the health and safety of other tenants of the Project.

            (d) As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, infectious or corrosive and that is regulated by any local government, the State of New Jersey or the United States Government. "Hazardous Substance" includes, any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to federal, state or local governmental law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls, and petroleum.

            (e) Tenant's indemnification of Landlord under Section 4.5(c) hereof shall survive the expiration or termination of this Lease.

            (f) Landlord, with respect to Landlord's Work and any work performed by Landlord on a going forward basis, and Tenant, with respect to Tenant's Work and with respect to any work performed by or on behalf of Tenant at the Premises on a going forward basis, shall ensure that no Hazardous Substances (including without limitation, asbestos) are used in the construction of, or become present on, the Premises in a form or quantities that will present a health risk. In the event repairs and modifications have been necessitated by Tenant's breach of a covenant or obligation hereunder, the cost of such repairs and modifications shall be the sole responsibility of Tenant and shall be paid by Tenant to Landlord within thirty (30) days of receipt by Tenant of an invoice from Landlord for the cost of such repairs and modifications. Any repairs and modifications required as a result of a breach by Landlord of its responsibilities hereunder shall be at Landlord's sole cost.

      4.6. ISRA COMPLIANCE.

            (a) Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A., 13:1K-6, et seq., the regulations promulgated thereunder, and any amending and successor legislation and regulations (ISRA). Tenant shall, at Tenant's own expense, make all submissions to provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection or its successor ("Element") of the New Jersey Department of Environmental Protection or its successor (NJDEP).

            (b) Tenant's obligations under this paragraph shall arise if there is a closing of Tenant's operations, a transfer of Tenant's ownership or operations, or a change in Tenant's ownership at or affecting the Premises pursuant to ISRA.

            (c) Provided this Lease is not previously canceled or terminated by either party or by operation of law, Tenant shall commence its submission to the Element in anticipation of the end of the lease term, no later than one year prior to the expiration of the lease term.

            (d) For purposes of this paragraph, the term "Environmental Documents" shall mean all environmental documentation concerning the Premises or its environs, in the possession or under the control of Tenant, including without limitation all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analyses, conclusions, quality assurance/quality control documentation, correspondence to or from the Element or any other municipal, county, state or federal governmental authority, submissions to the Element or any other municipal, county, state, or federal governmental authority, and directives, orders, approvals, and disapprovals issued by the Element or any other municipal, county, state, or federal governmental authority. During the term of this Lease and subsequently promptly upon receipt by Tenant or Tenant's representatives, Tenant shall deliver to Landlord all Environmental Documents concerning or generated by or on behalf of Tenant with respect to the Premises, whether currently or hereafter existing.

            (e) Tenant shall notify Landlord in advance of all meetings scheduled between Tenant or Tenant's representatives and the NJDEP or any other environmental authority, and Landlord and Landlord's representatives shall have the right, without the obligation, to attend and participate in all such meetings.

            (f) Should the Element or any other division of the NJDEP or other governmental authority determine that a remedial action workplan be prepared and that remediation be undertaken because Tenant has caused fill materials, or hazardous or toxic substances, pollutants, or wastes exist, or have been spilled, discharged, or placed in, on, under, or about the Premises during the lease term, Tenant shall, at Tenant's own expense, promptly prepare and submit a remedial action workplan and establish a remediation funding source, which plan and funding source shall be satisfactory to Landlord, and shall promptly implement the approved remedial action workplan to the satisfaction of Landlord. In no event shall Tenant's remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction, or other institutional control notice pursuant to P.L. 1993, ch. 139, and notwithstanding the NJDEP's requirements, Tenant's remedial action shall meet the most stringent NJDEP remediation standards for soil, surface water, and groundwater. Promptly upon completion of all required investigatory and remedial activities, Tenant shall restore the affected areas of the Premises from any damage or condition caused by the work, including without limitation, closing, pursuant to law, any wells installed at the Project.

            (g) At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or the NJDEP for preparation of a non-applicability affidavit, de minimus quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or the NJDEP.

            (h) Should Tenant's operations at the Premises be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimus quantity exemption from the Element prior to termination of the lease term, and shall promptly provide Tenant's submission and the Element's exemption letter to Landlord. Should Tenant not be able to obtain a letter of non-applicability or a de minimus quantity exemption from the Element, then Tenant shall, at Landlord's option, hire a consultant satisfactory to Landlord to undertake sampling at the Premises sufficient to determine whether fill materials, or hazardous or toxic substances, pollutants, or wastes exist or have been spilled, discharged or placed in, on, under, or about the Premises during the lease term. Tenant's sampling shall also establish the integrity of all underground storage tanks at the Premises. Should the sampling reveal any spill, discharge, or placing of fill materials, or of hazardous or toxic substances, pollutants, or wastes, in, on, under, or about the Premises caused by Tenant, then Tenant shall, at Tenant's expense, prior to the expiration or earlier termination of the lease term, promptly remediate the Premises to the satisfaction of Landlord and the NJDEP. In no event shall Tenant's remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction, or other institutional control notice pursuant to P.L. 1993, ch. 139, and notwithstanding the NJDEP's requirements, Seller's remedial action shall meet the most stringent NJDEP remediation standards for soil, surface water, and groundwater.

            (i) If Tenant fails to obtain either (A) a non-applicability letter;
(B) a de minimus quantity exemption; (C) an unconditional approval of Tenant's negative declaration; or (D) a no further action letter with respect to Tenant's remedial action workplan (collectively referred to as "ISRA Clearance") from the Element; or fails to remediate the Premises pursuant to subparagraph (h), above, prior to the expiration or earlier termination of the lease term as to conditions caused by Tenant, then upon the expiration or earlier termination of the lease term Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance as to conditions caused by Tenant or fulfill the obligations set forth in subparagraph (h), above, as the case may be. If Landlord treats Tenant as a holdover tenant in possession of the Premises, then Tenant shall monthly pay to Landlord double the regular and additional monthly rent that Tenant would otherwise have paid, until such time as Tenant obtains ISRA Clearance or fulfills its obligations under subparagraph (h), above, as the case may be, and during the holdover period all of the terms of this Lease shall remain in full force and effect. Notwithstanding anything contained in this Section 4.6(i) to the contrary, if the failure to obtain ISRA clearance is not due to acts of the Tenant, the Tenant shall not be obligated to pay any additional rental if the Lease cannot be terminated due to such non-Tenant caused failure to obtain ISRA clearance.

            (j) Tenant represents and warrants to Landlord that Tenant intends to use the Premises as set forth in Section 1.5, which operations have the following Standard Industrial Classification (SIC) numbers as defined by the most recent edition of the Standard Industrial Classification Manual published by the Federal Executive Office of the President, Office of Management and
Budget: _____. Tenant's use of the Premises shall be restricted to the classifications set forth above unless Tenant obtains Landlord's prior written consent to any change in use of the Premises. Prior to the Commencement Date of Tenant's Lease term, Tenant shall supply to

Landlord an affidavit of an officer of Tenant ("Officer's Affidavit) setting forth Tenant's SIC numbers and a detailed description of the operations and processes Tenant shall undertake at the Premises, organized in the form of a narrative report including a description and quantification of hazardous or toxic substances, pollutants, and wastes to be generated, manufactured, refined, transported, treated, stored, handled, or disposed of at the Premises. Following commencement of the Lease term, Tenant shall notify Landlord by way of a supplemental Officer's Affidavit as to any changes in Tenant's operation, SIC numbers, or use, generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of hazardous or toxic substances, pollutants, and wastes. Tenant shall not commence or alter any operations at the Premises prior to (A) obtaining all required operating and discharge permits or approvals, including but not limited to air pollution control permits and water pollution discharge elimination system permits from the NJDEP, from all governmental or public authorities having jurisdiction over Tenant's operations or the Premises, and (B) providing a copy of the permits or approvals to Landlord.

            (k) Upon twenty-four hours notice, Tenant shall permit Landlord and Landlord's agents, servants and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the Premises for the purposes of environmental inspection and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Tenant shall not restrict access to any part of the Premises, and Tenant shall not impose any conditions to access. In the event that Landlord's environmental inspection shall include sampling and testing of the Premises, Landlord shall use its best efforts to avoid unreasonably interfering with Tenant's use of the Premises and, on completion of sampling and testing, shall, to the extent reasonably practicable, repair and restore the affected areas of the Premises from any damage caused by the sampling and testing.

            (l) Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation, counsel, engineering and other professional or expert fees, which Landlord may incur resulting directly and wholly from Tenant's or Tenant's agents' or employees' action or non-action with regard to Tenant's obligations under this Section.

            (m) This Section shall survive the expiration or earlier termination of this Lease. Tenant's failure to abide by the terms of this Section shall be restrainable by injunction.

            (n) Landlord shall cooperate with Tenant in regard to Tenant's compliance with ISRA requirements to the extent Landlord's cooperation is reasonably necessary.

            (o) Tenant shall cooperate with Landlord in regard to compliance by Landlord or another tenant of the Building with ISRA requirements to the extent Tenant's cooperation is reasonably necessary.

            (p) The Landlord shall indemnify the Tenant under Sections 4.5 and
4.6 hereof for the failure of the Landlord to comply with Sections 4.5 and 4.6 hereof, including ISRA compliance and the use of Hazardous Substances at the Project. In addition, the Landlord's indemnification under this subsection shall survive the expiration or termination of the Lease.

                                       5.

      5.1 CONDITION OF THE PREMISES AND THE PROJECT.

            (a) The Premises shall be delivered to Tenant, and Tenant shall accept same, with the improvements to be provided by Landlord as provided in EXHIBIT D. As used in this Lease, the term "Leasehold Improvements" means any and all improvements and tenant finish existing in the Premises as of the Commencement Date including Tenant's Work as set forth and described in EXHIBIT D, as well as any and all Premises Alterations (as hereinafter defined) and subsequent improvements made to the Premises during the term of this Lease.

            (b) Tenant acknowledges that no representations as to the condition of the Premises or the Project, nor promises to alter, remodel or improve the Premises or the Project, have been made by Landlord, except as are expressly set forth in this Lease.

      5.2 ALTERATIONS TO THE PREMISES OTHER THAN WORK PURSUANT TO EXHIBIT D.

            (a) Without first obtaining Landlord's written approval of Tenant's contractors and the plans and specifications therefor, which approval shall not be unreasonably withheld with regard to non-structural alterations, Tenant shall not make or allow to be made any alterations, physical additions or other Leasehold Improvements (including fixtures) in or to the Premises (such alterations, additions and other Leasehold Improvements being herein called "Premises Alterations"); or place safes, vaults, file systems or other heavy furniture or equipment within the Premises in excess of a weight of eighty (80) pounds per square foot. Advance written approval shall not be required for the non-structural installation of telephones, telegraph equipment, or electrical devices and attachments. To the extent the Building Rules (EXHIBIT G) require

Landlord's consent to positioning of safes, files, filing systems and other heavy equipment, such consent shall not unreasonably be withheld. If such approval is given, prior to commencement of construction Tenant shall deliver to Landlord all building permits required for such construction, a certificate of insurance from Tenant's contractors confirming the existence of all insurance reasonably required by Landlord and a copy of the executed construction contract covering such Premises Alterations. Landlord's approval, if given, shall create no responsibility or liability on the part of Landlord for, or warranty by Landlord with respect to, the completeness or design sufficiency or compliance with any laws, ordinances, orders, rules, regulations or other requirements of governmental authority applicable thereto. Tenant shall pay to Landlord, upon demand, a fee to reasonably compensate Landlord for the actual cost of review and monitoring the construction of such Premises Alterations. Tenant shall deliver to Landlord a copy of the "as-built" plans and specifications for all Premises Alterations on a diskette in AutoCAD or compatible format.

            (b) With respect to all Premises Alterations, Tenant shall have sole responsibility for payment of, and shall pay, such contractors. Tenant shall have sole responsibility for coordinating, and shall coordinate, the work to be supplied or performed by such contractors, both among themselves and with any contractors selected by the Landlord. Each such contractor shall perform its work in a good and workmanlike manner and shall not interfere with or hinder the Landlord or any other contractor in any manner. With respect to all Premises Alterations, there shall be no labor dispute of any nature whatsoever involving any such contractor or any workmen of such contractor or the unions of which they are members; and if such a labor dispute exists or comes into existence the Tenant shall forthwith, at the Tenant's sole cost and expense, remove all such contractors and their workmen from the Premises, from the Building, and from the Project. During any Premises Alterations, Tenant shall have the sole responsibility for the security of the Premises and all contractors' materials equipment and work, regardless of whether their work is in progress or completed.

            (c) All items of Tenant's Work, Premises Alterations and Leasehold Improvements whether or not the cost is covered by the Allowance, as defined in EXHIBIT D (other than Tenant's trade fixtures) shall immediately become the property of Landlord and shall be surrendered to Landlord with the Premises as part thereof at the end of the Lease term; provided, however, that if at the time the Working Drawings are approved or Landlord's consent is obtained to any Premises Alterations, Landlord requests Tenant to remove any such items installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the expiration of the Lease term, or shall reimburse Landlord for the cost of such removal, as elected by landlord. It is understood and agree that

Tenant shall be obligated without further request to remove at its cost and expense all of Tenant's cable installed in Tenant's computer room or elsewhere in the Premises as well as the raised floor in Tenant's computer room. Tenant shall remove all of Tenant's personal property from the Premises on or before the expiration of the Lease term except as provided in this Section 5.2(c) as to Premises Alterations. Any personal property belonging to Tenant or to any other person or entity which is left in the Premises after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

            (d) Tenant shall indemnify and hold harmless Landlord from and against all costs (including reasonable attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any Premises Alterations, including but not limited to any mechanics' or materialmen's liens asserted in connection therewith. The Tenant shall not permit or suffer the filing of any mechanic's notice of intention or other lien or prospective lien by any contractor or subcontractor with respect to the Building or the Land or any interest therein. Should any mechanics' or other liens be filed against any portion of the Building and/or the Land or any interest therein by reason of Tenant's acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record or provide such payment bond(s) from a reputable, financially sound institutional surety as will in the reasonable opinion of the Landlord, or any Interest Holder (as that term is defined in Section 11.1) be adequate to assure the complete discharge and release thereof within fifteen
(15) days after written notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, or provide said bond(s) within said fifteen (15) day period, which failure shall be deemed to be a default hereunder, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the lien or liens and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all actual costs incurred in canceling or discharging such lien or liens. Tenant's indemnification of Landlord under this paragraph shall survive the expiration or termination of this Lease.

      5.3 ALTERATIONS TO THE BUILDING. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its reasonable discretion to (a) temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, skywalks, tunnels, doorways or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenant's access to the Premises or otherwise unreasonably or materially impair Tenant's use of the Premises, and (b) improve, remodel or otherwise alter any of the Building, and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant in writing within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 5.3. Any diminution or obstruction of light, air or view by any structure which is now or may hereafter be constructed on lands adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to any construction work in or around the Building shall in no way affect this Lease or impose any liability on Landlord.

      5.4 ACCESS CARDS. Landlord shall furnish Tenant with one hundred twenty-five (125) security access cards for the Building. Tenant shall be permitted to install and utilize, at its sole cost, within the Premises door control access devices complimentary to the access system utilized in the Building and to install locks on doors entering or within the Premises provided Tenant supplies Landlord and property management with copies of keys to all such locks. Access cards will be furnished by Landlord at Tenant's sole cost and expense. Upon termination of this Lease, Tenant shall surrender to Landlord all access cards and keys to any locks on doors entering or within the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises. Tenant shall not permit any unauthorized use of the access cards. If Tenant loses any access card, all costs and expenses incurred by Landlord to adjust the access system due to such loss or to replace the card shall be paid by Tenant. Upon the termination of any employee's employment with Tenant, Tenant shall immediately notify Landlord and the Building's property manager if such employee did not return his access card prior to his or her departure. If the employee did not, then Landlord shall, upon notice from Tenant, immediately adjust the access system, at Tenant's sole cost and expense. Notwithstanding the above, at the time any access card is lost, or at any time an employee is terminated, Tenant may elect not to adjust the access system, provided Tenant in either case waives and releases Landlord, its agents, employees and property manager from all claims and expenses of any kind or nature known or unknown arising directly or indirectly in whole or in part from such loss of the access card and agrees to indemnify and hold all such parties harmless from all such claims and expenses including reasonable attorneys' fees and costs.

      5.5 GRAPHICS, BUILDING DIRECTORY AND NAME.

      No signs, numerals, letters or other graphics shall be used or permitted on the exterior of the Premises, or which may be visible from outside the Premises, unless approved in advance and in writing by Landlord. Tenant shall be permitted at Tenant's own cost and expense, to install appropriate signage on walls adjacent to or on the entrance doors to the Premises, subject to Landlord's reasonable approval. Maintenance, repair, restoration and removal of any such interior signage shall also be at Tenant's sole cost and expense. All signage will be designed using the Building's standard graphics and shall be subject to all applicable codes and regulations and any development regulations established for the Building. So long as Tenant occupies at least one entire floor of the Building and Tenant is the largest tenant in the Building, Tenant will be permitted exclusive signage on a monument sign adjacent to Route 1. In addition, Tenant will be permitted signage on a monument at the entrance to the Project from College Road West and on a monument in front of the Building. The design, construction, installation, maintenance and any removal of any such monument signage shall be at the sole cost and expense of Tenant. The initial cost can be paid out of Tenant's Allowance. All monument signage will be subject to Princeton Forrestal Center's design and development criteria and the Restrictive Covenant Declaration for Village South and receipt of all required approvals from Princeton and Plainsboro Township.

      Landlord, at its sole cost and expense, shall include a listing of Tenant's name on the Building's directory. Tenant shall be permitted its proportionate share of total lineage on the Building directory board or directory monitor.

                                       6.

      6.1 CONDEMNATION.

            (a) In the event of a taking or damage related to the exercise of the power of eminent domain, by any agency, authority, public utility, person, corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (a "Taking") of (i) the entire Premises, (ii) so much of the Premises (but not less than 75%) as to prevent or substantially impair its use by Tenant during the term of this Lease, or (iii) portions of the Building or Project (but not less than 75%) required for reasonable access to, or reasonable use of, the Premises (a "Total Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date upon which title to the property taken passes to and vests in the condemner or the effective date of any order for possession if issued prior to the date title vests in the condemner ("Date of Taking").

            (b) In the event of a Taking of only a part of the Premises or of a part of the Project which does not constitute a Total Taking during the term of this Lease (a "Partial Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property taken shall cease and terminate as of the Date of Taking, and an adjustment to the Rent shall be made based upon the reduced area of the Premises.

            (c) In the event of a Taking of a material portion of the Building (other than the Premises) such that, in Landlord's reasonable opinion, the Building cannot be restored in a manner that makes its continued operation practically or economically feasible, Landlord may terminate this Lease by giving notice to Tenant within ninety (90) days after the date notice of such Taking is received by Landlord, provided Landlord terminates all other tenants in the Building.

            (d) If this Lease is terminated pursuant to this Section 6.1, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other sums due and owing to Tenant (less any then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

            (e) If this Lease is not terminated as provided for in this Section 6.1, Landlord at its expense shall promptly repair and restore the Building, Project and/or the Premises to approximately the same condition that existed immediately prior to the Date of Taking, wear and tear only excepted (and Landlord shall have no obligation to repair or restore Tenant's improvements to the Premises or Tenant's property), except for the part taken, so as to render the Building or Project as complete an architectural unit as practical, but only to the extent of the condemnation award received by Landlord for the damage.

            (f) Landlord reserves all rights to damages and awards paid because of any Partial or Total Taking of the Premises or the Project. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. Notwithstanding the above, Tenant may pursue a separate claim against the condemning authority for the value of Tenant's moving expenses, business interruption and dislocation damages, Tenant's property and trade fixtures and any other award that would not reduce the award payable to Landlord.

      6.2. DAMAGES FROM CERTAIN CAUSES. Unless any action of Landlord constitutes recklessness, gross negligence or willful misconduct, Landlord shall not be liable or responsible to Tenant for (i) any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Landlord's control, or
(ii) any damage or inconvenience which may arise through repair or alteration of any part of the Building made necessary by virtue of any such cause. The terms and provisions of this Section 6.2 shall survive the expiration or termination of this Lease.

      6.3. CASUALTY.

            (a) If at any time during the term of this Lease, including any extension or renewal thereof, the Building is damaged by fire or other casualty, then, unless this Lease is terminated by Landlord or Tenant as hereinafter provided, Landlord shall be obligated to promptly commence, and thereafter prosecute with due diligence, the reconstruction, restoration and repair of the Building and the Premises to a condition substantially equivalent to that existing immediately prior to the casualty. If the damage renders the Premises inaccessible or untenantable in whole or in part, the Rent provided for herein shall abate thereafter as to the portion of the Premises so effected until such time as same is accessible and restored to a tenantable condition.

            (b) If (i) the Building is damaged to an extent that Landlord's good faith estimate of the cost of reconstruction, restoration and repair thereof exceeds sixty percent (60%) of the replacement cost of the Premises, (ii) the reconstruction, restoration and repair of the Premises or the Building cannot with reasonable diligence be completed within one hundred eighty (180) days after the casualty, or (iii) the casualty occurs during the last twelve (12) calendar months of the term of this Lease, then in any such event Landlord shall have the right, exercisable by written notice given to Tenant at any time within thirty (30) days after the occurrence of the casualty, to elect not to reconstruct, restore or repair the Premises, and in such event this Lease shall be terminated in all respects effective as of the date of the casualty, all Rent shall be prorated to the date of the casualty, and the parties hereto shall be released from any obligations thereafter accruing under this Lease (except as otherwise provided herein). If Landlord does not complete such repair within two hundred and seventy (270) days of the date of casualty (which date shall be extended by any delay in reconstruction caused or contributed to by Tenant), then Tenant may terminate this Lease upon ten (10) days prior notice to Landlord received prior to the date of completion.

            (c) Notwithstanding anything contained in this Section 6.3, in no event shall Landlord be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Landlord from the proceeds of the property insurance required to be carried by Landlord under
Section 7.1 hereof, plus the amount of any deductible. Landlord shall notify Tenant within 120 days of a casualty whether it has received or expects to receive insurance proceeds sufficient to reconstruct, restore and repair the Building. Provided, however, the preceding sentence does not give Tenant a separate right to terminate the Lease if on the 120th day Landlord has received or still expects to receive sufficient insurance but has simply failed to notify Tenant, or if Tenant believes such insurance is insufficient to reconstruct, restore and repair the Building.

            (d) In addition to Tenant's right to terminate set forth in subsection 6.3(b) above, Landlord agrees to notify Tenant within thirty (30) days of the date of the casualty of Landlord's good faith estimate as to whether the repair of the Premises can be completed in 180 days or less. If it cannot be completed in 180 days or less, then (provided Landlord has not elected to terminate the Lease) Tenant may upon written notice to Landlord (received by Landlord within thirty (30) days of receipt of such good faith estimate from Landlord) elect to terminate this Lease, which election shall be effective as of the date of receipt of such notice by Landlord. In no event shall Tenant have the right to holdover for more than thirty (30) days without the express written consent of Landlord. If Tenant does not elect to terminate in accordance with the above, time being of the essence, the provisions of subsection 6.3(b) shall apply; however, the periods in which Landlord is obligated to complete repairs shall commence on the earlier of Landlord's receipt of written notice to proceed with repair from Tenant or expiration of the Tenant's thirty (30) day period for election to terminate.

                                       7.

      7.1. PROPERTY INSURANCE. Landlord shall maintain "all risk" property insurance on the Building including all Tenant's Work, Premises Alterations and all Building Standard Improvements equal to full replacement value. Landlord may also maintain such other additional insurance as is customary for a landlord to maintain or as may be required by Landlord's lender, including, but not limited to environmental/pollution insurance, rental abatement insurance and personal property insurance. There currently is in place an umbrella pollution insurance policy covering the Project for a three-year period at a total premium of $20,562.00. Such policy covers the Project and the building and land adjacent to the Project, consisting of a total of approximately 24 acres. Said insurance shall be maintained with an insurance company authorized to do business in New Jersey, in amounts desired by Landlord and at the expense of Landlord (but with the same to be included in Operating Expenses) and payments for losses thereunder shall be made solely to Landlord. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations within or contents of the Premises or because the improvements to the Premises are beyond the Building Allowance set forth in EXHIBIT D, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence). Tenant shall maintain at its expense "all risk" property insurance with vandalism, malicious mischief and sprinkler leakage endorsements on all of its personal property, including removable trade fixtures, and any Satellite Dish, defined in EXHIBIT L, located in or on the Premises and not required to be insured by Landlord above, such coverage to be for an amount not less than the full replacement cost of such insured items. All such insurance required to be maintained by Tenant and shall provide that it shall not be cancellable, nor shall the coverage thereunder be reduced, without at least thirty (30) days advance written notice to Landlord. Tenant shall deliver copies of such policies to Landlord, or certificates of insurance in a form satisfactory to Landlord, within ten (10) days after any request therefor.

      7.2. LIABILITY INSURANCE. Tenant shall at its expense, maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon a solvent insurance company, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $2,000,000 combined single limit for personal injury or death in any one occurrence. All such insurance required to be maintained by Tenant shall name Landlord and any Interest Holder as an additional insured thereunder and shall provide that it shall not be cancellable, nor shall the coverage thereunder be reduced, without at least thirty (30) days advance written notice to Landlord. In addition, such insurance policies to be maintained by Tenant shall have deductible amounts or self-insured retention not greater than $100,000. Tenant shall deliver copies of such policies to Landlord or certificates of insurance in a form satisfactory to Landlord (as directed by Landlord) within ten (10) days after any request therefor.

      7.3. HOLD HARMLESS; MUTUAL INDEMNITY.

            (a) Tenant releases Landlord from all liability for any bodily injury or property damage occurring in the Premises, and agrees to protect, defend, indemnify and hold Landlord harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorneys' fees and costs of suit) arising out of or in connection with any such bodily injury or property damage, except to the extent that such injury or damage is attributable to any breach of this Lease by Landlord or the negligence or willful misconduct of Landlord, its agents, servants, employees or contractors, or except to the extent Landlord may be liable under Section 6.2 of the Lease. Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorneys' fees and costs of suit) arising out of or in connection with any bodily injury or property damage occurring in the Premises, to the extent that such injury or damage is attributable to any breach of this Lease by Landlord or the negligence or willful misconduct of Landlord, its agents, servants, employees or contractors, or except to the extent Landlord may be liable under Section 6.2 of the Lease.

            (b) Landlord releases Tenant from all liability for any bodily injury or property damage occurring in any area of the Building other than the Premises and Landlord agrees to indemnify and hold Tenant harmless from and against all claims for such bodily injury or property damage, except to the extent that such injury or damage is attributable to any breach of this Lease by Tenant or the negligence or willful misconduct of Tenant, its agents, servants, employees, contractors, customers or invitees. Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorneys' fees and costs of suit) arising out of or in connection with any bodily injury or property damage occurring in any area of the Building other than the Premises, to the extent that such injury or damage is attributable to any breach of this Lease by Tenant or the negligence or willful misconduct of the Tenant, its agents, servants, employees, contractors, customers or invitees.

      7.4. WAIVER OF CLAIMS AND RECOVERY RIGHTS. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representatives, assigns and insurers, hereby (a) waives any and all rights of recovery, claims, actions or causes of action against the other and its respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees for any loss or damage that may occur to the Premises or other portion of the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is required to be insured against under the terms of the insurance policies referred to in Section 7.1 hereof, regardless of cause or origin, including negligence of the other party hereto or its respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees, and (b) covenants that no insurer shall hold any right of subrogation against such other party; provided, however, the waiver set forth in this Section 7.4 shall not apply to any deductibles on insurance policies carried by Landlord or Tenant or to any coinsurance penalty which Landlord or Tenant might sustain. If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each shall notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

                                       8.

      8.1 DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Lease:

            (a) Tenant shall fail to pay any sum of Rent when due, and such failure shall continue for ten (10) days after such due date provided; however, that Landlord agrees that Landlord shall, prior to exercising any remedies for nonpayment set forth in Section 8.2 hereunder, provide Tenant with written notice of nonpayment on the first occasion of nonpayment during any consecutive twelve month period and Tenant shall not be in default if it cures such nonpayment within ten (10) days of receipt of such notice. Once given by Landlord on the one occasion, Landlord shall have no further obligation to give written notice with respect to such default or any subsequent monetary default during such twelve month period;

            (b) Tenant shall fail to execute and acknowledge or otherwise respond in good faith and in writing within ten (10) days after submission to Tenant of a request for confirmation of the subordination of this Lease pursuant to Section 11.1(a), confirmation of the subordination of a mortgage or deed of trust lien to this Lease pursuant to Section 11.1(b) or an estoppel certificate pursuant to Section 11.2;

            (c) Tenant shall fail in the performance of any of the other covenants or conditions not included in subparagraphs (a) and (b) of this
Section 8.1 which Tenant is required to observe and to perform under this Lease and such failure shall continue for thirty (30) days after written notice to Tenant; unless such failure materially and adversely affects the Building or the operation thereof or other tenants or violates law and in such event Tenant fails to cure same within ten (10) days of receipt of written notice; however, if the failure requires performance of any obligation that cannot be fully performed within such thirty (30) day period then Tenant shall not be in default hereof if it commences to cure such failure within such thirty (30) day period and diligently prosecutes completion of such cure;

            (d) the interest of Tenant under this Lease shall be levied on under execution or other legal process; any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, or to reorganize or modify Tenant's capital structure; provided, however, in the event such petition or proceeding is involuntary, Tenant shall have sixty (60) days after its commencement to have such petition or proceeding dismissed; Tenant is declared insolvent according to law; any assignment of Tenant's property shall be made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property and such levy, execution, legal process, petition, declaration, assignment or appointment is not removed or vacated within thirty (30) days from the date of its creation, service or filing;

            (e) Tenant shall fail to occupy the Premises within thirty (30) days following the Commencement Date, or shall vacate or abandon the Premises for a period of thirty (30) or more continuous days at any time during the term of this Lease or any renewals or extensions thereof, and shall fail to perform its other obligations under this Lease; or

            (f) Tenant, if a corporation, shall cease to exist as a corporation in good standing in the state of its incorporation, or Tenant, if a partnership or other entity, shall be dissolved or otherwise liquidated except as otherwise permitted in Section 9.1(f) of this Lease.

      8.2 REMEDIES. Upon the occurrence of any Event of Default, at Landlord's option, Landlord may (without further notice or grace) exercise any one or more of the following remedies, in addition to all other rights and remedies provided at law or in equity:

            (a) Terminate this Lease and immediately repossess the Premises by forcible entry and detainer suit or otherwise, in accordance with applicable law, and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises (including reasonable legal fees and costs of suit), (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the Default Rate which shall be equal to the Prime Rate as defined in Section 2.3(e), (iii) the balance of the Stated Rentals for the remainder of the term of this Lease, less the fair market rental value of the Premises for said period, taking into account the period of time during which the Premises is likely to remain vacant until a new tenant commences payment of rental and the reasonably anticipated out-of-pocket expenses to be incurred by Landlord to relet the Premises (such as the cost of preparation of the Premises, leasing commissions and reasonable legal fees associated with occupancy by a new tenant), and (iv) any other sum of money and damages owed by Tenant to Landlord under the terms of this Lease. The provisions of this paragraph shall survive the expiration or termination of this Lease. For the purpose of calculating

Landlord's damages under clause (iii) of this paragraph, Tenant covenants and agrees that:

                  (i) it shall be assumed that the Additional Rental for the calendar year in which this Lease is terminated would be equal to the Additional Rental for the last full calendar year prior to termination, increased at a rate equal to the average rate of increase (if any) of Operating Expenses for the three (3) full calendar years preceding the calendar year of termination (the "Escalation Rate"), and that the Additional Rental for each year thereafter for the remainder of the term would be equal to the Additional Rental for the preceding calendar year (calculated in the same manner as for the year of termination), increased at the Escalation Rate; and

                  (ii) Landlord may rely upon the average of the determinations of the fair market rental value of the Premises for the remainder of the term of this Lease made independently and in writing by three (3) reputable real estate brokers active in the leasing of office space comparable to the Premises in the Princeton, New Jersey area office market selected by Landlord. Provided, however, Landlord shall not select a broker that is currently engaged by Landlord in the Princeton market, Tenant shall have no right to dispute the value so calculated.

            (b) Terminate Tenant's right of possession (but not this Lease) and immediately repossess the Premises by forcible entry and detainer suit or otherwise, in accordance with applicable law, without thereby releasing Tenant from any liability hereunder and without terminating this Lease, and shall be entitled to recover forthwith as damages a sum of money equal to the total of
(i) the cost of recovering the Premises (including reasonable legal fees and costs of suit), (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the Default Rate, and (iii) any other sum of money and damages then owed by Tenant to Landlord under the terms of this Lease. In addition, Tenant shall remain liable for the payment of all Stated Rentals as same become due under the terms of this Lease. After regaining possession of the Premises under this Section 8.3(b), Landlord shall use commercially reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole, good faith judgment deems acceptable, and if the Premises are so relet, Tenant shall receive credit against the sums otherwise payable to Landlord hereunder only for the amount of the Net Reletting Income (as hereinafter defined). For the purpose of such reletting Landlord shall be authorized but not obligated to decorate or to make any repairs, changes, alterations or additions in or to Premises as may be reasonably necessary or desirable. Landlord reserves the right, however (x) to lease any other space available in the Building prior to offering the Premises for lease, (y) to refuse to lease the Premises to any potential tenant that does not meet

Landlord's standards and criteria for leasing other comparable space in the Building (including, without limitation, rental rates), and (z) to reconfigure the Premises and lease only portions thereof or lease all or part of the Premises in combination with other space. Any payments due Landlord under this
Section 8.3(b) shall be made upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 8.3(b) from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall any reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. As used above, the term "Net Reletting Income" means the amount of all rentals actually received by Landlord in respect of a reletting of the Premises during the term of this Lease, less all the actual costs and expenses incurred by Landlord in connection with such reletting, including, without limitation, leasing commissions, demolition of existing improvements and installation of new improvements and/or the allowances provided therefor, and legal fees.

            (c) Enter upon the Premises by use of a master key, a duplicate key or other peaceable means, and alter the door locks on all entry doors of the Premises, thereby excluding Tenant and its officers, principals, agents, employees, contractors, representatives and invitees. If Landlord elects to so exclude Tenant from the Premises without terminating this Lease or Tenant's right to possession of the Premises pursuant to the provisions of this Lease, then Landlord shall be obligated to provide Tenant a key to re-enter the Premises only upon payment in full of all delinquent Rent and other amounts due under this Lease and the curing of all other defaults, if any. If this Lease or Tenant's right of possession of the Premises is terminated, Landlord shall have no obligation to provide Tenant a key to re-enter the Premises, but Landlord will, during Landlord's regular business hours, at Landlord's convenience and upon written request by Tenant, escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant's employees and any property of Tenant.

            (d) If Landlord terminates this Lease or Tenant's right to possession (without terminating the Lease), Landlord shall use commercially reasonable efforts to mitigate Landlord's damages by re-letting the Premises following Tenant's vacancy thereof, but in doing so, Tenant agrees that Landlord shall not be required to (i) give preference to re-letting the Premises prior to leasing other space that Landlord has available, i.e., any prospective tenant's space requirements will dictate Landlord's leasing activities, (ii) expend any sums to so re-let or (iii) re-let at rental rates less than rental rates then being offered to new tenants of the Building. Landlord shall not be liable for nor shall Tenant's obligation hereunder be diminished because of Landlord's failure to relet the Premises or collect any rentals due in respect of such reletting.

      8.3 LANDLORD'S RIGHT TO CURE DEFAULTS. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Stated Rentals, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days, or such longer period elsewhere provided, after notice thereof by Landlord, then Landlord may, but shall in no event be obligated to, make any such payment or perform any such act on Tenant's account, and such cure by Landlord shall not be deemed a waiver by Landlord of any of its other remedies or a release of Tenant from any obligations hereunder. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed additional rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent hereunder.

      8.4 NON-WAIVER. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

      8.5 HOLDING OVER. If Tenant continues in occupancy of the Premises after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as Rent for the holdover period (pro rated on a daily basis) an amount equal to one hundred fifty (150%) percent of the Stated Rentals payable immediately prior to the expiration or termination. No holding over by Tenant after the term of this Lease without the written consent of Landlord shall be construed to extend the term hereof. Any holding over with the written consent of Landlord shall constitute this a tenancy at sufferance relationship between Landlord and Tenant, unless specifically stated otherwise in such consent. The provisions of this paragraph shall survive the expiration or termination of this Lease.

      8.6 LANDLORD'S DEFAULT. Landlord shall not be deemed in default hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity and Landlord shall thereupon have thirty (30) days in which to cure any default unless such default cannot reasonably be cured within such period wherein Landlord shall not be in default if it commences to cure the default within the thirty (30) day period and diligently pursues completion of same. If Landlord disputes the existence of such default, Landlord's commencement to cure any alleged default shall not be an admission by Landlord that it is in default, nor shall anything herein abrogate or diminish Tenant's obligation to mitigate its damages. In the event of any default by Landlord, Tenant agrees that its exclusive remedy shall be an action for damages, except that Tenant shall have the right to bring an action for specific performance if Tenant is not in default.

                                       9.

      9.1 ASSIGNMENT OR SUBLEASE BY TENANT.

            (a) Tenant shall not assign this Lease, sublet all or any part of the Premises or allow the Premises to be used or occupied by others (any such event being referred to herein as a "Transfer"), or mortgage or otherwise encumber its leasehold estate under this Lease or its property within the Premises, without Landlord's prior written consent, which consent shall not to be unreasonably withheld, conditioned or delayed.

            (b) Tenant shall give Landlord at least thirty (30) days advance written notice of any proposed Transfer, stating the anticipated terms thereof. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects to either
(i) terminate this Lease as to the space so affected, in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date, or (ii) consent to the proposed Transfer, subject to Landlord's subsequent written approval of the proposed transferee. Notwithstanding the foregoing, Landlord will not have a right of re-capture if Tenant continues to occupy more than fifty (50%) percent of the Premises.

            (c) Tenant agrees that it will be reasonable for Landlord to withhold its consent to a proposed Transfer if any one of the following is true,
(i) Tenant is then in default under the Lease beyond any applicable notice and cure period, (ii) the nature and character of the proposed transferee, its business activities or its intended use of the Premises are not consistent with the standards of the Building in Landlord's sole judgment, (iii) the proposed transferee (including any "Affiliate" as defined in Paragraph (f), below) has a net worth less than that of Tenant on the anticipated date of such proposed Transfer, (iv) the proposed occupancy would impose an extra burden upon the Building systems or Landlord's ability to provide services to the other tenants of the Buildings, (v) the granting of such consent would constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound, including, without limitation, any exclusives previously granted to other tenants of the Project as of the date of this Lease and any restrictions on leasing contained in any other leases of space in the Building, which Tenant has written notice of prior to any approved assignment or sublease, or (vi) the proposed transferee is then a tenant in the Building (unless Landlord has no available space for such tenant's expansion) or has executed a document to become a tenant in a Building.

            (d) If Landlord consents to a Transfer, Tenant agrees that one-half of all Rent amounts payable to Tenant in respect of the Transfer (net of the costs incurred by Tenant with respect to such Transfer) in excess of the Stated Rentals for the Premises or the portion thereof subject to the Transfer shall be paid to Landlord as additional rental hereunder immediately upon Tenant's receipt thereof. Tenant acknowledges and agrees that, notwithstanding Landlord's consent to any Transfer, Tenant shall remain directly and primarily liable for the performance of all the obligations of Tenant hereunder except as set forth in Section 9.1(b)(i) (including, without limitation, the obligation to pay all Stated Rentals). The consent by Landlord to any Transfer shall not be deemed in any manner to be a consent to a use not permitted under Section 1.5(a). Any consent by Landlord to a particular Transfer shall not constitute Landlord's consent to any other or subsequent Transfer.

            (e) For purposes of this Section 9.1, if Tenant is a corporation, partnership or limited liability company, the shares or interests of which at the time of execution of this Lease or during the term hereof are or shall be held by fewer than one hundred (100) persons, and if at any time during the term of this Lease a majority or controlling amount of shares or interests shall be transferred other than by bequest, inheritance, inter vivos gift or transfer in trust, or to an Affiliated Entity as provided in Paragraph (f) below, without the prior written consent of Landlord, then such transfer of shares or interests shall be deemed to be an assignment of this Lease.

            (f) Notwithstanding Sections 9.1(b) and (e) above, and provided no Event of Default has occurred and has not been cured within any applicable cure period under this Lease, Tenant may effect a Transfer to any Affiliated Entity without Landlord's prior consent provided Tenant delivers to Landlord a copy of the executed Transfer documents on a Landlord approved form within thirty (30) days after such Transfer. Tenant or successor Affiliated Entity, as applicable, shall not be released of any of its liabilities and obligations under this Lease including any such liabilities or obligations related to the Transfer. For purposes hereof, "Affiliated Entity" shall mean an entity which has a net worth equal to or greater than Tenant on the date of the Transfer and which (i) controls, is controlled by, or is in common control with Tenant; or (ii) results from the merger or consolidation with Tenant; or (iii) acquires all or substantially all of the assets of, interest in or stock of Tenant; or (iv) is a successor to Tenant by name change or a change of the state of incorporation.

            (g) Notwithstanding Sections 9.1(b) and (e) above, and provided no Event of Default has occurred and has not been cured within any applicable cure period under this Lease, Tenant may effect a Transfer in the following instances without Landlord's prior consent provided Tenant delivers to Landlord a copy of the executed Transfer documents on a Landlord approved form within thirty (30) days after such Transfer: (i) in the event Tenant becomes a public company; or
(ii) in the event Tenant is involved in a merger, exchange or other transaction in which Tenant is not the surviving entity and the transferee has a net worth of at least $100 million on the date of the Transfer.

            (h) Tenant agrees to pay Landlord's reasonable attorneys' fees and costs if any subletting or assignment is not on Landlord's approved form.

      9.2 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign its rights and obligations hereunder to any person or entity acquiring ownership of the Project, and in such event and upon such transfer (any such person or entity to have the benefit of, and be subject to, the provisions of Section 10.1 and 10.2 hereof) no further liability or obligation shall thereafter accrue against Landlord hereunder, provided such transferee or assignee assumes full responsibility for Tenant's security deposit described in
Section 2.4 hereof.

                                       10.

      10.1 PEACEFUL ENJOYMENT. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Premises from those parties claiming possession or rights to the Premises by or through Landlord, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

      10.2 LIMITATION OF LANDLORD'S PERSONAL LIABILITY. Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, it being agreed that Landlord, its managers, members, partners, officers, directors and employees shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

      10.3 LIMITATION OF INTEREST HOLDER'S PERSONAL LIABILITY. If an Interest Holder shall succeed to the interest of Landlord, the Interest Holder shall have no personal liability as successor to Landlord, and Tenant shall look only to the estate and property of the Interest Holder in the Project or the proceeds thereof for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial procedure) requiring the payments of money in the event of any default by the Interest Holder as landlord under the Lease. In addition, the Interest Holder as holder of the Mortgage Document or as landlord under the Lease if it succeeds to that position, shall in no event (a) be liable to the Tenant for any act or omission of any prior landlord, (b) be subject to any offset or defense which Tenant might have against any prior landlord, (c) be liable to the Tenant for any liability or obligation of any prior landlord occurring prior to the date that the Interest Holder or any subsequent owner acquires title to the Project, or (d) be liable to the Tenant for any security or other deposits given to secure the performance of Tenant's obligations under the Lease, except to the extent that the Interest Holder shall have acknowledged actual receipt of such security or other deposits in writing. No other property or assets of the Interest Holder shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of the landlord and the tenant thereunder or the Tenant's use or occupancy of the Premises.

                                       11.

      11.1 SUBORDINATION.

            (a) Tenant covenants and agrees with Landlord that this Lease is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Project or any interest of Landlord therein, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, however, at Landlord's written request, Tenant shall execute any appropriate certificate or instrument that Landlord may request within ten (10) days after being requested by Landlord to do so. In the event of the enforcement by the ground lessor, the mortgagee, the trustee, the beneficiary or the secured party (any such party being herein referred to as "Interest Holder") under any such ground lease, mortgage, deed of trust or security agreement (such documents being referred to herein as "Mortgage Documents") of the remedies provided for by law or by such ground lease, mortgage, deed of trust or security agreement, Tenant, upon written request of the Interest Holder or any person or party succeeding to the interest of Landlord as a result of such enforcement, will attorn to and automatically become the tenant of such Interest Holder or successor in interest without any change in the terms or other provisions of this Lease; provided, however, that such Interest Holder or successor in interest shall not be bound by (i) any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent of such Interest Holder or such successor in interest, unless such amendment or modification takes effect prior to the Interest Holder assuming that capacity. Upon request by such Interest Holder or successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth. This Lease is further subject to and subordinate to all matters of record in Middlesex County, New Jersey.

            (b) Notwithstanding anything to the contrary set forth in Section 11.1(a), above, any Interest Holder may at any time subordinate its lien to this Lease in whole or in part, without any need to obtain Tenant's consent, and without regard to their respective dates of execution, delivery or recordation. In that event, to the extent set forth in such document, the Interest Holder shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof recorded, prior to the execution, delivery and recordation of the mortgage or deed of trust. In confirmation of such subordination, however, Tenant shall execute any appropriate certificate or instrument that Landlord or the Interest Holder may request within ten (10) days after being requested to do so.

            (c) As soon as reasonably practical prior to the Commencement Date, Landlord agrees to obtain from the current Interest Holder a non-disturbance agreement with Tenant, in a form satisfactory to such Interest Holder stating that Tenant's right to the continued use and possession of the Premises shall be under the same terms and conditions as set forth in this Lease provided that at such time no Event of Default shall have occurred and be continuing. With respect to any subsequent Interest Holder, Landlord shall obtain a non-disturbance agreement in a form satisfactory to such Interest Holder, unless such non-disturbance agreement is not generally commercially available or would create a financial burden on Landlord.

            (d) Landlord hereby waives any rights it may have under N.J.S.A. 2A:42-1 and N.J.S.A. 2A:42-2 to a lien for up to one year's rent on any personal property of Tenant subject to execution attachment or other process by any third party.

      11.2. ESTOPPEL CERTIFICATE. Tenant agrees periodically to furnish within ten (10) days after written request by Landlord a certificate signed by a Tenant certifying (a) that the lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rental, Estimated Additional Rental and Additional Rental have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rental under this Lease has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease and (i) as to such other matters as may be requested by Landlord. Any such certificate may be relied upon by any existing or prospective Interest Holder or purchaser of the Building or the Land or any part thereof or interest of Landlord therein.

      Landlord agrees periodically to furnish within ten (10) days after written request by Tenant a certificate signed by Landlord certifying (a) that the Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rental, Estimated Additional Rental and Additional Rental have been paid, (c) that the address for notices to be sent to Landlord is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (d) that, except as stated in the certificate, Landlord (to the Landlord's knowledge), as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder, (e) that, except as stated in the certificate, Tenant (to the Landlord's knowledge), is not then in default under this Lease and (f) as to such other matters as may be reasonably requested by Tenant.

      11.3. RIGHT TO CURE LANDLORD'S DEFAULT. Prior to exercising any remedy for an alleged default by Landlord hereunder, Tenant will give written notice to any Interest Holder of which Tenant has notice specifying the nature of the alleged default. Each Interest Holder shall have the right (but not the obligation) for a period of thirty (30) days after notice from Tenant to cure or remedy such default (or if the Interest Holder cannot reasonably cure or remedy such default within said thirty-day period, such longer period as is necessary to allow the Interest Holder to effect such cure or remedy, provided that the Interest Holder commences its good faith efforts to cure or remedy such default within said thirty (30) day period), and Tenant will accept such curative or remedial action taken by the Interest Holder with the same effect as if such action had been taken by Landlord.

      11.4. COMPLIANCE WITH CERTAIN MORTGAGEE REQUIREMENTS. Tenant acknowledges that Mercantile-Safe Deposit & Trust Company, as Trustee of the AFL-CIO Building Investment Trust (the "Trustee") is the current Interest Holder of a mortgage encumbering the Project. Tenant agrees, warrants and represents as follows:

            (a) Notwithstanding any provision of the Lease to the contrary, Tenant agrees that if, at any time during the term of the Lease, it shall construct or alter the improvements on or about the Premises, Tenant shall cause such construction or alteration work to be performed by contractors who shall employ craft workers who are members of unions that are affiliated with the AFL-CIO Building and Construction Trades Department (the "Labor Covenant"). Tenant shall include the Labor Covenant in each of its contracts for such construction or alteration work and, if requested by Landlord, furnish evidence that the Labor Covenant is being fully and faithfully observed. Tenant shall require the contractor to include the Labor Covenant and the obligation to provide such evidence in each subcontract entered into by the contractor for such construction or alteration work. In addition, Tenant shall provide such evidence as Trustee may reasonably require, from time to time during the course of such construction or alteration work. Tenant agrees that it shall incorporate the foregoing requirements in any sublease of the Premises.

            (b) Tenant represents and warrants to Trustee that neither Tenant nor any guarantor of Tenant's obligations under the Lease is (i) a party in interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the AFL-CIO Building Investment Trust ("the Trust"), or any of the plans participating therein, a list of which plans is attached hereto and made a part hereof for all purposes as EXHIBIT I, or (ii) a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended, with respect to the Trust or the plans participating therein and listed on EXHIBIT I. Neither Tenant nor any guarantor of Tenant's obligations under the Lease shall engage in any transaction that would cause the loan secured by the Indenture, or the exercise by the Trustee of any rights thereunder, to be a non-exempt prohibited transaction under ERISA. Notwithstanding any provision of the Lease to the contrary, Tenant shall not assign the Lease or sublease all or any portion of the Premises unless (i) such assignee or subtenant delivers to Trustee a certification (in form and content satisfactory to Trustee) with respect to the status of such assignee or subtenant (and any guarantor of such assignee's or subtenant's obligations) as a party in interest and a disqualified person, as provided above; and (ii) such assignee or subtenant undertakes not to engage in any transaction that would cause the loan secured by the Indenture to constitute a non-exempt prohibited transaction under ERISA.

            (c) Notwithstanding any provision of the Lease to the contrary, Tenant shall not (i) sublease all or any portion of the Premises under a sublease in which the rent is based upon the net income or net profits of any person or (ii) enter into any other transaction with respect to the Lease or the Premises such that the revenues to be received by Trustee from time to time in connection with the loan secured by the Indenture would, as a result of such transaction, be subject to the Unrelated Business Income Tax under Sections 511 through 514 of the Internal Revenue Code of 1986, as amended.

            (d) Tenant agrees that it shall incorporate the requirements of this
Section 11.4 in any sublease of the Premises.

            (e) The provisions of this Section 11.4 shall apply as long as the current Interest Holder or its affiliate is the Interest Holder or an owner of the Project, or as long as any union is an Interest Holder or an owner of the Project.

                                       12.

      12.1. FOOD SERVICE FACILITY. The adjacent building, 100 College Road West, contains a food service facility which currently provides casual dining for Building occupants and their guests. The hours of operation of the facility are 7:00 a.m. to 9:30 a.m. and 11:30 a.m. to 2:30 p.m. If the food service facility in the adjacent building is in operation and available for use by Tenant, the operating costs of the food service space (inclusive of the cost of equipment leases and other reasonable expenses but exclusive of any and all expenses of the operator, including electric, and net of amounts, if any, received from the operator, including amounts to recover capital improvements and costs of furniture, fixtures and equipment), shall be part of the Operating Expenses and shall be allocated on a pro rata basis between 100 College Road West and the Building.

      12.2. FITNESS CENTER. The adjacent building, 100 College Road West, contains a physical fitness center which provides exercise equipment, lockers and showers. If the fitness center is open and available for use by Tenant, the provisions of this paragraph shall apply. The fitness center is expected to be open during the adjacent building's normal operating hours and it will be accessible to Tenant's personnel on a non-exclusive basis. Tenant may also have access to the fitness center outside of the normal operating hours of the adjacent building in the discretion of the landlord of the adjacent building, provided Tenant pays all costs associated with furnishing that service, including but not limited to, the actual costs of the HVAC on a pro rata basis with any other tenants who may have requested after hours use of the facility for the same time and provided Tenant meets any other conditions the landlord of the adjacent building may impose. The operating costs of the fitness center (inclusive of the cost of equipment leases and other reasonable expenses) shall be part of the Operating Expenses and shall be allocated on a pro rata basis between 100 College Road West and the Building.

      The food service facility and the fitness center are amenities only and any failure to provide those amenities shall not be considered a breach or default of Landlord's obligations under this Lease.

      12.3. NAME CHANGE. Landlord reserves and shall have the right at any time and from time to time to change the name of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

      12.4. LEGAL FEES. If either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable legal fees.

                                       13.

      13.1. NOTICES.

            (a) Any notice or other communications to Landlord or Tenant required or permitted to be given under this Lease (and copies of the same to be given to the parties as below described) must be in writing and shall be effectively given if delivered to the addresses for Landlord and Tenant set forth below, or if sent by United States mail, certified or registered, return receipt requested, to said addresses:

                  The address for notices to Landlord is:

                        Patrinely Group, LLC
                        1980 Post Oak Blvd., Suite 1600
                        Houston, Texas 77056
                        Attn: C. Dean Patrinely

with a copy to:         Patrinely Group, LLC
                        1980 Post Oak Blvd., Suite 1600
                        Houston, Texas 77056
                        Attn: Michael C. Nicholls

                        Patrinely Group, LLC
                        7475 Wisconsin Avenue, Suite 1150
                        Bethesda, Maryland 20814
                        Attn: William S. Glading

                        Patrinely Group, LLC
                        150 College Road West
                        Princeton, New Jersey 08540
                        Attn: Phillip P. Benjamin

      Until Tenant occupies the Premises, after which time Tenant's address for notices will be the Premises, the address for notices to Tenant is:

                        Physiome Sciences, Inc.
                        307 College Road East
                        Princeton, New Jersey 08540
                        Attn: Jane M. Maida

with a copy to:         Buchanan Ingersoll
                        650 College Road East, 4th Floor
                        Princeton, New Jersey 08540
                        Attn: Stuart B. Dember, Esq.

            (b) Any notice mailed shall be deemed to have been given on the second business day following the date of deposit of such item in a depository of the United States Postal Service. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other written notice thereof. Additionally, Tenant shall send copies of all notices required or permitted to be given to Landlord to each Interest Holder who notifies Tenant in writing of its interest and the address to which notices are to be sent.

      13.2. MAILING ADDRESS. As of the Lease Commencement the Premises shall have a Princeton mailing address.

      13.3. MISCELLANEOUS.

            (a) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

            (b) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Lease is declared to be a New Jersey contract, and all of the terms thereof shall be construed according to the laws of the State of New Jersey.

            (c) This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

            (d) The terms and provisions of all Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Lease.

            (e) If Tenant is a corporation, partnership or other entity, Tenant warrants and represents that (i) Tenant is a duly organized and existing legal entity in the State of New Jersey, and is authorized to do business in and in good standing with the State of New Jersey, (ii) Tenant has full right and authority to execute, deliver and perform this Lease and all consents or approvals required of third parties (including but not limited to its managers, members, board of directors or partners) for the execution, delivery and performance of this Lease have been obtained, (iii) the person executing this Lease on behalf of Tenant is authorized to do so and (iv) upon request by Landlord, such person shall deliver to Landlord satisfactory evidence of his/her authority to so execute this Lease on behalf of Tenant.

            (f) Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant may otherwise have, to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant hereunder or in connection herewith.

            (g) Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other business burdens. Time is of the essence in the payment and performance of Tenant's obligations, and in the performance of Landlord's obligations and the exercise of their respective rights, under this Lease.

            (h) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

            (i) Neither this Lease nor any memorandum hereof shall be recorded in any public records without the prior written consent of Landlord.

            (j) Landlord has agreed to pay to Julien J. Studley, Inc. ("Tenant's Broker") and to Cushman & Wakefield of N.J., Inc. and Crimson Financial, L.L.C. ("Landlord's Brokers") real estate brokerage commissions as set forth in separate commission agreements between Landlord and Tenant's Broker and between Landlord and Landlord's Brokers. Landlord and Tenant hereby represent and warrant each to the other that they have not employed any other agents, brokers or other such parties in connection with this Lease, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

            (k) At any time during the term of this Lease that Tenant is not a "publicly traded company" (i.e., ownership interests are listed on a public securities exchange) or a governmental entity, Tenant shall furnish to Landlord (and to Trustee as the current Interest Holder) (i) an unaudited financial statement showing the complete results of Tenant's operations for its immediately preceding fiscal year within ninety (90) days after the end of each fiscal year and (ii) a financial statement, in form and substance satisfactory to Landlord (and each Interest Holder of which Tenant has notice) (the "Financial Materials"), showing the complete results of Tenant's operations for its immediately preceding fiscal year, certified as true and correct by a certified public accountant and prepared in accordance with generally accepted accounting principles applied on a consistent basis from year to year, within one hundred and twenty

(120) days after the end of each fiscal year. Upon Landlord's request, Tenant shall provide Landlord with unaudited Financial Materials for the immediately preceding quarter as soon as practicable after such financial statements become available. Landlord may provide such quarterly financial statements to Trustee, if requested by Trustee. Landlord agrees to keep all Tenant Financial Materials received by it pursuant to this Paragraph confidential and shall not supply copies of such statements or disclose the information contained therein to any third parties except as permitted hereunder. Landlord shall enter into, and before Trustee receives the Financial Materials it shall enter into, a Non-Disclosure Agreement in the form attached as EXHIBIT J hereto as a precondition to Tenant's obligation to provide Landlord and Trustee with copies of its Financial Materials. Landlord shall have the right to deliver copies of Tenant's Financial Materials to prospective future Interest Holders and to prospective purchasers ("Third Parties") provided:

                  (i) such Third Party requests copies of Tenant's Financial Materials, and

                  (ii) Landlord limits such disclosure to no more than five (5) prospective Interest Holders or five (5) prospective purchasers, as applicable as part of any one potential financing or sale, and

                  (iii) such Third Party has executed and delivered to Tenant a Non-Disclosure Agreement in a form substantially similar to the form attached hereto as EXHIBIT J.

            (l) Parking shall be provided to Tenant during the term of this Lease in accordance with the terms and conditions set forth in EXHIBIT K attached hereto and made a part hereof for all purposes.

            (m) Tenant shall have the option to renew the term of this Lease in accordance with the terms and conditions set forth in EXHIBIT L attached hereto and made a part hereof for all purposes.

            (n) Tenant shall have a right to lease additional space in the Building in accordance with the terms and conditions of EXHIBIT M attached hereto and made a part hereof for all purposes.

            (o) Tenant shall have the right to install and maintain a "Satellite Dish" on the roof of the Building at Tenant's expense in accordance with the terms and conditions of EXHIBIT N attached hereto and made a part hereof for all purposes, said EXHIBIT N to be signed on or before the installation of the Satellite Dish.

            (p) Landlord, Tenant and Trustee shall enter into a Subordination, Attornment and Non-Disturbance Agreement, the form of which is attached as EXHIBIT O hereto and made a part hereof for all purposes.

            (q) Tenant acknowledges that it does not hold or claim to hold any or all of the fee simple estate in and to the Premises or to the property of which the Premises are a part (including but not limited to the Building, the Project or any other improvements thereon).

            (r) Landlord has hired the Patrinely Group, LLC to manage the Building in a manner consistent with other class A office buildings in the marketplace.

      IN TESTIMONY WHEREOF, the parties hereof have executed this Lease on the respective dates set forth beside the signature block for each such party, to be effective as of the later date, if not the same.

                                  LANDLORD

                                  150 College Road, LLC, a Delaware
                                  limited liability company

                                  By: /s/ C. Dean Patrinely
                                      ------------------------------
                                      C. DEAN PATRINELY

                                  Date: 12-21-00

                                  TENANT

                                  PHYSIOME SCIENCES, INC., a
                                  Delaware corporation

                                  By: /s/ J. Maida
                                      ------------------------------
                                  Name:  J. Maida
                                  Title: CFO
                                  Date: 12-18-00

                                                                       EXHIBIT A

                             DESCRIPTION OF PROPERTY

                               (BLOCK 3, LOT 1.62)

      ALL THAT CERTAIN tract or parcel of land situate in the Township of Plainsboro, County of Middlesex and State of New Jersey, being more particularly described as follows:

      BEGINNING at a point in the northwesterly line of U.S. Route No. 1 (variable width) where the same is intersected, by the division line between Block 3, Lots 1.61 and 1.62, and from said beginning point runs; thence, along the aforesaid division line the following seven courses

      (1)   N.29 degrees 11'08"W. 449.30 feet to a point; thence

      (2)   N. 75 degrees 11'27" W. 99.89 feet to point; thence,

      (3)   N. 14 degrees 48'33" E. 136.50 feet to a point; thence,

      (4)   N. 75 degrees 11'27" W. 14.00 feet to a point; thence,

      (5)   N. 14 degrees 48'33" E. 163.51 feet to a point; thence,

      (6)   N. 75 degrees 11'27" W. 13.00 feet to a point; thence,

      (7) N. 14 degrees 48'33" E.105.75 feet to a point in the southwesterly line of Block 3, Lot 3.10; thence, along the same,

      (8) S. 74 degrees 40'40" E. 400.47 to a point comer to the same; thence, still along the same

      (9) N. 42 degrees 53'20" E. 33.79 feet to a point corner to Block 3, Lot 20; thence, along the same

      (10) S. 47 degrees 06'40" E. 375.50 feet to a point in the northwesterly line of U.S. Route No. 1 (variable width); thence, along the same the following four courses

      (11)  S. 42 degrees 53'42" W. 174.72 feet to a point; thence,

      (12) N. 75 degrees 04'02" W. 60.80 feet to a point on a curve; thence, on a curve to the right with a radius of 460.00 feet

      (13) Southwestwardly, an arc distance of 224.50 feet, a central angle of 27 degrees 57'48 with a chord of S. 58 degrees 54'52" W. 222.28 feet to a point of tangency; thence,

                                    EXHIBIT B

                       FLOOR PLAN OF THE PREMISES LEVEL 3

                                    EXHIBIT C

                         DETERMINATION OF RENTABLE AREA

Tenant Rentable Area:                                         25,338 square feet

                                    EXHIBIT D

            WORK LETTER FOR TENANT'S WORK TO BE PERFORMED BY LANDLORD

      THIS WORK LETTER ("Work Letter") is executed concurrently with, attached to and made a part of that certain Lease Agreement ("Lease") dated December 21, 2000 by and between 150 College Road, LLC, a Delaware limited liability company ("Landlord"), and Physiome Sciences, Inc., a Delaware corporation ("Tenant"). All capitalized terms used in this Work Letter which are defined in the Lease shall have the same respective meanings as given in the Lease. For the considerations set forth in the Lease and the mutual covenants hereinafter contained, Landlord and Tenant covenant and agree as follows:

                                       1.

                          LEASED PREMISES IMPROVEMENTS

      1.1. Tenant shall comply with all its obligations contained in this Work Letter. Landlord, through its Contractor (as hereinafter defined), will furnish and install within the Premises (25,338 rentable square feet) those items of general construction ("Tenant's Work") shown on the final Working Drawings (as hereinafter defined) in accordance with the terms of this Work Letter.

                                       2.

                 SCOPE OF IMPROVEMENTS; RESPONSIBILITY FOR COSTS

2.1. BUILDING SHELL. Tenant acknowledges that Landlord has constructed or shall construct, through its Contractor, the Building shell ("Building Shell") along with surface parking. Included within the Building Shell will be certain Building standard improvements

Finished Core Finished core areas include all toilet rooms, elevators, stairwells, and first floor common area lobbies.

Structure         Steel frame, 80 lbs/sq. ft load capacity plus 20 lbs/sq. ft.
                  live load at perimeter bays.

Exterior Architectural precast and metal curtainwall with 1" insulated, "Low E" windows.

Column Spacing    40 feet by 30 feet perimeter bays

Walls Core walls facing tenant space will be gypsum wallboard, taped and floated, ready for tenant finish. Exterior columns and under sill walls will be metal framed and insulated, but unfinished to accommodate tenant needs for electrical, telephone and data receptacles. Interior columns will not be enclosed.

Ceilings Structural Slab, ready to receive tenant finishes; no ceiling tile or grid.

Floors            Concrete, ready to receive tenant finishes

Doors Tenant supplies and installs all doors within tenant space including all entry doors into the Premises. Landlord shall supply doors for building core spaces (i.e. stairwells, mechanical rooms, etc.)

HVAC Two, 115 ton (nominal) air-cooled packaged VAV rooftop Air Conditioning units with electric warm-up heating coil, supplying in cooled or heated air.

                  Building HVAC design criteria shall be:

                  Heating: maintain indoor air at 72 degrees F DB, when outdoor temperature is 6 degrees F DB and wind velocity is 15mph.
                  Cooling: Maintain indoor air at 75 degrees F, 50% relative humidity maximum inside occupied areas, when outdoor temperature is 95 degrees F DB and 75 degrees F WB (coincidental).

                  Tenant supplied, paid for and installed medium pressure ductwork supplies air from the vertical supply air shaft to tenant supplied, paid for and installed ceiling mounted fan powered terminal units (FPTU) with electric heating coils for the perimeter zones and tenant supplied, paid for and installed variable air volume (VAV) terminal units for the interior zones

                  Fresh air will be provided to each floor through the roof top units at the rate of 20CFM per person consistent with current ASHRAE Standard 62-1989.

                  All Tenant supplied and installed control panel will interface with base building controls and equipment.

                  Supplemental air conditioning equipment for special tenant uses may be installed by Tenant at its cost utilizing air cooled units located on the building roof within the screened enclosure, or utilizing dry cooler type equipment installed in an area agreed to by Landlord.

                  The cost of any HVAC items, ductwork and/or FPTU or VAV boxes beyond the vertical supply shaft that may be installed by Landlord shall be paid by Tenant.

Fire Sprinklers   To satisfy the building code and local authorities, fire
                  sprinklers are installed for light hazard occupancy (normal office use). Semi-recessed sprinkler heads spaced to give maximum coverage of 225 square feet per head. The cost of this initial coverage is by Tenant and Tenant may add to this existing system at its cost as required by the fit-out design and Building Code authorities.

Electrical System The entire electrical distribution system shall comply with local codes and the National Electrical Code as well as any additional applicable code authorities. The electrical service will be provided by PSE&G. Cable from the transformer will serve the main switchboards with 480/277 volt, 3 phase, 60 HZ power. The main switchboard includes bolted, pressure type, fusible power switches with high capacity current limiting fuses and ground fault protection. 480/277 volt panels at each floor will serve the air conditioning, fan powered terminal units and electrical heating coils.

                  Each floor includes one tenant electrical room with 200 AMP, 480/277 volt three phase, four wire service to PSE&G meter socket. This service will be sized for a total connected load of 6.0 watts per usable sq ft capacity for Tenant use above and beyond Building Shell electrical requirements.

Telephone /Fiber  Three, 4" floor penetrations for tenant provided services
Optics provided in each central telephone closet. Fiber optic service is available through an outside vendor.

Life Safety       To satisfy the building code and local authorities, the base building fire alarm system is installed complying with the current BOCA building code fire alarm requirements, the Life
                  Safety code and the Americans with Disabilities Act (ADA).
                  Each floor within the demised premises will have a fire alarm system direct connection capability for one speaker/strobe per 1,000 net useable square feet and two input/output connections for interface of supplemental life safety systems. The cost of the initial coverage is to be paid for by Tenant, and Tenant may add to this existing system at its cost as required by the fit-out design.

Security Computerized, cardkey access system is available at all building entry points and in each elevator. The system will allow interface with up to four additional Tenant devices. System to be capable of being remotely monitored. Tenant can use the Building's base access system at no additional cost, but must provide any complementary access security devices (readers, etc.) and connection to the Building Shell interface.

Plumbing Sanitary waste, vent and water connections are provided at the central core of the building for use by Tenant.

Window Coverings  Provided and installed by Tenant per Tenant's Work Standards, paragraph 2.4.

Elevators         Two hydraulic, 125 feet per minute in the main lobby at 3,000 pound capacity

      All additional Tenant's Work shall be constructed pursuant to this Work Letter.

2.2. Landlord represents to Tenant that to its commercially reasonable knowledge and ability the Building Shell and all Building Standard Improvements were or will be constructed in a manner comparable to other class A buildings in the Princeton market area and, together with the Tenant's Work, in compliance with all applicable laws pertaining thereto as of the date of construction, provided Tenant's Architect has designed Tenant's Work in compliance with all such laws.

2.3. TENANT'S WORK. Landlord agrees to furnish and install Tenant's Work within the Premises as required by Tenant and approved by Landlord pursuant to Section 3 hereof. All costs and expenses of Tenant's Work shall be paid out of the Allowance (as hereinafter defined) and shall include without limitation the following items:

(a) All architectural, engineering and consultant fees and expenses, labor and materials associated with all Tenant's Work, and third party services such as the selection of colors, finishes, fixtures, furnishings and floor coverings except such fees and expenses paid directly by Tenant.

(b) All labor and material costs and expenses incurred to comply with applicable codes and regulations necessitated by Tenant's Space Plan and/or Working Drawings, including the modification or addition to the Building Standard Improvements (e.g., UPS loading requirements and/or life safety system configuration).

(c) All permits, insurance, contractor's fees and overall general conditions for all Tenant's Work.

(d) Alterations required of the Building Standard structural, mechanical, electrical, plumbing, and life safety systems necessitated by special conditions defined by Tenant's Space Plan and/or Working Drawings.

(e) Landlord's Administrative Cost Recovery ("`ACR") shall be two and one-half percent (2.5%) of the cost of Tenant's Work including any costs associated with changes to the originally approved Tenant Space Plan. The ACR payable to Landlord is a fee for Landlord's coordination and oversight of the construction of Tenant's Work by "Contractor" (as hereinafter defined).

(f) All construction work above and beyond Building Shell and required to complete Tenant's Work.

(g) All costs of Tenant signage, except for Tenant's name on the Building Directory.

(h) All costs associated with the placement of a supplemental cooling on the roof of the Building, together with costs associated with running piping and electrical conduit to such cooling in a location for such piping and conduit to be selected by Landlord.

(i) All costs associated with the installation of an exterior generator outlet in a location, and of a type to be approved by Landlord. Such exterior generator outlet shall be for Tenant's temporary use of a generator when power to the Premises is out.

Tenant shall comply with all Building rules relating to the parking area and all fire and life/safety issues when using any generator on a temporary basis. Tenant shall also restore the Building to its present condition by removing the exterior generator outlet at the termination of the Lease.

2.4. TENANT'S WORK STANDARDS. Landlord has developed the following tenant work standards to describe the materials that shall be utilized in the construction required to complete the Tenant's Work, Provided, however, Landlord in its sole discretion may make Tenant approved substitutions with materials of equal or better quality.

            (a)   PARTITIONS

                  INTERIOR PARTITION
                  3-5/8" metal stud, 24" o.c. with 5/8" gyp. bd. each side to ceiling line, shim at grid as required for tegular ceiling tile

                  CORRIDOR PARTITION
                  3-5/8" metal stud, 24" o.c. with 5/8" gyp. bd. each side to structure, 3 -1/2" sound attenuation blanket in wall cavity. Corridor partition shall be a 1 hour assembly.

                  DEMISING PARTITION
                  3-5/8" metal stud, 24" o.c. with 5/8" gyp. bd. each side to ceiling line with pony wall above to structure, 3 -1/2" sound attenuations blanket in wall cavity an 4-0" to each side of wall above ceiling line

                  FIRE RATED PARTITION- ONE HOUR
                  3 5/8" metal stud, 24" o.c. with 5/8" type "x" gyp. bd. each side to structure

                  ACOUSTICAL PARTITION
                  3-5/8" metal stud, 24" o.c. with 5/8" gyp. bd. each side to ceiling line, 3 -1/2" sound attenuation blanket in wall cavity and 4'-0" to each side of wall above ceiling line

            (b)   DOOR FRAMES

                  INTERIOR
                  Full height, 1 -1/2" face dimension, painted hollow metal frame, full height.

                  ENTRY

      Full height, 1 -1/2" face dimension, hollow metal welded frame, painted to match corridor wall

(c)   DOORS

      INTERIOR DOOR
      Full height, solid core, 1-3/4" thick, paint grade or plain sliced wood veneer stained to match Building Standard control sample or approved equal.

      SOLID CORE WOOD ENTRY DOOR
      Full height, solid core, wood and glass, 1-3/4" thick paint grade plain sliced wood veneer stained to match Building Standard control sample or approved equal. Entry doors shall be 20 minute doors in a one hour assembly.

      SINGLE LITE SOLID CORE WOOD ENTRY DOOR
      Full height, solid core, wood and glass, 1-3/4" thick paint grade or plain sliced wood veneer stained to match Building Standard control sample or approved equal, with 24"X77" clear Superlite glass lite. Entry doors shall be 20 minute doors in a 1 hour assembly.

(d)   HARDWARE

      TENANT ENTRY/EXIT LOCKSET
      Sargent to match Schlage L9453P 12A 626 - mortise

      PASSAGE
      Sargent to match Schlage D10S ATH 626

      STOREROOM LOCKSET
      Sargent to match Schlage D50PD ATH 626

      OFFICE LOCKSET
      Sargent to match Schlage D50PD ATH 626

      DUMMY TRIM
      Sargent to match Schlage D170 ATH 626 (X2---one for each side of door)

      HINGE
      Stanley CB1960 4 -1/2" x 4 -1/2", US26D

      FLOOR STOP
      Rockwood 440, US 26D

      CLOSER

      LCN 4111 parallel arm closer at entries and egress LCN 4011 double lever arm closer at storerooms and lunchrooms

      SMOKE SEAL(for use with hollow metal doors)
      Pemko PK 33BL black

      AUTO FLUSH BOLTS
      Glynn Johnson FB41 US26D

      DOUBLE DOOR COORDINATOR W/BRACKETS
      Glynn Johnson COR2 US26D

      DUST PROOF STRIKE
      Glynn Johnson DP2 US26D

      MANUAL FLUSH BOLT
      Glynn US26D

      MAGNETIC HOLD OPEN
      Dorma EM 500 Series

      ROLLER LATCH
      Rixson Bullet Catch

(e)   ELECTRICAL/COMMUNICATION

      COVERPLATES
      Hubbell P Series - white

      SWITCHES
      Hubbell 1220 Series - white

      ELECTRICAL RECEPTICAL
      Hubbell 5362 - white

      DEDICATED OUTLET
      Hubell IG 5362 - gray

      DEDICATED ISOLATED GROUND OUTLETS
      Hubbell IG 5362 - orange
      DIMMERS
      Lutron Nova Series - white plastic cover plates

      GROUND FAULT INTERRUPT
      Hubbel GF 5362 - white

      PANELBOARDS
      Cutler-Hammer Pow-r-line series 1A, 2A, 3A, 4B

      TRANSFORMERS

      Cutler-Hammer Type K.T. non linear K-13

      SAFETY SWITCH
      Cutler-Hammer Heavy Duty K Series

      TRANSIENT VOLTAGE SURGE SUPRESSION
      Cutler-Hammer Clipper Power System line

(f)   CEILINGS

      GRID
      Armstrong 15/16" Prelude Exposed Tee Grid, white (in 24 pattern)

      CEILING TILE
      Armstrong 24 Second Look II, Cortega #2767, white

(g)   LIGHTING

      2 X 4 FLOURESCENT
      Lithonia 2PM3N-G-A-332-18-LD 277-GEB, Advance or GE electronic ballasts

      EXIT SIGNS
      Prescolite EDGELIT-LED-120/277-GREEN

      2 X 2 FLOURESCENT
      Luthonia 2PM3N-G-A-U316-9-LD-277-GEB, Advance or GE electronic ballasts

      DOWN LIGHTS - FLOURESCENT
      Halo H7696-TRM-6-P, 277 VOLT

      DOWN LIGHTS - INCANDESCENT
      Halo H7620T-3600C-TRM-6-P, 277 VOLT

      WALLWASHERS - INCANDESCENT
      Halo H803 MP-277-347-810WW-226W DTT TRM-6-P

      ADJUSTABLE WALL WASHERS - INCANDESCENT
      Halo H7643-TRM-6-P, 277 VOLT

      EXIT SIGNS
      Hubbell X3DL-C-1-RC

      EMERGENCY LIGHTING ON 2 X 4 AND 2 X 2 FIXTURES
      Add EL suffix to Lithonia 2X fixtures

      UNDER CABINET LIGHTING
      Alkco Super Inch Series 300, switch onn/off

(h)   SPRINKLERS

      HEAD
      Globe "HC" Concealed - white cap.

      TEMPERATURE
      155 degree

(i)   FIRE EXTINGUISHERS

      CABINET
      Larsens Architectural Series, Vertical Duo, 15/16" Flat Trim, fully recessed, painted to match adjacent wall. Provide rated cabinet at rated walls.

      EXTINGUISHER
      MPS: 5 lb. nominal capacity; UL Rating: 2A-10 B:C

(j)   PLUMBING

      BAR SINK
      Just SBL-1613-A-GR, 18 gauge type 304, 18-8 stainless steel/single bowl sink.

      SINGLE COMPARTMENT SINK
      Just SL-ADA-2122-A-GR, ADA compliant 18 gauge type 304, 18-8 stainless steel, right/left discharge

      DOUBLE COMPARTMENT SINK
      Just DL-ADA-2133-A-GR, ADA compliant 18 gauge type 304, 18-8 stainless-steel, right/left discharge

      GARBAGE DISPOSAL
      ISE Badger 5, -1/2 HP

      HOT WATER HEATER
      A.O. Smith/ELSF-6/120 volt, 6 Gallon for use without dishwasher A.O. Smith/ELSF-20/120 volt, 20 Gallon for use with dishwasher

      DISHWASHER
      GE Profile Performance Series

      COMPARTMENT SINK FAUCET
      Delta Model 100

      BAR SINK FAUCET
      Delta Model 2172-SHP

(k)   HVAC

      DIFFUSERS
      Titus TBD 1-10 60x4 slot

      RETURN AIR & TRANSFER GRILLES
      Titus PAR Perforated face, 24" x 24', white

      THERMOSTATS
      Micronet 2000 Sensor MN-S - white

      TRANSFER FAN
      Greenheck on-line ceiling fan, variable speed control

      FPTU BOXES
      Nailor Industries with Andover controls including wall sensors

(l)   SMOKE DETECTORS

      DETECTOR
      Simplex 4098-9733 Heat/4098 - 9714 Photoelectric

      HORN/STROBE UNITS
      Simplex 4903 series (white) 120 candela

      STROBES
      Simplex 4904 series (white) 120 candela

(m)   FINISHES

      CARPET
      Cambridge, style Tinsley 30, Turnberry, Crown Jewel, or St. Andrew Designweave, style Alumni, Monaco, Montara, or Orleans Patcraft, Style Client 30, Scholastic, Socrates, or Velocity. All carpet to be direct glue application.

      BASE
      Roppe 2 1/2" cove

      VCT
      Mannington Essentials Vinyl Tile

      PLASTIC LAMINATE
      Wilson Art

      PAINT
      Benjamin Moore Paints

      STONE FLOORING
      12"x12" Impala Black, polished, 1/16" grout joint, sanded to match stone, thin set application. All stone flooring to receive 2-1/2" high stone base, filed cut from 12"x12" material with Aqua Mix penetrating sealer on exposed edges.

(n)   WINDOW TREATMENT

      INTERIOR
      Levelor Rivera Blinds, horizontal, color: 34 Brushed Aluminum

(o)   SPECIFIED CONTRACTORS AND VENDORS FOR 150 COLLEGE ROAD WEST

      ELECTRICAL
      Armour & Sons

      HEATING, VENTILATION & AIR CONDITIONING
      DeSesa Engineering

      FIRE ALARM FINAL CONNECTIONS/PROGRAMMING
      Simplex

      FIRE PROTECTION(SPRINKLER)
      S.D. Communale

      KEYWAYS
      Caola Company, Inc.

2.5. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints and Tenant hereby approves the following person as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter. Tenant hereby appoints and Landlord hereby approves the following person as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter.

Landlord Representative       Tenant Representative
-----------------------       ---------------------
Patrinely Group, LLC          Aztec Corporation
100 College Road West         Woodbridge Place
Princeton, N.J. 08540         517 Route 1 South
                              Iselin, NJ 08830

Dean R. Johnson               Charles Logan
(609) 514-1799                (732) 636-8989
Fax: (609) 514-1791           Fax: (732) 636-7755

            All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be made to Landlord's Representative or Tenant's Representative as the case may be. Authorization made by Tenant's Representative shall be binding and Tenant shall be responsible for all cost authorized by Tenant's Representative. Authorizations made by Landlord's Representation shall be binding. Either party may change its representative under this Work Letter at any time by written notice to the other party, but any such change shall be effective only upon receipt by the other party.

                                       3.

                     CONSTRUCTION PLANS FOR LEASED PREMISES

3.1. CONSTRUCTION PLANS. All plans and drawings required by this Section 3 shall be prepared in accordance with the schedule provided in Section 8 below.

3.2. PREPARATION OF SPACE PLAN. Tenant's architect, The Aztec Corporation, ("Tenant's Architect"), in consultation with Tenant and Landlord's engineer(s) and consultants, shall prepare detailed space plans for the Premises sufficient to convey the architectural design of the Premises ("Space Plan"). The Space Plan shall include the location and dimension of Tenant's computer room.

      The Space Plan shall be approved and signed by Tenant and forwarded to Landlord for reasonable approval. If Landlord shall disapprove of any portion of the Space Plan, Landlord shall advise Tenant in writing of such disapproval and the reasons thereof. Tenant shall then submit to Landlord for Landlord's reasonable approval, a redesign of the Space Plan, incorporating those revisions required by Landlord. Except as set forth below, the Space Plan and any revisions to the Space Plan shall be paid by Tenant out of the Allowance.

3.3. PREPARATION OF WORKING DRAWINGS. Based on the approved Space Plan, Tenant shall cause the Tenant's Architect, in consultation with Landlord's engineer(s) and consultant(s) to prepare complete architectural, electrical, mechanical, plumbing, life safety and structural drawings and specifications (including all finishes) and other Tenant's Work desired by Tenant, including any internal or external communications or special utility facilities which will require conduit or other improvements within common areas (collectively, "Working Drawings"). The Working Drawings shall be approved in the same manner as provided in Section
3.2 above for approval of the Space Plan. The costs and expenses associated with the Working Drawings shall be paid by Tenant out of the Allowance.

3.4. REQUIREMENTS OF TENANT'S WORKING DRAWINGS. Tenant's Working Drawings shall:

(a) be compatible with the Building Shell, and with the design, construction and equipment of the Building.

(b)         include floor plans (not less than 1/8 inch scale) indicating:

(i)         Quantity and location and type of all partitions.

(ii) Quantity and location and types of all doors, indicating hardware and providing keying schedule.

(iii) Quantity and location and type of glass partitions, windows and doors, indicating framing, if not Building Standard.

(iv)        Critical dimensions necessary for construction.

(v) Quantity and location of all Building Standard electrical items - outlets, switches, telephone outlets and lighting.

(vi) Quantity and location of all non-standard electrical items, including lighting and floor corings.

(vii) Quantity and location and type of equipment that will require special electrical requirements, with manufacturers specifications for use and operation.

(viii) Quantity, location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 psf (spread) live load.

(ix) Requirements for special air conditioning or ventilation-exhaust fans or equipment loads.

(x)         Type and color of floor covering.

(xi)        Quantity, location, type and color of wall covering.

(xii) Quantity, location, type of any roof top requirements (antennas, satellite dish).

(xiii)      Quantity and location and type of plumbing.

(xiv) Quantity and location and type of appliances, kitchen equipment and millwork.

(c)         include details (not less than 1/4 inch scale) showing:

(i) All millwork with verified dimensions and dimensions of all equipment to be built-in.

(ii)        Corridor entrance.

(iii) Bracing or support of special walls, glass partitions or other features if desired. If not included with the Working Drawings, Landlord's structural engineer will design all support or bracing required at Tenant's expense. (Any associated fees/costs shall be in accordance with market.)

(d) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction, including the ADA (as hereinafter defined);

(e) comply with all applicable insurance regulations for a fire resistant Class A building; and

(f)         include locations of all improvements including complete dimensions.

      Contractor in cooperation with the Architect shall be responsible for filing, monitoring and obtaining the required permits. Contractors shall not be required to commence construction until the building permits have been issued.

3.5. CHANGES TO THE WORKING DRAWINGS. With respect to any changes caused by Tenant after Landlord approval of the Working Drawings, Tenant shall be responsible for all costs relating thereto, which shall include, without limitation, all architectural and engineering re-design fees and expenses, contractor's fees, cost of materials no longer usable (except for any credit received by Landlord), costs of new labor and materials, costs resulting from any delays or schedule acceleration costs to avoid delays incurred by Landlord as a result of such changes, an ACR of two and one-half percent (2.5%) of all such costs. In the event that Landlord must perform Tenant's Changes (as hereinafter defined) or any other changes required by any governmental entity or authority having jurisdiction thereof, pursuant to the provisions of the Lease, Landlord shall deliver to Tenant (a) written notice of the estimated cost of such additional work, as reasonably determined by Landlord, its architects, engineers and contractors, and (b) a modified or revised construction schedule setting forth the revised completion dates and deadlines therefore, if any, as set forth in Section 8.

3.6. CRITICAL DELIVERY ITEMS. Tenant shall at its expense prepare and deliver to Landlord no later than the date for the delivery of the initial Space Plans detailed information with respect to the following items ("Critical Delivery Items"), together with Tenant's authorization to Landlord to make all necessary purchases, delivery arrangements, etc., relative to such items:

(a) Special Electrical/Data Processing Requirements - Raised or Cellular Floors, Elevatoring, Ramping and Flooring-to-Ceiling Interior Glass.

(b) Special HVAC Requirements-FPTU Boxes, Supplemental Air Conditioning Units, Special Ductwork, Ammonia or Other Noxious Substances Exhaust Ductwork.

(c)   Special Telephone/Communication Requirements.

(d)   Special Plumbing Requirements--Executive Restrooms, Sinks, Kitchens.

(e)   Special Security Requirements--Floor Entry.

(f)   Special Life Safety Requirements - Halon/Pre Action Fire Suppression.

(g) Any special Base Building structure modifications, stairwell and shaft opening, additional floor loading requirements, etc.

(h) Any other item similar to the foregoing or otherwise requiring special attention or preparation or involving material with long lead-time for manufacturing and/or delivery including, but not limited to, raised flooring, uninterrupted power system, variable air volume-units, switchgear and supplemental air conditioning unit, if applicable.

      Nothing herein shall require Landlord to consent to such Critical Delivery Items; however, Landlord's consent shall not be unreasonably withheld.

                                       4.

                               ALLOWANCE FOR WORK

4.1. ALLOWANCE. Tenant shall receive from Landlord an allowance of $22.50 per square foot of Rentable Area of the Premises ("Allowance") to be used as a contribution towards the cost of Tenant's Work as defined in Article 6. In the event the Cost of the Work is less than the Allowance after completion of Tenant's Work, Landlord shall pay to Tenant the amount of such difference up to a maximum of $3.00 per square foot of Rentable Area of the Premises. Except as specifically provided above, Tenant shall not be entitled to payment or rent reduction for any part of the Allowance not used by Tenant. On or before Tenant delivers notice of final approval of the Cost of Work, Tenant shall deposit in an escrow account with Hellring Lindeman Goldstein & Siegal LLP ("Escrow Agent") an amount equal to the cost of any Tenant Work above the Allowance ("Escrowed Funds"). Such Escrowed Funds shall a) accrue interest at the rate of 12% per annual, which interest shall be payable by Tenant to Landlord when Landlord receives the Escrowed Funds and b) be released to Landlord on the Commencement Date or to Tenant in the event that Lease is terminated pursuant to Section 1.4(d) of the Lease. Tenant shall instruct Escrow Agent how to invest the Escrowed Funds.

      All items of Tenant's Work, Premises Alterations and Leasehold Improvements whether or not the cost is covered by the Allowance (other than Tenant's trade fixtures) shall immediately become the property of Landlord and shall be surrendered to Landlord with the Premises as part thereof at the end of the Lease Term; provided, however, that if, at the time the Working Drawings are approved or Landlord's consent is obtained to any Premises Alterations, Landlord requests Tenant to remove any such items installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the expiration of the Lease Term, or shall reimburse Landlord for the cost of such removal, as elected by Landlord.

      Notwithstanding anything to the contrary hereinabove set forth, Tenant shall have the right to remove certain Tenant fixtures at the expiration of the Lease at Tenant's sole cost and expense provided Tenant restores and repairs the Premises to a condition consistent with the rest of the Premises at the Commencement Date, reasonable wear and tear excepted, and as if the removed items had not been installed and provided further that Tenant has identified the Tenant fixtures to be removed in writing to Landlord at the time Tenant delivers signed and approved Working Drawings to Landlord.

4.2.  BIDS; COST OF THE WORK ESTIMATE AND STATEMENT.

(a) Prior to the commencement of any of Tenant's Work, Landlord will use its best efforts to cause Contractor to bid each material subcontracted trade category to at least three (3) subcontractors. Such bidders shall include up to one (1) subcontractor recommended by Tenant, which subcontractor shall be subject to Landlord's approval. The bids will reflect unit pricing where applicable. Contractor shall be required to accept the lowest bid from each subcontracted trade category provided (i) the subcontractor at issue is qualified and has a good business reputation, as determined by Landlord in its sole discretion, and (ii) Landlord determines, in its reasonable discretion, that using the such subcontractor will not cause Landlord to miss the completion and performance deadlines set forth in Section 8 of this Work Letter. The subcontractors selected to bid shall each be prepared, if selected, to employ craft workers who are members of unions that are affiliated with the AFL-CIO Building and Construction Trade Department. All contractor bids will be on an open book basis and subject to review by the Tenant. In the event there are any changes to the Working Drawings approved by Landlord and Tenant occurring after Contractor obtains such bids, Contractor shall not be required to re-bid.

(b) Prior to the commencement of any Tenant's Work, Landlord shall submit to Tenant a detailed written estimate of the Cost of the Work (as hereinafter defined), which estimate shall identify all long lead time items for all Tenant's Work required by the Working Drawings. Thereafter, Tenant shall either approve the estimate or disapprove specific items and submit to Landlord revisions to the Working Drawings which reflect the deletion and/or substitution of such disapproved items. Submission and approval of the Cost of the Work estimate shall proceed in accordance with the schedule provided in Section 8 below. Upon Tenant's approval of said estimate, such approved estimate will be hereinafter known as the "Cost of the Work Statement". Upon Tenant's written approval of any cost above the Allowance, if any, Landlord shall have the right to purchase special installations requiring extended material delivery lead time as set forth on the Working Drawings and to commence the construction of the items included in said Cost of the Work Statement, pursuant to Section 5. Landlord hereby agrees that the Cost of Work Statement represents Landlord's good-faith estimate, of the Cost of the Work, except for any additional costs as the result of Tenant's changes, code related changes required by any governmental authority or Tenant-caused punch-list items.

(c) Landlord shall provide Tenant with a monthly statement of costs charged to the Allowance and Tenant shall have the right after completion of Tenant's Work to perform an audit of the expenditures charged to the Allowance.

4.3. NO OBLIGATION OF LANDLORD. Until Tenant approves the estimate in writing and escrows the funds for any above Allowance costs, Landlord shall be under no obligation to perform, or cause Contractor to perform, the installation of the items of Tenant's Work or order any of the Critical Delivery Items.

                                       5.

                     CONSTRUCTION OF TENANT IMPROVEMENT WORK

      Following Tenant's written approval of the Working Drawings and the Cost of the Work Statement, and its escrow of any above Allowance costs, Landlord shall cause its construction contractor,

("Contractor"), to commence and diligently proceed with the construction of Tenant's Work, subject to delays beyond the reasonable control of Landlord or Contractor. Promptly upon the commencement of Tenant's Work, Landlord will furnish Tenant with a construction schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during the prosecution of Tenant's Work modify or amend such schedule due to unforeseeable delays encountered by Landlord. Landlord shall make a reasonable effort to meet such schedule as the same may be modified or amended. Tenant may make changes ("Tenant's Changes") in Tenant's Work at any time prior to the date set forth in Section 8(b)(viii) hereof for the date of delivery of the Working Drawings, unless Landlord makes a material change in the Working Drawings in which event Tenant shall have five days to respond.

                                       6.

                                COST OF THE WORK

      The "Cost of the Work" means: (i) governmental agency plan check, permit and other fees (including any charges required by any governmental entity or authority having jurisdiction thereof); (ii) sales and use taxes; (iii) Contractor's insurance costs associated with the construction of Tenant's Work;
(iv) testing and inspecting costs; (v) the actual costs and charges for material and labor, contractor's profit of five (5%) percent and contractor's general overhead; (vi) actual costs incurred by Landlord in having the Tenant's Work done, such as copying or delivery charges; (vii) all other incidental costs to be expended by Landlord in the construction of Tenant's Work; and (viii) Landlord's ACR in an amount equal to two and one-half (2.5%) percent of the costs described in sections (i)-(vii).

                                       7.

                                TENANT'S MOVE-IN

      Tenant shall be responsible for protection of the elevator cab and casing during moving. Tenant shall schedule and pay for any security and staffing of the passenger/service elevator. Tenant or Tenant's movers shall deliver to Landlord in advance, written evidence of proper and sufficient insurance (in such form and with such coverages as Landlord may require) covering the Building, in the event of any damage incurred during Tenant's moving into the Premises, and such insurance shall name Landlord as an additional insured thereunder.

                                       8.

                                    SCHEDULE

            (a) Landlord Representative and Tenant Representative shall meet bi-weekly (face to face or via telephone conference) until the contractor achieves substantial completion for Tenant to receive reports on the status of construction.

            (b) Landlord has furnished Tenant with a final base plan Tenant's schedule from initial Space Plan to move-in shall proceed as indicated below and each action shall be completed on or before the date herein specified:

                            Action                         Response/Timeframe               Due Date
(i)       Tenant delivers to Landlord the design                                       December 15, 2000
          items that affect Landlord's Work

(ii)      Tenant delivers to Landlord the                                              December 15, 2000
          preliminary Space Plan

(iii)     Landlord delivers to Tenant written notice   4 business days from receipt    December 21, 2000
          approving or disapproving the initial        of Space Plan
          Space Plan

(iv)      Tenant delivers to Landlord, if necessary,   5 business days from delivery   December 28, 2000
          redesign of Space Plan                       of Landlord's notice (if
                                                       applicable)

(v)       Landlord delivers to Tenant written notice   3 business days from receipt     January 2, 2001
          of final approval of Space Plan              of redesigned Space Plan (if
                                                       applicable)

(vi)      Landlord delivers to Tenant a preliminary    10 business days from receipt   January 16, 2001
          estimate of the Cost of Work                 of final Space Plan

(vii)     Architect delivers to Tenant and Landlord    22 business days from           February 1, 2001
          the Working Drawings                         Tenant's delivery of final
                                                       approved Space Plan

(viii)    Contractor submits to the proper entities    Simultaneously with delivery    February 1, 2001
          the Working Drawings for permit              of Working Drawings to Tenant

(ix)      Tenant delivers signed and approved          1 business day from delivery    February 2, 2001
          Working Drawings to Landlord                 of Working Drawings

{x)       Landlord delivers to Tenant written notice   4 business days from receipt    February 8, 2001
          approving or disapproving the Working        of Working Drawings
          Drawings

(xi)      Tenant delivers to Landlord, if necessary,   4 business days from delivery   February 14, 2001
          redesigned Working Drawings                  of Landlord's notice (if
                                                       applicable)

(xii)     Landlord delivers to Tenant written notice   3 business days from receipt    February 19, 2001
          of final approval of Working Drawings        of redesigned Working
                                                       Drawings (if applicable)

(xiii)    Landlord delivers to Tenant the Cost of      12 business days from             March 7, 2001
          Work estimate including any above            Tenant's delivery of signed
          allowance costs                              Working Drawings

(xiv)     Tenant delivers to Landlord written notice   5 business days from Tenant's     March 14, 2001
          of final approval of Cost of the Work        receipt of Cost of the Work
          estimate                                     estimate

(xv)      Landlord provides Contractor notice to       1 business day from receipt       March 15, 2001
          proceed to commence construction subject     of approval of Cost of the
          to issuance of permit                        Work estimate, subject to the
                                                       receipt of permit

(xvi)     Contractor commences Tenant's Work                                           No later than
                                                                                       March 15, 2001
                                                                                       plus number of
                                                                                       days of Tenant
                                                                                       Delay (as define
                                                                                       below)

(xvii)    Contractor achieves substantial completion   55 business days from              May 31, 2001
                                                       commencement of construction

(xviii)   Landlord's architect certifies substantial   1, plus the number of days of      June 1, 2001
          completion and certificate of occupancy      Tenant Delay
          obtained

Notwithstanding the above Schedule, Tenant acknowledges that Landlord may install within the Premises certain Tenant Work under its base building permit. Such Tenant Work may commence prior to Tenant's final approval of the Cost of Work estimate and prior to Landlord's notice to Contractor to proceed with Tenant's Work.

                                       9.

                   CERTAIN PROVISIONS RELATING TO CONSTRUCTION

      9.1. COMPLETION DATE. Except as provided in the last paragraph of Article VIII hereof, upon delivery to Landlord by Tenant of written approval of the Cost of the Work and escrow of any above Allowance costs, Landlord will then cause Contractor to partition and prepare the Premises in accordance with the Working Drawings, commence construction of Tenant's Work, and thereafter pursue such construction in such manner as is reasonably necessary to substantially complete construction of the Premises on or before the Completion Date. The term "Completion Date" means the date Landlord's architect certifies substantial completion, as set forth in the schedule in Article VIII, above, or the date substantial completion of Tenant's Work would have been completed (and thus certificate of occupancy obtained) but which date is delayed by the number of days of Tenant Delay. The term "Tenant Delay" means any delay in the completion of Tenant's Work caused by (a) Tenant's or Tenant's Architect failure to act or provide the responses described in this Work Letter within the time specified;
(b) any changes requested by Tenant to any aspect of the Working Drawings that was reflected in the Space Plan; (c) changes requested by Tenant to any aspect of the Space Plan or the Working Drawings after Landlord's approval thereof; (d) the non-availability or excess procurement or delivery time for materials or equipment specified by Tenant's Architect; (e) delay in making Tenant's escrow of above Allowance costs, (f) any delay in Landlord's completion of the Premises through any negligence, gross negligence, or willful misconduct of Tenant, its employees, agents, contractors or representatives, or (g) any other delay caused by Tenant, its employees, agents, contractors or representatives.

      9.2. CONSTRUCTION OF TENANT'S WORK. Construction of Tenant's Work will be completed in a good and workmanlike manner, and in accordance with the Working Drawings (as revised, if applicable) and good industry practice.

      9.3. ENTRY UPON PREMISES. Tenant shall be entitled to enter the Premises from time to time during the course of construction as may be reasonably necessary for Tenant's space planning or inspection purposes, and thirty (30) days prior to the anticipated Commencement Date for the installation by Tenant of its fixtures or equipment, including its computer systems, telephone equipment and cabling provided (i) Tenant notifies Landlord in advance of such proposed entry and coordinates such entry so as to be accompanied by Landlord or Landlord's Representative, (ii) Tenant does not hinder or interfere with construction of the Premises or the activities of Contractor, and (iii) Tenant takes such reasonable protective precautions or measures for Landlord and/or Tenant as Landlord may reasonably request, given the stage of construction of the Building and/or the Premises at the time of such entry, including (if appropriate) execution of releases from liability for Landlord, Contractor or any other contractor in the Project from injuries sustained by Tenant in the Building during such entry. All such work will comply with all governmental rules and regulations and will be coordinated with Landlord and Landlord's Contractor. Tenant will not be charged for the use of, if available, elevators, bathrooms or electrical consumption during this period. Under no circumstances will any delay in the installation of Tenant's telecommunications and computer equipment and related wiring result in a delay in the Lease Commencement Date.

      9.4. PUNCH LIST ITEMS. After substantial completion of the construction of the Premises and prior to Tenant's installation of its furnishings in the Premises, Tenant may inspect (with Landlord) the Premises and furnish to Landlord "punch list" of errors (if any) and omissions (if any) in the construction of the Premises known to Tenant to exist. Any disputes between Landlord and Tenant concerning any final punch list item not resolved by Landlord and Tenant shall be decided by Landlord's architect and Tenant's Architect, and any such decision shall be binding on Landlord and Tenant. Upon receipt of the punch list, Landlord shall promptly correct (or cause the contractor to correct) such errors and omissions. A failure by Tenant to include on the punch-list any error or omission in the construction of the Premises reasonably apparent upon reasonable inspection shall constitute a waiver and release by Tenant of any claim or cause of action for damages from Landlord resulting from such error or omission. Except for punch list items which materially interfere with Tenant's ability to operate its business on and from the Premises, the existence of the punch list (and completion of the items listed thereon) shall not delay commencement of the term of this Lease and shall not affect Tenant's obligation to occupy the Premises and to pay Rent in accordance with the provisions of the Lease.

      9.5. CHANGES TO BUILDING. Prior to the Commencement Date, Landlord may alter the Premises to the extent found necessary by Landlord upon reasonable prior notice not less than five (5) days to accommodate changes in construction design or facilities including major alterations to the Premises, but the Premises, as altered, shall be in all material aspects comparable to the Premises including but not limited to Tenant's computer room, as defined herein. Any such alterations by Landlord shall be without liability to Tenant and shall not be considered Tenant Delay for purposes of this Lease unless caused by changes in Tenant Work made by Tenant.

      9.6. ADA. As of commencement of construction, Landlord shall use commercially reasonable efforts to have caused the Project (exclusive of the Premises except to the extent Tenant has as part of their plan submission advised Landlord of any special needs of Tenant and Tenant's Architect has correctly designed the Working Drawings to accommodate such needs) to be designed in accordance with all applicable laws pertaining to the Land and Project including the applicable building codes and Title III of the Americans with Disabilities Act ("ADA") to the extent applicable to the Project (exclusive of the Premises except to the extent Tenant has as part of their plan submission advised Landlord of any special needs of Tenant and Tenant's Architect has correctly designed the Working Drawings to accommodate such needs). Tenant shall be responsible for future compliance with all ADA requirements and regulations within the Premises.

                                       10.

                                   WARRANTIES

      10.1. NO WARRANTIES. TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE AND WILL MAKE NO WARRANTIES TO TENANT AS TO THE QUALITY OF CONSTRUCTION OF TENANT'S WORK OR OF THE CONDITION OF THE PREMISES UPON COMPLETION THEREOF, EITHER EXPRESS OR IMPLIED, AND THAT LANDLORD AND TENANT DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE OR WILL BE SUITABLE FOR TENANT'S INTENDED USE THEREOF. Notwithstanding the previous sentence, Landlord agrees to have its agreement with the contractor performing Tenant's Work provide that any warranties set forth therein shall be assigned to Tenant and, if not enforced by Landlord, may be enforced by Tenant, in accordance with the terms of such contract.

      10.2. OCCUPANCY. Occupancy of the Premises by Tenant in whole or in part shall constitute a waiver of all claims by Tenant except those arising from (a) latent defects (which shall be deemed waived by Tenant upon the expiration of the one (1) year period described in Section 10.3 below to the extent not contested within such one (1) year period), (b) failure of Tenant's Work to comply with the Working Drawings, which failure could not have been discovered with reasonably diligent inspection and inquiry upon the date Tenant confirms the substantial completion of the Premises, and (c) Contractor's failure to complete in due course the punch list items as set forth above.

      10.3. DEFECTS. Landlord agrees that if any defect in Tenant's Work is discovered by Tenant and written notice thereof is received by Landlord not less than ten (10) business days prior to the date which is one (1) year after the Commencement Date, Landlord will diligently pursue and seek to enforce any warranties and pursue any other liability of the Contractor and any subcontractor or materials supplier that provided defective labor or material in connection with Tenant's Work provided, however, that in no event will Landlord be obligated to institute any litigation or other legal process in connection therewith. 1.1.

                                       11.

                                     DEFAULT

      Any failure of Tenant to comply with the requirements of this Work Letter shall constitute a default by Tenant under the Lease and Landlord shall have and may pursue all remedies available to Landlord under the Lease, at law or in equity.

      IN WITNESS WHEREOF, the parties have executed this Work Letter as of the Date of execution of the Lease.

                                     LANDLORD

                                     150 College Road LLC
                                     a Delaware limited liability company

                                     By: /s/ C. Dean Patrinely
                                         --------------------------------
                                         C. Dean Patrinely, President
                                         Date: 12-21-00

                                     TENANT

                                     PHYSIOME SCIENCES, INC.
                                     a Delaware corporation

                                     By: /s/ J. Maida
                                         --------------------------------
                                     Name: J. Maida
                                     Title: CFO
                                     Date: 12-18-00

                                    EXHIBIT E

                           COMMENCEMENT DATE AGREEMENT

      This Commencement Date Agreement (this "Agreement") is made and entered into this 28 day of June, 2001, by and between 150 COLLEGE ROAD, LLC ("Landlord") and PHYSIOME SCIENCES, INC. ("Tenant").

      WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the "Lease") dated _______________, 2000, with respect to certain premises located in the building known as 150 College Road West in Village South at Princeton Forrestal Center, as premises are more particularly described in the Lease.

      WHEREAS, this Agreement is executed by Landlord and Tenant to confirm the Commencement Date and the Expiration Date, as those terms are defined in the Lease;

      NOW, THEREFORE, for and in consideration of the premises the mutual covenants expressed in the Lease, it is hereby agreed by Landlord and Tenant as follows:

      1. The Commencement Date for the Lease term was ____________and the Lease term will expire on ___________, _____ (the "Expiration Date").

      2. The Rentable Area for the Premises determined in accordance with the Space Plan is __________rentable square feet.

      3. The schedule for the Annual Base Rental and Monthly Installments is as set forth in Section 2.1.

      4. The Tenant's Proportionate Share based upon the Space Plan is ______%.

      5. Except as specifically set forth above, this Agreement shall not be deemed or construed to alter or amend the Lease in any manner.

      6. Subject to the provisions of the Work Letter attached as Exhibit D to the Lease, the Tenant accepts the Premises, including Tenant's Work completed by Landlord pursuant to the Work Letter.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first written.

                                       LANDLORD

                                       150 College Road, LLC, a Delaware
                                       limited liability company

                                       By: __________________________
                                                C. DEAN PATRINELY
                                       Date: _________________________

                                       PHYSIOME SCIENCES, INC.,a Delaware
                                       corporation

                                       By: _________________________
                                       Name: _______________________
                                       Title: ________________________
                                       Date: ________________________

                                    EXHIBIT F

                      AIR CONDITIONING AND HEATING SERVICES

            Landlord will furnish Building standard air conditioning and heating between 8:00 a.m. and 6:00 p.m. from Monday through Friday, except for holidays. Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), in which event Tenant shall reimburse Landlord for the cost of furnishing such services.

            The following dates shall constitute "Holidays" as said term is used in this Lease:

            (1) New Year's Day

            (2) Memorial Day

            (3) Independence Day

            (4) Labor Day

            (5) Thanksgiving Day

            (6) Christmas

            Tenant shall reimburse Landlord at a per hour per air handler unit rate when air conditioning or heating is furnished at times other than those stated above. The hourly rate shall in an amount equal to Landlord's actual costs of operation, including but not limited to costs of utilities, if applicable, labor, maintenance, equipment and depreciation, estimated initially to be $20.00 per hour without on-site labor, or $60 per hour with on-site labor present on an on-call/as necessary basis. Tenant must notify Landlord no later than 12:00 noon on the day the after hours HVAC is required or no later than noon the day before any holiday or no later than 12:00 noon on Friday if weekend HVAC is required in order for this service to be provided.

                                    EXHIBIT G

                                 BUILDING RULES

      1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies, and other similar areas shall not be used for the disposal of trash, be obstructed by Tenants, or be used by Tenants for any purpose other than entering or leaving the leased premises and for going from one part of the Building to another. If special trash haulings are required, please contact the Management Office.

      2. No sweepings, rubbish, rags or other unsuitable materials shall be disposed into plumbing fixtures or appliances. Damage resulting to any fixtures from misuse by a Tenant shall the liability of said tenant.

      3. Movement of furniture or office equipment in or out of the Building, or the dispatch or receipt of any bulky material merchandise or materials which requires the use of the elevators or the stairways or movement through the Building entrances or lobby will be restricted to such hours as Landlord shall reasonably designate. All such movement will be under the supervision of Landlord and in the manner agreed to between the tenant and Landlord by prearrangement. Such prearrangement, initiated by the Tenant, is subject to Landlord's reasonable control as to the time, method, routing of the movement and as to limitations for safety or other concerns which may prohibit any article, equipment or other item(s) from being brought into the Building. The Tenant is to assume all risks for damage to articles moved or injury to persons engaged or not engaged in such movement and for any damage to Landlord's equipment or property or injury to Landlord's personnel as a result of any act in connection with fulfilling this service for the Tenant. Landlord shall not be liable for any acts of any person(s) engaged in, or any damage or loss to any of said property of person(s), resulting from any act in connection with such service performed for the Tenant.

      4. All routine deliveries to a tenant's leased premise during 8:00 a.m. to 5:00 p.m. weekdays shall be made primarily through the north wing elevator. At such time as the north wing elevator is not available for such purpose, Tenant shall also have the right to use the atrium elevator for the same purposes on a secondary basis as needed. Except as set forth in this Section 4, the elevators in the lobby are to be used only for movement of people, unless an exception is approved by the Management Office which approval shall not be unreasonably withheld. If Tenant uses the lobby elevator for this purpose, Landlord shall use whatever reasonable means necessary to protect the elevator at Tenant's expense which shall be identified to Tenant in advance.

      5. To insure orderly operation of the Building outside the hours set forth in the preceding paragraph, no ice, mineral or other water or towels will be delivered after hours to tenants' leased premises except as approved by Landlord in writing, which approval shall not unreasonably be withheld.

      6. Corridor doors, when not in use, shall be kept closed.

      7. Tenant space that is visible from public areas must kept reasonably neat and clean and is subject to Landlord's reasonable approval.

      8. Tenants shall not tamper with or attempt to adjust temperature control thermostats in the leased premises. Landlord shall adjust thermostats as required to maintain the Building standard temperature. Landlord requests that all window blinds remain down and tilted at a 45 degree angle toward the street help maintain comfortable room temperatures and conserve energy.

      9. All requests for overtime air conditioning or heating must be submitted in writing to the Management Office by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests, and by 2:00 p.m. on the preceding business day for holiday requests.

      10. The Building hours are from 8:00 a.m. until 6:00 p.m. Monday through Friday, excluding Holidays. Access at all other times is provided by the electronic card system.

      11. Tenants will comply with all security procedures during business hours and after hours and on weekends.

      12. Tenant shall not have the right to install locks to and in the leased premises without the Landlord's prior written approval.

      13. Tenants will cooperate with Landlord's employees in keeping leased areas neat and clean, unless the tenant is responsible for cleaning and maintenance personnel. Landlord will in no way be held responsible by any tenant, its agents, employees or invitees for any loss of property from the lease premises or public areas or for any damage to any property within the leased premises even if such loss or damage occurred when premises were locked against entry.

      14. Signs, advertisements, or notices visible from outside the Building shall be subject to Landlord's prior written approval. Signs, advertisements or notices visible in or from public corridors shall be subject to Landlord's prior written approval.

      15. Landlord will provide and maintain a directory board for all the tenants in the main lobby of the Building, and no other directory will be permitted.

      16. Proposed plans for alterations within the Building must be approved in writing by Landlord. This provision will apply to all work performed in the Building including, but not limited to all installations affecting or affixed to floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building.

      17. Landlord reserves the right to prescribe the weight and positioning of safes, files, filing systems and other heavy equipment and written approval, which shall not be unreasonably withheld must be obtained from the Management Office before work begins. All damage done to the Building by the movement of property of the tenant, or done by the tenant's property while in the Building, will be repaired at the Tenant's expense.

      18. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed to the demised premises and none shall be introduced or placed to the demised premises except as Landlord shall direct. Electric current shall not be used for supplemental power or heating without Landlord's prior written permission.

      19. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

      20. Tenants, their agents, employees and invitees shall observe no smoking in all public areas including elevators, restrooms, etc. and may smoke in areas designated by Landlord outside of the Building.

      21. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and tenants shall comply with all applicable building and fire codes relating thereto.

      22. Tenants will not make or permit any improper noises within the Building or otherwise interfere with other tenants or persons having business within the Building.

      23. No animals other than service animals as permitted pursuant to applicable law including the Americans with Disabilities Act shall be brought into or kept in, on or about the Building.

      24. Landlord reserves the right to rescind any of the rules and regulations and to make such other and further rules and regulations as, in its reasonable judgment, shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

      25. The carrying of firearms of any kind in any leased premises, the Building, any related parking garages, or the Project of which the foregoing are a part, or any sidewalks, drives, or other common areas related to any of the foregoing is prohibited except in the case of unconcealed firearms carried by licensed security personnel hired or contracted for by tenants for security of their premises as permitted by such tenants' leases or otherwise consented to by Landlord in writing.

      26. The Premises shall not be used for the storage of merchandise held for sale to the general public, lodging, manufacturing of any kind or any business or activity other than specifically provided for in Tenant's Lease. No cooking shall be done or permitted on the Premises, except that the use by Tenant of approved microwaves or equipment for brewing coffee, tea or other hot beverages shall be permitted; provided that such use is in accordance with all applicable federal, state and local laws, codes, ordinances and regulations.

      27. No curtains, drapes, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung, or placed in, or used in connection with any window of the Premises without the prior written approval of Landlord. In the event such consent is granted, such items shall be installed on the office side of Landlord's standard window coverings and shall in no way be visible from the exterior of the Building.

      28. In the event of any conflict between the provision of this EXHIBIT G and the Lease, the provisions of the Lease shall prevail.

      29. Tenants shall only park in the designated Parking Facilities for the Building provided by Landlord, and shall not park in any restricted areas including but not limited to fire lanes.

                                    EXHIBIT H

                            JANITORIAL SPECIFICATIONS

Services specified nightly should be performed Monday through Friday (exclusive of Holidays) unless otherwise stated. No janitorial services shall be provided in Tenant's computer room or executive offices.

I.    Office Areas

      A.    SERVICES PERFORMED NIGHTLY:

            1. Empty and clean all waste receptacles and remove waste paper and rubbish from the premises.

            2.    Empty and damp wipe all ash trays; screen all sand urns.

            3. Vacuum carpet under furniture and along edges. All edges should be either swept or vacuumed with the appropriate edge cleaning tools. Vacuum all rugs and carpet, unobstructed by furniture, in the offices, lobbies and corridors.

            4. Hand dust or wipe clean with damp or treated cloth all office furniture, telephones, files, fixtures, paneling, window sills, chairs, occasional tables, and other horizontal surfaces.

            5. Damp wipe and polish all glass furniture tops. Remove finger marks and smudges from doors, door frames, around light switches, private entrance glass partitions, pictures, wall decorations, all glass furniture tops.

            6.    Wash clean all water coolers, drinking fountains, etc.

            7.    Sweep all internal stairways and vacuum if carpeted.

            8. Sweep and/or dust mop all uncarpeted floors. (This is to include all stone, tile, wood floors within the public areas or tenant lease spaces.)

            9.    Spot clean carpet.

            10. Dress and spray-buff to a scuff-free gloss all tile floors twice per week.

      B.    SERVICES PERFORMED IN THE FREQUENCY AS STATED:

            1. Damp wipe all debris and liquids from waste receptacles nightly.

      C.    SERVICES PERFORMED QUARTERLY:

            1.    Wash interior surface of all exterior windows.

            2. Clean all interior metal window frames, mullions and other unpainted interior metal surfaces of the perimeter walls of the building.

            3.    Damp wipe all mini-blinds.

            4. Strip and reseal all tile floors including public and service corridors.

II.   RESTROOMS

      A.    SERVICES PERFORMED NIGHTLY:

            1. Wet mop and thoroughly rinse floor. Clean all edges to prevent dirt build-up. Do not leave standing water on the floors.

            2. Damp wipe and remove all finger marks, smudges and stains from mirrors, bright work, enameled surfaces and fixtures.

            3. Wash and disinfect all basins, urinals and bowls. Remove stains and clean under-sides of rim on urinals and bowls.

            4. Wash both sides of all toilet seats with soap water to disinfect.

            5. Damp wipe and remove all smudges, stains and finger marks from all partitions, tile walls and outside surfaces of all dispensers and receptacles. Damp wipe and remove all smudges, stains and water spots from all lavatory tops and VWC or other wall finish materials next to dispensers/receptacles.

            6. Empty and sanitize all trash receptacles and sanitary disposals.

            7. Fill all toilet tissue, soap, towel and sanitary napkin dispensers. Money from the sanitary napkin machines is to be collected by Tenant and retained by Tenant.

            8. Clean flushometers, piping, toilet seat hinges and other metal. Do not leave oily film on any stainless steel restroom equipment.

            9. Pour at least one gallon of water down each restroom floor drain and wipe clean each drain grille.

            10. All private restroom facilities will be cleaned and stocked in the same manner as noted above for public restroom facilities.

      B.    SERVICES PERFORMED WEEKLY:

            1.    Scrub all floors.

            2.    Polish all bright work.

      C.    SERVICES PERFORMED MONTHLY:

            1. Wash and polish all walls, partitions, dispensers, receptacles and enamel surfaces from ceiling to floor.

            2. Vacuum all louvers and ceiling ventilating grilles. Dust light fixtures and lenses.

III.  PUBLIC AREAS

      A.    LOBBY FLOORING

            1.    Services performed Monday through Friday and Sunday:

                  a. Damp mop.

            2.    Services performed twice a week:

                  a. Scrub.

      B.    COMPOSITION FLOOR AND BASES

            1.    Services performed nightly:

                  a. Sweep.

                  b. Spray buff.

            2.    Services performed monthly:

            a.    Wax and buff.

      3.    Services performed quarterly:

            a.    Strip and reseal.

C.    CARPETED AREA

      1.    Services performed nightly:

            a.    Vacuum.

            b.    Spot remove stains.

            c.    Sweep and vacuum all edging.

D.    WALLS

      1.    Services performed monthly:

            a.    Dust all walls.

            b.    Spot wash.

E.    CEILINGS

      1.    Services performed monthly:

            a. Dust by vacuuming all air grilles/diffusers, in corridors and elevator lobbies.

F.    BRIGHT WORK

      1.    Services performed nightly:

            a.    Dust and polish.

G.    LIGHTS/LIGHT FIXTURES

      1.    Services performed quarterly:

            a.    Dust.

            b.    Damp wipe and remove all finger marks and smudges.

H.    PASSENGER/SERVICE ELEVATORS

      1.    Services performed nightly:

            a. Dust all surfaces, clean and polish all metals as specified per management.

            b.    If carpet, vacuum and clean.

            c.    If tile, sweep, wash, dress and buff.

            d.    Clean and polish all thresholds in cabs and on the floors.

            e. Dust and damp wipe all elevator lobby fixtures, removing all finger marks and smudges.

      2.    Services performed weekly:

            a.    Dust ceiling.

            b.    If tile, scrub and wax.

      3.    Services performed monthly:

            a.    Shampoo carpet.

      4.    Services performed quarterly:

            a.    If tile, strip and reseal.

I.    ASH URNS

      1.    Services performed nightly:

            a.    Clean and polish.

            b.    Sift sand and refill as required.

      2.    Services performed monthly:

            a.    Empty and replace sand.

J.    WATER COOLER/DRINKING FOUNTAINS

      1.    Services performed nightly:

            a.    Wash, disinfect and polish until dry.

K.    STAIRWAYS AND LANDINGS

      1.    Services performed weekly:

            a.    Sweep risers.

            b.    If carpet, vacuum and spot clean.

            C.    Police all stairs and landings.

      2.    Services performed monthly:

            a.    Wet mop risers.

            b. Dust and damp wipe all louvers, light fixtures and life safety equipment.

      3.    Services performed quarterly:

            a.    Dust railing, adjacent areas and any ledges.

            b.    Dust walls and spot wash walls.

      4.    Services performed semi-annually:

            a. If carpet, shampoo (to be done as a tenant extra as arranged for with the tenant).

L.    FIRE HOSE CABINETS

      1.    Services performed weekly:

            a.    Clean and dust.

M.    DOORS

      1.    Services performed quarterly:

            a.    Dust wooden doors.

N.    INTERIOR GLASS

      1.    Services performed nightly:

            a.    Clean glass entrance doors and adjacent glass panels.

            b. All lobby level glass up to a height reachable from the ground using extension brushes.

O.    EXTERIOR GLASS

      1.    Services performed semi-annually:

            a.    Exterior window washing at least twice per year.

P.    CONFERENCE ROOMS

      1.    Services performed nightly:

            a.    Vacuum

            b.    Empty all waste receptacles

      2.    Services performed weekly:

            a.    Polish furniture

            b.    Dust high surfaces

Q.    KITCHENS

      1.    Services performed nightly:

            a.    Clean all walls and counters

            b.    Mop or vacuum floor

            c.    Maintain soap dispensers

                                    EXHIBIT I

                        [SCHEDULE OF PARTICIPATING PLANS]

25231-3-2     AFL-CIO STAFF RET FD.
34173-0-0     ANNUITY PLAN OF THE ELECTRICAL INDUSTRY

34207-0-0     ATLANTA PLUMBERS AND STEAM FITTERS
25231-0-8     BAKERY & CONF UNION & IND
34104-0-4     BRICKLAYERS AND ALLIED CRAFTS
25231-1-6     BRICKLAYERS & TROWEL TRADES
25238-3-5     BRICKLAYERS LOCAL 19
34102-0-6     BRICKLAYERS LOCAL 21 PENSION FD
25233-1-4     BRIDGE & IRON WORKERS STAFF
33756-0-7     CWA/ITU NEGOTIATED PENSION PLAN

25238-0-1     CALPERS
33437-0-4     CARPENTERS LOCAL #496 PEN FD

34209-0-8     CARPENTERS LABOR MANAGEMENT
33323.0-1     CARPENTERS PEN FUND ILLINOIS
33649-0-8     CARPENTERS PEN TR FD OF ST. LOUIS
33346-0-4     CASCADE PENSION TRUST
33648-0-9     CEMENT MASONS LOCAL 886 & 404
34086-0-6     CENTRAL/NORTH FL CARPENTERS
25234-0-5     CENTRAL PEN FD OF IUOE
34105-0-3     CONNECTICUT PLUMBERS & PIPEFITTERS
25235-3-8     EIGHTH DIST IBEW
25239-1-8     IBEW 595 MONEY PURCHASE
33371-0-2     ELECTRICAL WORKERS PEN FD #103
33732-0-6     HAWAII LABORERS' PENSION FUND
33811-0-0     HOTEL & RESTAURANT EMP INTL UNION
34159-0-8     IBEW LOCAL UNION NO. 99 ANNUITY
34156-0-1     IBEW LOCAL UNION NO. 99 RETIREMENT
33331-0-1     IBEW LOCAL #380 PENNSYLVANIA
33955-0-6     IBEW #481 MONEY PURCHASE PEN PI
25238-2-7     IBEW 673 PENSION FUND
25238-1-9     IUPAT LOCAL & DIST. COUNCIL PEN FD
34189-0-2     ILLINOIS FEDERATION OF TEACHERS
25237-0-2     INDIANA ST. COUN CARPENT PEN

33629-0-2     INDUSTRICORP & CO FBO MINNEAPOLIS

25233-0-6     INT ASSOC OFF & EMP LOC DIST
34155-0-2     IRONWORKERS LOCAL NO 16 PENSION FD
33995-0-8     IUE AFL-CIO PENSION FUND
33006-0-5     JT IND BOARD - ELECTRICAL
33703-0-1     KANSAS CONSTRUCTION TRADES OPEN END
25232-3-1     LABORERS INT UN STAFF PEN PI
34103-0-5     LABORERS' PENSION FUND
33369-0-6     LOCAL #68 ENGINEERS AN FD
34074-0-0     LOCAL 68 IUOE PENSION FUND
34174-0-9     MARYLAND ELECTRICAL INDUSTRY PENSION FUND

34190-0-9     MILWAUKEE DRIVERS PENSION TRUST
25239-2-6     NATIONAL AUTOMATIC SPRINKLER
25233-3-0     NATIONAL ELECTRICAL ANNUITY PLAN
25237-3-6     NATIONAL ROOFERS
33016-0-3     NECA-IBEW 176 ILLINOIS
33022-0-5     NECA-IBEW PEN TRUST FUND
34075-0-9     NECA-IBEW 364 DEFINED CONTRIBUTION
34263-0-1     NEW JERSEY CARPENTERS ANNUITY FUND
34222-0-1     NEW JERSEY CARPENTERS PENSION FUND
34029-0-6     NYC DISTRICT COUNCIL OF CARPENTERS
34198-0-1     OFF. & EMP. LOCAL HEREIU
25235-0-4     OHIO LOCAL NO.1 OPER.PLAST & CEMENT
33493-0-5     OP. ENG. CONSTR. IND. & MISC. PEN. FD
33393-0-6     PACIFIC COAST ROOFERS PENSION PLAN
33357-0-0     PAINTERS AND ALLIED TRADES INTL UNION
33607-0-8     PAINTERS DISTRICT COUNCIL NO. 35
25234-1-3     PLUMBERS & PIPEFITTERS NATL
33345-0-5     PLUMBERS LOCAL #8 PEN PLAN
34027-0-8     PLUMBERS' PENSION FUND
33518-0-6     PUGET SOUND ELEC. WRKRS. PEN TRUST
34045-0-6     RET. FD. OF THE PLUMBING- HEATING
33623-0-8     RODMAN LOCAL 201 PENSION FUND
33994-0-9     ROOFERS' LOCAL 11 PENSION FUND
33004-0-7     ROOFERS LOCAL UNION 33
33954-0-7     SAN DIEGO HOTEL & REST EMP PEN
33501-0-5     SAN FRANCISCO CUL. BAR. SERV. EMP.
25233-2-2     SERVICE EMP INT UN MAST PEN
33005-0-6     SHEET METAL WRKRS 19 PHILA
34072-0-2     SHEET METAL WORKERS LOCAL 100
33628-0-3     SOUTHERN CA OPERATING ENGINEERS PEN
33929-0-9     SW OHIO DISTRICT COUNCIL OF CARPENTERS
34026-0-9     SOUTHERN NEVADA CULINARY
25235-2-0     STATIONERY OP ENG. LOCAL 39
34030-0-3     TEAMSTERS LOCAL 705 PENSION FUND
33616-0-7     TILE TERRAZZO & MARBLE INDUSTRY PEN
33731-0-7     TWIN CITY CARPENTERS & JOINERS
25232-0-7     UFCW PENSION PLAN FOR EMPLOYEES
34107-0-1     UNITED MINE WORKERS OF AMERICA
25237-2-8     UPPER PENINSULA PLUMBERS
34265-0-9     WEST MICHIGAN PLUMBERS

                                    EXHIBIT J

                            NON-DISCLOSURE AGREEMENT

      This Non-Disclosure Agreement is dated as of the ______day of _________2000, by and between 150 COLLEGE ROAD, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") ["Undersigned", if to be executed by a party other than Landlord] with offices located at 100 College Road West, Second Floor, Princeton, New Jersey 08540 and PHYSIOME SCIENCES, INC., A DELAWARE CORPORATION ("Physiome") located at 150 College Road West, Third Floor, Princeton, New Jersey 08540 ("Property").

      In connection with a Lease executed by and between Landlord and Physiome, Landlord has requested that Tenant disclose certain financial information concerning Physiome, specifically and expressly subject to the terms and conditions of said Lease and the within Non-Disclosure Agreement.

      Therefore, the parties hereby mutually agree as follows:

1. As a condition to Landlord being furnished with financial information by Physiome in accordance with the said Lease, Landlord agrees to treat any such information concerning Physiome, its affiliates and subsidiaries that is furnished by or on behalf of Physiome, whether furnished before or after the date of this Non-Disclosure Agreement, together with analyses, compilations, studies or other documents prepared by Landlord or any of Landlord's directors, officers, employees, members, managers, agents or advisors, (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and any representatives of such advisors) (collectively, "Representatives") that contain or otherwise reflect such information (hereinafter collectively referred to as the "Financial Material"), as secret and confidential information and in accordance with the provisions of this Non-Disclosure Agreement.

2. Landlord understands and acknowledges that its access, whether written, verbal, or otherwise, to Financial Material of Physiome shall include, but not be limited to, information not available to the general public which is required by Physiome to be maintained as secret and confidential. Any material which is in the public domain, i.e., a public annual report, shall not be subject to the terms of the within Non-Disclosure Agreement. Accordingly, Landlord agrees:

- That all documents and records of Physiome are and shall remain the property of Physiome, at all times whatsoever;

- That the Financial Material will not be used by Landlord in any way detrimental to Physiome;

- That it will not contact any of Physiome's employees or competitors, or their affiliates, officers, or directors regarding the Financial Material; and

- That such Financial Material will be kept strictly and completely confidential, except upon the prior written consent of Physiome, and will not be disclosed by Landlord, or its Representatives, in any manner whatsoever, in whole or in part.

3. Notwithstanding anything herein to the contrary, Landlord may disclose Financial Material in accordance with the terms of the parties' Lease and this Non-Disclosure Agreement(s) as follows: to not more than five (5) prospective mortgagees and not more than five (5) prospective purchasers in any one potential financing or sale. In each and every instance said prospective mortgagee and purchaser shall as a pre-condition to any disclosure execute a Non-Disclosure Agreement in form and substance substantially similar to the within Non-Disclosure Agreement being executed by Landlord.

4. Landlord hereby agrees that the Financial Material will be used solely in connection with any proposed mortgaging or sale of the Property, and pursuant to the terms of the Lease with respect to the exercise of any Expansion Option. In any event, Landlord shall be responsible for any breach of this Non-Disclosure Agreement by any of its Representatives and hereby agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Financial Material. Landlord further agrees that the Financial Material that is in reproducible form shall not be copied or reproduced at any time without the prior written consent of Physiome except as may be authorized in the said Lease.

5. In addition, without the prior written consent of Physiome, Landlord will not, and will direct its Representatives not to, disclose to any person that the Financial Material has been made available to Landlord or its Representatives or any terms, condition or other facts with respect to Physiome's Financial Material.

6. In the event that Landlord is requested or required by law, regulation, supervisory authority or other applicable judicial or governmental order to disclose any Financial Material, Landlord will provide Physiome with prompt written notice of such request or requirement so that Physiome may seek an appropriate protective order. If, failing the entry of a protective order, Landlord is, in the opinion of its counsel or pursuant to Court order, compelled to disclose Financial Material, Landlord may disclose that portion of the Financial Material that its counsel advises, or pursuant to Court order, that it is compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Financial Material that is being disclosed - the employment of good faith efforts to obtain the execution of a Non-Disclosure Agreement in form and substance substantially similar to the within Non-Disclosure Agreement shall constitute reasonable efforts. In any event, Landlord will not oppose action by Physiome to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Financial Material.

7. All Financial Material disclosed by Physiome shall be and shall remain the property of Physiome. Within five days after being so requested by Physiome, Landlord shall return or destroy all documents thereof furnished by Physiome at the expiration of its Lease(with respect to any lender this shall be subject to banking audit requirements).Except to the extent a party is advised in writing by counsel that such destruction is prohibited by law, Landlord will also destroy all written material, memoranda, notes, copies, excerpts and other writings or recordings whatsoever prepared by Landlord or its Representatives based upon, containing or otherwise reflecting any Financial Material at the expiration of Physiome's Leasehold. Any destruction of materials shall be confirmed by Landlord in writing. Any Financial Material that is not returned or destroyed, including without limitation any oral Financial Material, shall remain subject to the confidentiality obligations set forth in this Non-Disclosure Agreement. In the event Physiome becomes a public company, Physiome shall within five (5) business days after becoming public, furnish Landlord with its final registration statement filed with the Securities and Exchange Commission, including all financial statements filed in connection therewith, at which time, at Physiome's request, Landlord shall return all Financial Material to Physiome without retaining any copies whatsoever (with respect to any lender this shall be subject to banking audit requirements).

8. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Non-Disclosure Agreement and that Physiome shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach and Landlord further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Non-Disclosure Agreement, but shall be in addition to all other remedies available at law or equity to Physiome.

9. In the event of litigation relating to this Non-Disclosure Agreement a court of competent jurisdiction is hereby authorized to order and direct that the non-prevailing party shall pay all reasonable legal fees and costs of the prevailing party incurred in connection with such litigation, including any appeal therefrom.

10. This Non-Disclosure Agreement may not be amended except in writing signed by both parties hereto. No failure or delay by Physiome in exercising any right hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

11. This agreement may be executed in counterparts.

12. If any term, covenant or condition of this Non-Disclosure Agreement shall to any extent be invalid or unenforceable, the remainder of this Non-Disclosure Agreement shall not be affected, and each term, covenant or condition of this Non-Disclosure Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. This Non-Disclosure Agreement is governed by the laws of the State of New Jersey without regard to conflict of laws principles. Any action brought in connection with this Non-Disclosure Agreement shall be brought in the federal or state courts located in the State of New Jersey and the parties hereto hereby irrevocably consent to the jurisdiction of such courts.

150 COLLEGE ROAD, LLC, A DELAWARE PHYSIOME SCIENCES, INC., A DELAWARE LIMITED
LIABILITY COMPANY, LANDLORD       CORPORATION, TENANT

By: ___________________________          By: _____________________________
    C. Dean Patrinely

Title: ________________________          Title: __________________________

                            NON-DISCLOSURE AGREEMENT

           ALTERNATE PARAGRAPH 7 [FOR INSTITUTIONAL ENTITIES THAT HAVE
      EITHER AN EQUITY INTEREST (i.e., AS LANDLORD), OR A SECURITY INTEREST
                     (i.e., AS LENDER) IN 150 COLLEGE ROAD]

7. ALL FINANCIAL MATERIAL DISCLOSED BY PHYSIOME SHALL BE AND SHALL REMAIN THE PROPERTY OF PHYSIOME. ANY FINANCIAL MATERIAL THAT IS NOT RETURNED OR DESTROYED BY UNDERSIGNED, EITHER IN THE ORDINARY COURSE OF BUSINESS OR AFTER REQUEST BY PHYSIOME, SHALL REMAIN SUBJECT TO THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS NON-DISCLOSURE AGREEMENT. IN THE EVENT PHYSIOME BECOMES A PUBLIC COMPANY, PHYSIOME SHALL WITHIN FIVE (5) BUSINESS DAYS AFTER BECOMING PUBLIC, FURNISH UNDERSIGNED WITH ITS FINAL REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, ALL FINANCIAL STATEMENTS IN CONNECTION THEREWITH.

                                    EXHIBIT K

                                     PARKING

      1. Landlord hereby agrees to make available to Tenant, during the term of this Lease, for Tenant's exclusive use, up to ten (10) uncovered parking spaces which shall be marked at Tenant's sole cost and expense "Reserved - "Physiome" at locations mutually agreeable to both Tenant and Landlord, upon the terms and conditions of this EXHIBIT K. The foregoing ten (10) parking spaces are referred to herein collectively as the "Reserved Spaces." Landlord shall mark the spaces as appropriate, but shall not have any responsibility or liability for policing the use of the Reserved Spaces.

      2. During the term of this Lease, Landlord shall provide parking facilities located adjacent to the Building (the "Parking Facilities") of not less than four (4) parking spaces per 1,000 square feet of Rentable Area of the Building, inclusive of the Reserved Spaces and any Reserved Spaces allocated to other tenants of the Building, for use by the Tenant and the other occupants of the Building. Except in regard to the cost of marking the Reserved Spaces, such parking shall be provided at no additional cost.

      3. If any of the Reserved Spaces are not available or become unavailable to Tenant (due to causes beyond the reasonable control of Landlord) during any portion of the term of this Lease, Landlord shall use good faith efforts to make available to Tenant alternate parking spaces located reasonably near the Building until the Reserved Spaces covered by this Lease are made available to Tenant.

      4. Tenant's right to park in the Parking Facilities (other than the Reserved Spaces) shall be non-exclusive. Tenant's use of the Reserved Spaces and of any portion of the Parking Facilities shall be subject to such reasonable rules and regulations as may be promulgated by the Landlord, or the operator of the Parking Facilities, if any, from time to time furnished in writing to Tenant reasonably in advance of their effectiveness.

      5. Upon the occurrence of a monetary Event of Default (subject to the applicable notice and cure rights set forth in the Lease in Section 8.1), Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to suspend any or all of Tenant's parking rights hereunder without prior notice or warning to Tenant.

      6. Landlord reserves the right in its sole and absolute discretion to determine whether the Parking Facilities are or becoming overburdened, to reasonably allocate, assign and reassign parking spaces among Tenant and other tenants, to reasonably reconfigure the Parking Facilities, and/or to modify the existing ingress to and egress from the Parking Facilities as Landlord shall deem appropriate. Landlord will not materially diminish Tenant's access to the Building or to the Parking Facilities and will not decrease the number of spaces allocated to Tenant. In no event, however, will Tenant be treated differently than any other Tenant and no other tenant will be given priority over Tenant.

                                    EXHIBIT L

                                 RENEWAL OPTION

      1. Tenant shall have the option (the "Renewal Option") to renew and extend the term of this Lease for two (2) additional periods of five (5) years each commencing at midnight on the day on which the then-existing term of this Lease expires ("Renewal Term"). The Renewal Option may only be exercised by Tenant giving written notice thereof ("Tenant's Notice") not more than thirteen (13) months nor less than twelve (12) months prior to the expiration of the then-existing term of this Lease. If Tenant fails to give notice of exercise of the Renewal Option within such specified time period, the Renewal Option shall be deemed waived and of no further force and effect and this Lease shall terminate upon the expiration of the then-existing Lease term.

      2. Tenant's right to extend this Lease as provided for herein can be exercised only if, at the time of Tenant's exercise of the Renewal Option and upon the commencement of the relevant Renewal Term, no Event of Default then exists under this Lease. If such condition is not satisfied or waived by Landlord, the Renewal Option shall be terminated and of no further force and effect, any purported exercise thereof shall be null and void and this Lease shall terminate upon the expiration of then-existing Lease term.

      3. If Tenant exercises the Renewal Option (in accordance with and subject to the provisions of this EXHIBIT L), the terms, covenants and conditions in this Lease shall be amended consistent with the Applicable Percentage (as defined below) of the then Net Effective Fair Market Terms (as hereinafter defined) for comparable space in a comparable building in a comparable office park in the Princeton metropolitan market ("Comparable Buildings"), except that any terms, covenants and conditions that are expressly or by their nature inapplicable to the Renewal Term (including, without limitation, any renewal) shall be deemed void and of no further force and effect. For purposes of this EXHIBIT L, the "Applicable Percentage" shall be ninety-seven (97%) percent. Furthermore, the parties agree that the parking provisions set forth in EXHIBIT K shall apply to any Renewal Term.

      4. As used herein "Net Effective Fair Market Terms" shall mean all monetary terms including effective rental rates, tenant improvement allowances and other monetary concessions and provisions granted or provided in leases to renewing tenants of comparable quality, size and financial capability of Tenant in Comparable Buildings for five (5) year renewals. If the Net Effective Fair Market Terms, at the time in question, include any monetary provisions such as free rent, leasing commissions paid to tenant's agents, improvement allowances or contributions, rental escalations, lease assumptions, expense fees and base year operating expenses, moving or other allowances or other monetary provisions, the Net Effective Fair Market Terms shall take into account such monetary provisions and compute a net effective per annum per rentable square foot Base Rental Rate for the extended five year term (or other longer term agreed to by the parties) exclusive of parking provisions which shall be governed solely EXHIBIT K hereto. The fact that Landlord will not lose any rent because of marketing or construction time will not be one of the factors analyzed in determining the Net Effective Fair Market Terms. Furthermore, any monetary concessions granted hereunder during the initial term of the Lease shall be void and inapplicable to any Renewal Term. Within thirty (30) days after receipt of Tenant's notice of exercise of the Renewal Option, in no event earlier than twelve (12) months prior to the commencement of the Renewal Term, Landlord will notify Tenant in writing of its determination of the Net Effective Fair Market Terms for the Premises for the Renewal Term. If Tenant disagrees with Landlord's determination, Tenant shall notify Landlord in writing within ten (10) days of receipt of such notice and Landlord and Tenant shall then have a period of twenty (20) days from and after Landlord's receipt of Tenant's notice of disagreement to mutually resolve such Net Effective Fair Market Terms. If no written agreement is reached within such twenty (20) day period, for any reason then the parties shall be deemed to have elected to have the Net Effective Fair Market Terms determined pursuant to paragraph 5 below unless the Tenant by written notice to Landlord (which notice must be received by Landlord on or before expiration of the twenty (20) day period) elects to terminate this Renewal Option, time being of the essence.

      5. If Net Effective Fair Market Terms are to be determined under this
Section 5 then within seven (7) days after the date of the expiration of the twenty (20) day period set forth above, each party shall, by written notice to the other, appoint a licensed commercial real estate broker with at least five
(5) years' full-time experience leasing office space in the Princeton metropolitan area ("Qualified Broker") to determine the Net Effective Fair Market Terms for the Premises. If a party does not appoint a Qualified Broker within such seven (7) day period, then the single Qualified Broker shall be the sole Qualified Broker and shall set the Net Effective Fair Market Terms. The Qualified Brokers appointed by the parties shall meet promptly and attempt to set the Fair Market Terms. If they are unable to agree on the Net Effective Fair Market Terms within twenty
(20) days after the date the second Qualified Broker has been appointed, they shall in writing notify Tenant and Landlord of their inability to agree which notice shall be received by Tenant and Landlord within five (5) business days of the expiration of the twenty (20) day period, and the Qualified Brokers shall elect a third Qualified Broker within seven (7) days after their noice to Landlord and Tenant. Each of the parties shall pay for the Qualified Broker appointed by it and shall bear one-half of the cost of appointing the third Qualified Broker and of paying the third Qualified Broker's fee. The third Qualified Broker, however selected, shall be a person who has not previously acted in any capacity for either party.

      Within twenty (20) days after the selection of the third Qualified Broker, the third Qualified Broker shall determine the Net Effective Fair Market Terms and all three of the Qualified Brokers' Net Effective Fair Market Terms shall be averaged excluding any single Net Effective Fair Market Terms determination which is more than ten percent (10%) higher or lower than the middle determination of Net Effective Fair Market Terms and the remaining determinations shall then be averaged. Such final determination shall be binding upon both Landlord and Tenant.

      6. All notifications contemplated by this Paragraph, whether from Tenant to Landlord, or from Landlord to Tenant, shall be in writing and shall be given in the manner provided in the Lease, time being of the essence.

      7. Upon determination of the Net Effective Fair Market Terms, in accordance herewith the Lease shall be amended accordingly but an otherwise valid exercise of this Renewal according to the terms set forth herein shall be fully effective and binding on both Landlord and Tenant, whether or not such amendment is executed.

                                    EXHIBIT M

                              RIGHT OF SECOND OFFER

      1. After the initial lease up of the Building and subject to extension options, but not expansion options, granted to other Tenants in the Building pursuant to such initial lease up as well as the existing Right of First Offer provided to Novo Nordisk and subject to and upon the terms, provisions and conditions set forth in this EXHIBIT M, Tenant shall have, and is hereby granted, a continuing right of second offer (the "Second Offer Right") to lease up to one additional floor in the Building (hereinafter sometimes called the "Second Offer Premises"), which becomes available for lease during the initial term of this Lease and any extensions of the initial term.

      2. Tenant may exercise this Second Offer Right only if, at the time of such exercise and at the time of Landlord's delivery of the Second Offer Premises to Tenant, (a) no Event of Default exists, (b) Tenant is in possession of the entire Premises (unless Landlord, in its sole discretion, elects to waive such condition(s)), (c) Novo Nordisk has not exercised its Right of First Offer on the Second Offer Premises, and (e) Tenant has a minimum valuation, acceptable to Landlord, of $100,000,000 and sufficient cash flow, as determined by Tenant's independent accountants in accordance with GAAP, to sustain its operations for a minimum of three (3) years. If such condition(s) are not satisfied or waived by Landlord, any purported exercise thereof shall be null and void. No assignee of Tenant or sublessee of the Premises may exercise a Second Offer Right.

      3. At any time that the Second Offer Premises becomes available for lease, Landlord shall promptly deliver to Tenant written notice of such availability and proposed terms for lease (which will be at the then prevailing market rate) of the Second Offer Premises (an "Availability Lease Proposal"). Tenant shall have a period of fifteen (15) calendar days after receipt of an Availability Lease Proposal, subject to Novo Nordisk's Right of First Offer, to irrevocably and unconditionally exercise its Second Offer Right to lease the applicable Second Offer Premises upon the terms of the Availability Lease Proposal by written notice to Landlord. In no event shall the term of the new lease for the Second Offer Premises be less than five (5) years. If Tenant does not exercise a Second Offer Right within such fifteen (15) calendar day period, the Second Offer Right shall be waived with respect to such offered space. Any purported conditional or qualified exercise of a Second Offer Right shall be null and void. Upon Tenant's exercise of a Second Offer Right, Landlord and Tenant shall negotiate an amendment to the Lease evidencing same.

      4. If Tenant elects to exercise a Second Offer Right, the applicable Second Offer Premises shall be subject to all of the terms, covenants and conditions of this Lease except as set forth in the Availability Lease Proposal.

                                    EXHIBIT N

                                 ANTENNA LICENSE

            THIS ANTENNA LICENSE is made and entered into this day of    , 2000,
between 150 COLLEGE ROAD, a Delaware limited liability company ("Landlord"), and PHYSIOME SCIENCES, INC. ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated _____________, 2000 (the "Lease") for premises located in that certain building known as 150 College Road West located in Princeton (Middlesex County) State of New Jersey (the "Building"); and

      WHEREAS, Tenant is desirous of locating a satellite or microwave receiving or transmitting dish or other like communications equipment (collectively, the "Satellite Dish") on the roof of the Building as required by its usual and ordinary business operations; and

      WHEREAS, Landlord is willing to permit same only upon the following terms and conditions.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

      1. GRANT OF LICENSE. Provided Tenant provides Landlord with detailed information regarding the Satellite Dish for Landlord' s prior reasonable review and approval, Landlord grants to Tenant a non-exclusive license for the term of the Lease, said term being more specifically described in Section 3 below, for the purpose of maintaining and operating a Satellite Dish on a portion of the roof located on the Building as shown on Appendix A attached hereto (the "Roof Space"). The actual location of the Roof Space shall be in Landlord's reasonable discretion. The grant of this license is for the sole benefit of and use by Tenant and the Satellite Dish's use shall be personal to and may not be assigned, sublet or transferred in whole or in part except pursuant to an assignment or sublease according to the Lease to be used solely by such sublessee or assignee for its own purposes. No third party may use the Satellite Dish nor may Tenant receive any fees or other payment for the use of such Satellite Dish. Landlord makes no representation or warranty as to the fitness for any purpose of the Roof Space and shall have no liability of any kind or nature directly or indirectly arising from or related to the Satellite Dish and Related Equipment as hereinafter defined.

            2. INSTALLATION. Landlord shall cause the installation of the Satellite Dish. All installation expenses shall be at Tenant's sole cost and expense. Installation expenses shall include, but not be limited to, all of the incremental costs related to repairing or replacing the roof of the Building in conjunction with such installation and the cost of installation of a walkway providing access to the Satellite Dish (the "Walkway"). Prior to commencing the installation of the Satellite Dish and any related equipment, conduits, cables and materials located on the Roof Space or in other parts of the Building (collectively, the "Related Equipment"), Tenant shall submit plans and specifications regarding installation of the Satellite Dish and any Related Equipment to Landlord for review and reasonable approval. Tenant shall have a reasonable right of access to the chases, telephone and electrical closets located in the Building for purposes of installing, repairing and maintaining the Related Equipment, provided, however, such access shall be subject to the reasonable approval of Landlord. The Related Equipment to be installed in the telephone and electrical closets shall not occupy more than ____ cubic inches. The plans and specifications shall include load factors, electrical platforms leading to the Satellite Dish and any other specifications as Landlord may require. Tenant agrees that Landlord may require certain aesthetic specifications concerning the appearance of the Satellite Dish and any Related Equipment, which specifications shall be in the reasonable discretion of Landlord. Tenant may from time to time substitute or upgrade the Satellite Dish, and/or the Related Equipment pursuant to the provisions of this License. The Satellite Dish and any Related Equipment shall comply with the Design and Development Criteria of Princeton Forrestal Center and the Restrictive Covenant Declaration on Village South.

            3. TERM. Tenant's right to use the Roof Space shall commence on the date on which Tenant commences installation of the Satellite Dish or any of the Related Equipment, but in no event earlier than the Commencement Date of the Lease and shall terminate upon the termination of the Lease (the "Term") as such Lease may be extended. Upon the termination hereof, the Satellite Dish, the Walkway and the Related Equipment shall be removed by Landlord at Tenant's expense, and Tenant shall reimburse Landlord for the costs of repair of any damage to the building and roof caused by the removal and restore the roof.

            4. LICENSE FEE. [Intentionally Omitted]

            5. REROOFING AND REPAIR. Tenant acknowledges that Landlord may be repairing or installing a new roof on the Building during the term of this License. Landlord, the roofing contractor or consultant and Tenant shall coordinate the repair and/or reroofing of the roof and Tenant shall pay in advance on demand all increases in costs of repair or reroofing arising from or related to the Satellite Dish, the Walkways and the Related Equipment. Furthermore, to the extent that the Satellite Dish, Walkways or any Related Equipment need to be dismantled, relocated, repaired or replaced in conjunction with such reroofing or repair, all costs and expenses shall be borne by Tenant, and Landlord shall have no liability in connection therewith, including, without limitation, any interruption in service.

      6. PERMITS. Prior to commencing the installation of the Satellite Dish, Walkways and/or Related Equipment, Tenant shall, at its own cost and expense, obtain each and every permit including building permits and approvals of any applicable architectural control committee for same and deliver same to Landlord. Landlord makes no representations or warranties with respect to zoning or any other approvals. If Tenant cannot obtain such necessary permits or such permits affect the Building or the Roof Space in any way by means of additional requirements, then this License shall be deemed null and void and of no further force and effect, unless Landlord in writing waives the conditions set forth herein.

      7. REPAIR AND MAINTENANCE OF SATELLITE DISH AND RELATED EQUIPMENT. Tenant agrees that it shall keep and maintain the Satellite Dish, Walkways and the Related Equipment in good condition and repair, at Tenant's sole cost and expense, in such a manner so as not to conflict or interfere with the use of other facilities installed in the Building and consistent with first-class office buildings in New Jersey. Tenant shall notify Landlord of any maintenance of the Satellite Dishes to be conducted and Landlord shall have the reasonable right to approve such persons in advance of the work being performed. Furthermore, Tenant agrees that it shall not damage nor shall it permit any damage to the roof or the Roof Space or the Building in conjunction with the Satellite Dish and the Related Equipment. Tenant agrees that the Satellite Dish and the Related Equipment shall be of such types and frequencies that will not cause interference with other existing antennas or dishes on the Building or on any adjacent buildings in operation at the time of Tenant's installation. In the event the Satellite Dish or the

Related Equipment cause such interference, Tenant shall immediately take all steps necessary to correct and eliminate the interference. If Tenant cannot eliminate the interference within a reasonable time of notification thereof, Landlord shall remove the Satellite Dish and Related Equipment causing the interference at Tenant's expense. Tenant shall use its best efforts to notify any telephone and/or electrical service persons of the location of the Related Equipment in the Building in order to minimize any interference with such equipment.

      8. REPAIR AND MAINTENANCE OF THE ROOF. Tenant hereby acknowledges and agrees that Landlord, its agents, employees, contractors or anyone else permitted by Landlord to be on the roof of the Building may from time to time inspect, repair, replace or maintain the roof or any part or parts thereof, or install additional improvements or fixtures on the said roof. Tenant shall maintain the Walkway at it sole expense, except Landlord shall be liable for the cost of repairs or maintenance to the Satellite Dish, Walkway and Related Equipment caused by Landlord's misconduct or gross negligence.

      9. COMPLIANCE WITH LAW AND WARRANTIES. Tenant, at Tenant's sole cost and expense, agrees to keep, maintain and operate the Satellite Dish, Walkways and the Related Equipment in accordance with all applicable laws, rules, regulations, statutes, ordinances or other requirements of any kind or nature of any governmental or quasi-governmental authority or the requirements of Landlord's insurance underwriters and in compliance with any roofing warranties.

      10. ALTERATIONS AND MECHANIC'S LIENS. Tenant shall not without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make any alterations, improvements or additions to the Satellite Dish, the Related Equipment or any other materials related thereto. Tenant agrees that it shall not alter, add to or move the Satellite Dish, the Walkway or Related Equipment without Landlord's consent, which consent shall not be unreasonably withheld by Landlord. In the event that Tenant desires to perform any alterations, improvements, additions, repairs or other work on the Satellite Dish, Walkways or the Related Equipment, Tenant shall first submit to Landlord a written request therefor outlining the repairs, alterations, or other matters which Tenant is requesting Landlord's consent. The work necessary to perform any of the repairs or alterations under this Section shall be done by employees or contractors approved in advance by Tenant subject to written contracts containing all conditions Landlord may reasonably impose, including insurance provisions. Tenant agrees that it shall defend and hold Landlord and the Building harmless from all costs, damages, liens, for labor, services or materials related to any work done on the additions by Tenant.

      11. DAMAGE BY TENANT. Subject to the waiver of subrogation as set forth in
Section 7.04 of the Lease, which is incorporated herein by reference, if the Building, elevators, boilers, engines, pipes, electrical apparatus, or any other elements of the Building or the Building roof or any portion thereof, become damaged or destroyed through any act of Tenant, its servants, agents, employees, contractors or anyone permitted by Tenant to be working in the Building or on the Satellite Dish, Walkways or the Related Equipment, whether or not such act was a result of the negligence or willful misconduct of Tenant or any such party, then the cost of any repairs, replacements, alterations and all damages incurred by Landlord shall be borne by Tenant who shall, within thirty (30) days of demand, pay the same to Landlord.

      12. TENANT'S INSURANCE. Tenant shall with respect solely to the Satellite Dish, during the entire term of this License, at its sole cost and expense, obtain, maintain, and keep in full force and effect insurance with coverages, amounts, with companies and in form reasonably acceptable to Landlord naming Landlord, the property manager and Interest Holder as insureds thereunder. If the cost of Landlord's insurance increases as a result directly or indirectly of this License, the Satellite Dish or the Related Equipment then Tenant shall pay the costs of such increases directly to Landlord upon demand.

      13. ATTORNEYS' FEES. In the event of any litigation or arbitration between Landlord and Tenant to enforce any provision of this License or any right of either party hereto, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein.

      14. INDEMNIFICATION; RELEASE. From and after the date hereof, Tenant hereby agrees to indemnify, defend, and save Landlord harmless from and against all claims, demands, liability, loss, cost, damage, or expense, including attorneys' fees, incurred by or asserted against Landlord as a result of or arising out of this License including the installation, use or existence of the Satellite Dish, Walkways and Related Equipment by Tenant. This indemnity shall survive expiration or termination of this License and/or the Lease. Tenant hereby irrevocably releases Landlord, its agents, employees, invitees or contractors, from any claims, damages, expenses or costs of any kind or nature, whether known or unknown, arising from or related to this License or any act or the negligence of Landlord, its employees, agents, invitees or contractors, it being understood and agreed that the Satellite Dish and Related Equipment are at the sole risk, cost and expense of Tenant.

      15. DEFAULT BY TENANT. Each one of the following events is herein referred to as an "event of default":

            a. Tenant shall fail to make due and punctual payment of any amounts payable hereunder, and such failure shall continue for five (5) days after receipt of written notice from Landlord;

            b. Tenant shall default on any term or condition to be performed by it under the Lease and such default is not cured within the applicable cure period, if any;

            c. This License or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party, except as permitted in the Lease;

            d. Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such non-performance shall continue for a period of ten (10) days after written notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such ten (10) day period, Tenant shall not in good faith have commenced such performance within such ten (10) day period and shall not thereafter diligently proceed to completion;

      16. REMEDIES OF LANDLORD. If any one or more events of default shall happen, then Landlord shall have the right, at Landlord's election, to terminate this License by written notice to Tenant, and to pursue any other remedy provided in law or in equity for damages incurred by Landlord.

      17. NOTICE. Any notice from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be delivered in accordance with the terms of the Lease.

      18. TRANSMITTER/RECEIVER. Tenant hereby agrees that its transmitter and receiver may not cause or pose any possible health risk of any kind or nature.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Landlord and Tenant have executed this License the day and year first above written.

                                              LANDLORD

                                              150 College Road, LLC, a Delaware
                                              limited liability company

                                              By: ______________________________
                                                  C. DEAN PATRINELY

                                              Date: ____________________________

                                              TENANT

                                              PHYSIOME SCIENCES, INC., a New
                                              Jersey corporation

                                              __________________________________

                                              By: ______________________________

                                              Name: ____________________________

                                              Title: ___________________________

                                              Date: ____________________________

                                    EXHIBIT O

                          SUBORDINATION, ATTORNMENT AND
                            NON-DISTURBANCE AGREEMENT

      THIS SUBORDINATION, ATTORNMENTAND NON-DISTURBANCE AGREEMENT ("THIS AGREEMENT"), is made this _______day of _______, ____, by and among MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, in its capacity as trustee of the AFL-CIO Building Investment Trust, a trust existing under the laws of Maryland, and not in its corporate capacity ("TRUSTEE"), 150 COLLEGE ROAD, LLC, a Delaware limited liability company ("LANDLORD"), and ________________________________, a
__________("TENANT").

                                    RECITALS

      R-1. Landlord and Tenant have entered into a Lease Agreement dated ____________, ______ ("THE LEASE"), by which the Landlord has leased to the Tenant certain premises situate and lying in Plainsboro Township, Middlesex County, New Jersey, which are described in the Lease ("THE PREMISES").

      R-2. Trustee is the holder of a mortgage and security agreement (which mortgage and security agreement, together with each amendment, restatement, replacement, extension, increase or other modification thereto, is hereinafter called "THE INDENTURE") dated September 11, 2000, and recorded with the office of the Clerk of Middlesex County, New Jersey, from the Landlord to, or for the benefit of, Trustee, securing a loan made by Trustee to the Landlord, covering the real property described therein and in EXHIBIT A attached hereto ("THE PROPERTY"), in which the Premises are located.

      R-3. Landlord and Trustee have entered into a purchase and sale agreement (which purchase and sale agreement, together with each amendment, restatement, replacement, extension, increase or other modification thereto, is hereinafter called "THE PURCHASE AGREEMENT") by and between Trustee, as purchaser, and Landlord, as seller, dated September 11, 2000, a memorandum of which is recorded with the office of the Clerk of Middlesex County, New Jersey for the Property in which the Premises are located.

      NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, and anything contained in the Lease to the contrary notwithstanding, the parties hereto, intending to be legally bound, hereby agree as follows:

      Section 1. Subordination. The Lease is and shall be subject and subordinate to the lien, operation and effect of the Indenture and all renewals, modifications, consolidations, replacements, increases and extensions thereof.

      Section 2. Effect of foreclosure or purchase.

            2.1. Foreclosure under Indenture or purchase under Purchase
Agreement.

                  2.1.1. Subject to the provisions of paragraph 2.1.2 below, if any foreclosure proceeding is brought under the Indenture, or if the Property is acquired by Trustee (or any subsequent holder of the Indenture) by deed in lieu of foreclosure, or otherwise pursuant to, or under threat of the exercise of, Trustee's rights under the Indenture (collectively, a "FORECLOSURE"), then,

                  (a) a Foreclosure shall not operate to terminate the Lease or Tenant's rights thereunder, including Tenant's remedies (except that a Foreclosure shall operate to terminate any option, right of first refusal or other right to purchase [but not to lease] the Premises or any or all of the remainder of the Property held by Tenant under the Lease), and

                  (b) Trustee, for itself and its successors and assigns, shall recognize the Lease and Tenant's rights thereunder, and shall not otherwise disturb the Tenant in its possession of the Premises, and shall assume the obligations of the landlord under the Lease arising after the Foreclosure (subject to the terms and conditions of this Agreement), provided that (i) Tenant is not then in default under the Lease beyond any applicable notice and cure period under the Lease and (ii) Tenant continues to pay the rent and otherwise to perform its obligations hereunder and under the Lease, subject to any applicable provisions of the Lease regarding notice and/or grace or cure periods.

                  2.1.2. Notwithstanding anything contained in the Lease to the contrary, neither Trustee nor any purchaser at the Foreclosure shall be:

                  (a) liable for any breach, act or omission of Landlord or any other person under the Lease,

                  (b) subject to any offset or defense which Tenant may have against Landlord or any other person under the Lease,

                  (c) bound by any payment of rent made by Tenant to Landlord or any other person for a period beyond the month during which any judicial proceeding required to effect a Foreclosure is ratified,

                  (d) bound by any termination, amendment or modification of the Lease made without Trustee's express, written consent thereto,

                  (e) bound by any notice given by Tenant to Landlord pursuant to the Lease or otherwise, unless and until a copy of it is given to Trustee, or

                  (f) liable for any security deposit or other payment made under the Lease, unless both (i) Landlord has actually delivered possession and control thereof to Trustee or such purchaser, as the case may be, and (ii) it has been specifically identified, and accepted by Trustee or such purchaser, as the case may be, as such and for such purpose.

                  2.1.3. Notwithstanding anything contained herein to the contrary, following a Foreclosure Trustee shall not be obligated to perform any or all of Landlord's obligations with respect to the construction of improvements to the Property or within the Premises; provided, however, that if Trustee elects not to perform such construction obligations following a Foreclosure, then Tenant, following thirty (30) days' written notice to Trustee, may elect to terminate the Lease unless within such thirty (30) day period Trustee shall provide written notice to Tenant that Trustee has elected to perform such construction obligations and thereafter promptly commences such performance.

                  2.1.4. Subject to the other provisions of this Agreement, in the event of a Foreclosure, Trustee shall sell the Property subject to the operation and effect of the Lease.

            2.2. Foreclosure under other instruments or liens. Tenant shall not, without first obtaining Trustee's express, prior written consent thereto, subordinate the Lease or any of Tenant's right, title and interest in and to the Premises thereunder to the lien, operation or effect of any mortgage, deed of trust, other security agreement or other instrument (other than the Indenture) and Landlord shall not request any such subordination from Tenant unless Trustee has so consented. If any Foreclosure proceeding is brought by any person under any instrument or lien (other than that of the Indenture) against the Property (whether or not Trustee has consented to such instrument or lien, or this Lease is subordinate thereto), Tenant shall promptly attorn to the purchaser in such Foreclosure proceeding, upon all of the terms, covenants and conditions of the Lease, provided that such purchaser agrees with Tenant in writing to recognize Tenant's rights under the Lease and to assume the obligations of the landlord under the Lease arising thereafter for the original term and the term of any renewal thereof permitted Tenant by the Lease, so long as Tenant continues to pay the rent and otherwise to perform its obligations hereunder and under the Lease.

            2.3. Attornment to persons owning or controlling the Property. Subject to Section 2.1.1 (b), Tenant shall attorn to (i) Trustee whenever Trustee is in possession of the Property; (ii) any receiver appointed by or for Trustee in any action to take possession of the Property; and (iii) any party hereafter acquiring title to the Property while the Lease remains in effect, and, promptly on Tenant's receipt of a written request therefor from Trustee, Tenant shall execute and deliver to Trustee an appropriate agreement of attornment confirming that Tenant is and then remains bound under all of the terms, covenants and conditions of the Lease.

            2.4. Termination of options. Any option (excluding any renewal or expansion option), right of first refusal or other right to purchase [but not to lease] the Premises or any or all of the remainder of the Property which the Tenant may hold under the Lease (i) shall not be enforceable against Trustee or its successors and assigns, and (ii) shall cease to be of any further force or effect automatically and immediately upon Trustee's acceptance of any conveyance to Trustee of any or all of Landlord's equity of redemption under the Indenture in and to any or all of the Property.

            2.5. Obligations with respect to real property not included within the Property. Notwithstanding any provision of the Lease to the contrary, Tenant acknowledges and agrees that any covenant by Landlord under the Lease with respect to the performance of any obligation relating to real property not included within the Property shall not be enforceable against Trustee or any other person acquiring the Property pursuant to a Foreclosure.

      Section 3. Acknowledgment of Assignment of Lease. Tenant hereby acknowledges that the Lease has been or will be assigned by Landlord to Trustee by an assignment of leases and rents, and agrees that from and after the date hereof, unless Trustee has first consented thereto expressly and in writing, Tenant will (i) pay no rent or installment thereof under the Lease more than thirty (30) days before its due date, (ii) except as may be expressly permitted by the Lease, pay such rent when due, without any deduction, set-off or counterclaim whatsoever, and (iii) not surrender its leasehold estate or consent to the modification of the terms of the Lease or to the termination thereof. If Trustee, pursuant to such assignment of leases and rents from Landlord to the Trustee, elects by written notice to Tenant to require Tenant to pay to Trustee the rent and other charges payable by Tenant under the Lease, then (unless and until Trustee cancels such election by written notice to Tenant), Tenant shall pay such amounts directly to Trustee and landlord acknowledges and agrees that such payment shall satisfy Tenant's obligations with respect to the payment of such amounts under the Lease. Landlord hereby authorizes and directs Tenant to deliver such payment to Trustee upon receipt of such written notice and shall indemnify and hold Tenant harmless from any loss, cost, expense or claim incurred by Tenant in connection with its compliance with this provision. Tenant acknowledges and agrees that, notwithstanding any provision of the Lease to the contrary, Tenant shall not require any evidence of Trustee's authority to collect rents or any other charges, other than Trustee's written notice.

      Section 4. Landlord's defaults.

            4.1. Notices to Landlord. Anything in the Lease to the contrary notwithstanding, Tenant shall provide to Trustee a copy of each notice which Tenant may from time to time serve upon Landlord pursuant to the Lease or otherwise in connection therewith, and no such notice given to Landlord shall be effective unless such copy is provided to Trustee.

            4.2. Opportunity to Cure. Tenant shall not exercise any right at law, in equity or under the Lease (including, but not limited to, any right of termination, other than its right of termination set forth in Section 1.4 (d) of the Lease) arising as a result of (i) a default by Landlord in the performance of its obligations under the Lease, or (ii) any other failure of Landlord perform an obligation within a required period on or before the date required under the Lease or (iii) the failure to restore the Premises following a casualty or condemnation in accordance with the provisions of the Lease (regardless of whether any such failure under subparts (ii) or (iii) constitutes a default under the Lease), unless and until Tenant has given express, written notice of such default or failure to Trustee. Trustee, following such notice, shall have the right, but not the obligation, to cure any such default or failure within (a) fifteen (15) days if such default may be cured upon the payment of money, or (b) thirty (30) days for any other default or failure, or such additional time as may be necessary to cure such default or failure if, within such thirty (30) day period Trustee commences such cure and thereafter pursues such cure with diligence and continuity; provided, however, that if the cure requires Trustee to obtain possession of the Property, the thirty (30) day period shall not commence until Trustee acquires possession of the Property, so long as Trustee commences within the thirty (30) day period following Tenant's written notice to acquire possession of the Property and pursues the acquisition of possession of the Property with due diligence, by Foreclosure or otherwise. All payments so made, and all things so done and performed, by Trustee shall be as effective to prevent Landlord's rights from being forfeited or adversely affected because of such default or failure as if it had been done and performed by Landlord.

      Section 5. Notices.

      5.1. Manner. All notices, demands or requests required or permitted by this Agreement to be given by or to Trustee, Landlord or Tenant (i) shall be in writing, and (ii) until otherwise specified in a written notice by the respective parties or any of them, shall be sent to the parties at their respective addresses set forth hereinbelow:

            (i)   if to Trustee:

                  Mercantile-Safe Deposit and
                  Trust Company, Trustee
                  Institutional Real Estate
                  Eighth Floor
                  Two Hopkins Plaza
                  Baltimore, Maryland 21201
                  Attention: Ardyth L. Hall,
                             Senior Vice President;

                  with a copy to:

                  Legg Mason Real Estate Services, Inc.
                  1735 Market Street
                  12th Floor
                  Philadelphia, Pennsylvania 19103-7501
                  Attention: Kathleen M. Hands,
                  Director, Equity Portfolio Management;

            (ii)  if to Landlord:

                  150 College Road, LLC
                  c/o Patrinely Group, LLC
                  1600 Post Oak Boulevard, Suite 1600
                  Houston, Texas 77056
                  Attention:  C. Dean Patrinely;

                  with copies to:

                  150 College Road, LLC
                  c/o Patrinely Group, LLC
                  7475 Wisconsin Avenue, Suite 1150
                  Bethesda, Maryland 20814
                  Attention:  William S. Glading;

                  and

                  Andrews & Kurth, L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas 77072
                  Attention:  Michael A. Boyd Esquire;

            (iii) if to Tenant: (Until Tenant occupies the Premises, after which time Tenant's address for notices will be the Premises, the address for notices to Tenant is)

                  Physiome Sciences, Inc.
                  307 College Road East
                  Princeton, New Jersey 08540
                  Attn: Jane M. Maida;

                  with a copy to:

                  Buchanan Ingersooll
                  650 College Road East, 4th Floor
                  Princeton, New Jersey 08540
                  Attention: Stuart B. Dember, Esq.;

            5.2. Receipt. Each such notice, demand or request shall be sent by personal delivery, or by United States Mail registered or certified mail, return receipt requested, or by Federal Express or other similar overnight delivery service, postage prepaid, to its addressee at its address as set forth hereinabove. Each such notice, demand or request (i) if deposited in the U.S. Mail as provided above shall be deemed to have been received by its addressee on the third (3rd) business day after the day of mailing and (ii) if so deposited with Federal Express or another similar overnight delivery service in accordance with such service's requirements for delivery on the next business day, shall be deemed to have been received by its addressee on the next business day after the day of deposit.

      Section 6. General.

            6.1. Effectiveness, Complete Understanding, etc. This Agreement shall become effective upon and only upon its execution and delivery by each party hereto. This Agreement represents the complete understanding among the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements or agreements, either written or oral, among them as to the same. This Agreement may be amended by and only by an instrument executed and delivered by each party hereto. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns hereunder.

            6.2. Applicable law. This Agreement shall be given effect and construed by application of the law of the state in which the Property is located. Landlord and Tenant consent to any action or proceeding arising under this Agreement being brought in the courts of the state in which the Property is located; provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, Landlord and Tenant consent to such action being brought in the United States District Court for the district in which the Property is located or any successor federal court having original jurisdiction.

            6.3. Definitions and construction.

                  6.3.1. As used herein, the following terms have the following meanings: (a) "person" means a natural person, a trustee, a corporation, a partnership and any other form of legal entity; (b) "the Lease" means the lease referred to hereinabove, as originally executed by the parties thereto, and as amended or supplemented by any written agreement heretofore or hereafter made from time to time, if Trustee has consented in writing to such amendment or supplement; (c) "Trustee" means the person hereinabove named as such and its successors and assigns, any present or future holder of any promissory note secured by the Indenture, and any person who succeeds to Landlord's interest in the Property by, through or under a Foreclosure; and (d) "Landlord" or "Tenant" means each person hereinabove so named and its respective successors and assigns.

                  6.3.2. All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Agreement.

            6.4. Severability. No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

            6.5. Liability.

                  6.5.1. Whenever Landlord or Tenant consists of more than one person, such persons shall be jointly and severally liable for, respectively, Landlord's and Tenant's adherence to the terms and satisfaction of the conditions hereof.

                  6.5.2. Trustee's liability under this Agreement shall not in any event exceed its interest in the loan secured by the Indenture or the Property, as the case may be. In addition, if at any time Trustee shall undertake to perform the landlord's obligations under the Lease or succeed to the ownership of the Property, then, notwithstanding any provision of the Lease to the contrary, Trustee's liability for performance of the landlord's obligations under the Lease shall not, in any event, exceed Trustee's interest in the Property.

            6.6. Confidentiality of Financial Statements.

            Trustee agrees to keep confidential all Tenant financial statements received by it from either Landlord or Tenant pursuant to Section 13.3(k) of the Lease.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

      IN WITNESS WHEREOF, each party hereto has executed this Agreement under seal or caused it to be executed under seal on its behalf by its duly authorize representatives, the day and year first above written.

WITNESS/ATTEST:                                MERCANTILE-SAFE DEPOSIT AND
                                               TRUST COMPANY, in its
                                               capacity as trustee of the
                                               AFL- CIO Building
                                               Investment Trust and not in
                                               its corporate capacity

_________________________                      By: _______________________(SEAL)
                                               Name:
                                               Title:

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]

WITNESS/ATTEST:                             150 COLLEGE ROAD, LLC,
                                            a Delaware limited liability company

_________________________                   By: __________________________(SEAL)
                                            Name:
                                            Title:

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]

WITNESS/ATTEST:

                                  __________________________________________
                                  a _________________________________________

____________________________      By: ____________________________________(SEAL)
                                  Name:
                                  Title:

STATE OF MARYLAND: COUNTY OF____________________: TO WIT:

      I HEREBY CERTIFY that on this _____________day of ______________, _______, before me, a Notary Public for the state and county aforesaid, personally appeared ____________________, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he/she is a ___________________________vice president of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a corporation organized and existing under the law of Maryland, that he/she has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity, as trustee, for the purposes therein set forth, and that the same is its act and deed, as trustee.

      IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

                                                  ______________________________
                                                  Notary Public

My commission expires on ____________________.

STATE or COMMONWEALTH of _________________)
                                          )ss:
COUNTY or CITY of ________________________)

      BEFORE ME, the undersigned Notary Public in and for said City/County and State/Commonwealth, this ____ day of __________, ____, personally appeared the above-named _____________________, known to me individually as __________________ of 150 COLLEGE ROAD, LLC, a Delaware limited liability company, who, being duly sworn, acknowledged that the statements therein are true and that she/he did sign the foregoing instrument as her/his free act and deed, and in her/his capacity as _________________ of 150 COLLEGE ROAD, LLC, and that the same is duly authorized act and deed of said 150 COLLEGE ROAD, LLC.

      WITNESS my hand and official seal this ___ day of __________, ____.

                                        ______________________________
                                        Notary Public

                                        ______________________________
                                        Name (Printed)

                                        My Commission Expires: __________

STATE or COMMONWEALTH of ____________________)
                                             )ss:
COUNTY or CITY of ___________________________)

      BEFORE ME, the undersigned Notary Public in and for said City/County and State/Commonwealth, this ____ day of __________, ____, personally appeared the above-named _____________________, known to me individually as __________________ of ___________________________________________, a _________,
who, being duly sworn, acknowledged that the statements therein are true and that she/he did sign the foregoing instrument as her/his free act and deed, and in her/his capacity as _________________ of ___________________________, and
that the same is the duly authorized act and deed of said ___________________.

      WITNESS my hand and official seal this ___ day of __________, ____.

                                            ________________________
                                            Notary Public

                                            ________________________
                                            Name (Printed)

                                            My Commission Expires: ______

                            SUBORDINATION, ATTORNMENT
                          AND NON-DISTURBANCE AGREEMENT

                                    EXHIBIT A

                           Description of the Property

                       FIRST AMENDMENT TO LEASE AGREEMENT

      This First Amendment to Lease Agreement (this "First Amendment") is made and entered into as of this 7th day of January, 2002, by and between 150 COLLEGE ROAD, LLC ("Landlord") and PHYSIOME SCIENCES, INC ("Tenant").

      WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated December 21, 2000, and Commencement Date Agreement dated July 18, 2001 (collectively the "Lease"), with respect to certain Premises located in the building known as 150 College Road West in Village South at Princeton Forrestal Center, as such Premises are more particularly described in the Lease.

      WHEREAS, this First Amendment is executed by Landlord and Tenant to amend Tenant's Proportionate Share and the Rentable Area of the Building, as those terms are defined in the Lease.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants expressed in the Lease, Landlord and Tenant hereby agree to amend the Lease as follows:

      1. Section 2.2 (d) of the Lease is hereby amended to state that the aggregate Rentable Area of the Building is 71,550, and that Tenant's Proportionate is 35.41%.

      2. Except as specifically set forth herein, all defined terms shall have the definition set forth in the Lease.

      3. To the extent of any conflict between this First Amendment and the Lease, the terms of this First Amendment shall control.

      4. Except as amended by this First Amendment, all other provisions of the Lease remain unchanged and continue to be in full force and effect.

      5. This First Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the day and year first written above.

LANDLORD

150 College Road, LLC
a Delaware limited liability company

By: /s/ C. Dean Patrinely
    --------------------------------
C. DEAN PATRINELY, Chief Executive Officer

TENANT

PHYSIOME SCIENCES, INC.,
a Delaware corporation

By: /s/ J. Maida
    -----------------------------------
Name: Jane Maida
Title: CFO

                       SECOND AMENDMENT TO LEASE AGREEMENT

      AMENDMENT dated December 31, 2003, by and between NEW VALLEY REALTY CORPORATION, a Delaware corporation having an office at 712 Fifth Avenue, New York, New York 10019 (herein called "LANDLORD") and PREDIX PHARMACEUTICALS HOLDINGS, INC., a Delaware corporation having an office at 10K Gil, Woburn, Massachusetts 01801 (herein called "TENANT").

                               STATEMENT OF FACTS

      By lease agreement (herein called the "LEASE AGREEMENT") dated December 21, 2000, by and between 150 College Road, LLC (herein called "ORIGINAL LANDLORD"), as landlord, and Physiome Sciences, Inc, (herein called "ORIGINAL TENANT"), as tenant, Original Landlord leased to Original Tenant the entire third (3rd) floor (the "Premises") of the building known as 150 College Road West, Plainsboro Township (Middlesex County), New Jersey. The lease agreement has heretofore been supplemented by a Commencement Date Agreement dated July 18, 2001 and amended by a First Amendment to Lease Agreement dated January 7, 2002, each by and between Original Landlord and Original Tenant. The Lease Agreement, as so supplemented and amended, is herein sometimes called the "LEASE").

      Landlord is the successor to Original Landlord under the Lease, and Tenant is the successor to Original Tenant under the Lease.

      The parties now desire to further amend the Lease as hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Section 2.4 of the Lease Agreement is hereby amended to provide that the annual reduction in the amount of the security deposit provided for therein shall not be made from and after the date hereof and the amount of the security deposit held by Landlord as of the date of this Amendment shall be and remain the amount of the security deposit required to be maintained by Tenant throughout the balance of the term of the Lease.

      2. Exhibit L and Exhibit M to the Lease Agreement shall be deemed to be deleted therefrom, with such force and effect as if such exhibits had never been a part thereof.

      3. Except as specifically set forth above, the Lease Agreement shall be and remain unmodified, in full force and effect and binding upon Landlord and Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have each caused this Amendment to be duly executed and delivered as of the date and year first hereinabove set forth.

                                   NEW VALLEY REALTY CORPORATION

                                   By: /s/ BENNETT BURKE
                                       ----------------------------------
                                       Name: Bennett Burke
                                       Title: Executive Vice President

                                   PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                   By: /s/ NJG HAYES
                                       ----------------------------------
                                       Name: NJG Hayes
                                       Title: SVP Finance

                          NEW VALLEY REALTY CORPORATION
                                712 FIFTH AVENUE
                            NEW YORK, NEW YORK 10019

                                                         January 22, 2004

Predix Pharmaceuticals Holdings, Inc.
10K Gill
Woburn, Massachusetts 01801

      Re: Lease dated December 21, 2000, by and between 150 College Road, LLC, as landlord, and Physiome Sciences, Inc., as tenant, as supplemented by a Commencement Date Agreement dated July 18, 2001 and amended by a First Amendment to Lease Agreement dated January 7, 2002 and a Second Amendment to Lease Agreement dated contemporaneously herewith (collectively the "Lease")

Gentlemen:

      Reference is hereby made to the provisions of the Lease, pursuant to which 150 College Road, LLC leased to Physiome Sciences, Inc. the entire third (3rd) floor (the "Premises") of the building known as 150 College Road West, Plainsboro Township (Middlesex County), New Jersey. New Valley Realty Corporation ("Landlord") is the successor to 150 College Road, LLC as the landlord under the Lease. Predix Pharmaceuticals Holdings, Inc. ("Tenant") is the successor to Physiome Sciences, Inc. as the tenant under the Lease.

      Tenant has requested that Landlord consent to a subletting of the entire Premises to Novo Nordisk Pharmaceuticals, Inc. ("Subtenant") pursuant to the provisions contained in a certain sublease dated December 12, 2003, as amended by a first amendment to sublease dated 1/14/04 (collectively, the "Sublease"). A copy of the Sublease is attached to this letter as Exhibit A.

      Landlord hereby consents to the subletting of the Premises to Subtenant pursuant to the provisions contained in the Sublease, which consent is hereby granted upon, and subject to, the following terms, covenants and conditions:

      1. Neither the granting of such consent, nor anything contained in this letter, shall be deemed or construed to:

            (a) modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Lease (including, without limitation, the provisions of Section 1.5 thereof regarding the permitted use of the Premises);

            (b) waive any breach of any such covenants, agreements, terms, provisions, or conditions, or any rights or remedies of Landlord against any person, firm, association, or corporation liable or responsible for the performance thereof; or

            (c) enlarge or increase Landlord's obligations, or decrease Landlord's rights, under the Lease,

and all of the covenants, agreements, terms, provisions and conditions of the Lease shall be, and continue to be, in full force and effect. Without intention to limit the generality of the foregoing in any respect, the provisions of
Article 9 of the Lease shall continue to apply to any assignment of the Lease and/or any further subletting thereunder, as well as to any assignment of the Sublease and/or any sub-subletting thereunder. For purposes hereof, any modification or amendment of the Sublease shall be deemed to constitute a new subletting under the Lease, as to which Landlord's prior written consent (not to be unreasonably withheld, delayed, or conditioned) shall be required.

      2. Tenant shall be and remain liable and responsible for the due keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be kept, performed and observed, including, without limitation, the full payment of the Base Rental and Additional Rental now and/or hereafter becoming payable under the Lease (expressly including as such, without limitation, adjustments of rent, and any and all charges for any property, material, labor, utility, or other similar or dissimilar services or materials rendered, supplied, or furnished by Landlord in, or in connection with, the Premises or any part thereof, whether for, or at the request of, Tenant or Subtenant), regardless of whether the corresponding rental or additional rental paid or payable by Subtenant to Tenant under the Sublease (if any) shall be greater or less than that payable by Tenant to Landlord under the Lease. Without intention to limit the generality of the foregoing in any respect, any breach, default, or violation of any of such covenants, agreements, terms, provisions and/or conditions committed or suffered by Subtenant shall be deemed to have been also committed or suffered by Tenant, for which breach, default, or violation Landlord shall have all of the same rights and remedies against Tenant as Landlord would have had if such breach, default, or violation had been committed or suffered by Tenant directly.

      3. Tenant shall indemnify, defend and hold Landlord, its partners, directors and/or officers and their affiliates and/or subsidiaries harmless from and against any claims, liability, losses, or expenses (including, without limitation, attorneys' fees, court costs and disbursements incurred by Landlord during settlement, at trial, or on appeal) in connection with any claim for commission and/or fees by any broker or agent in connection with the Sublease and/or any of the transactions provided for therein.

      4. Tenant shall hold any and all payments received under the Sublease as a trust fund, to be applied first to the satisfaction of all of Tenant's obligations under the Lease before using any part thereof for any other purpose.

      Kindly sign this letter below to confirm both your agreement to the forgoing terms, covenants and conditions and your representation and warranty to Landlord that:

      (i) the copies of the documents comprising the Sublease reproduced as Exhibit A hereto are true, accurate and complete copies thereof;

      (ii) the Sublease represents the complete understanding between Tenant and Subtenant regarding the subject matter thereof; and

      (iii) no compensation of any kind, other than as set forth in the Sublease, has been,o or will be, paid or payable by Subtenant to Tenant in connection with the Sublease.

      This letter may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

      This letter may be signed in counterpart originals, all of which, when taken together, shall constitute but one document. This letter may also be signed by fax transmission.

                                  Very truly yours,

                                  NEW VALLEY REALTY CORPORATION

                                  By: /s/ BENNETT BURKE
                                      -----------------------------------
                                      Name: Bennett Burke
                                      Title: Executive Vice President

AGREEMENTS, REPRESENTATIONS AND WARRANTIES CONFIRMED:

PREDIX PHARMACEUTICALS HOLDINGS, INC.

By: /s/ NJG HAYES
    ---------------------------------
Name: NJG Hayes
Title: SVP Finance

                             NEW VALLEY CORPORATION
                                712 FIFTH AVENUE
                            NEW YORK, NEW YORK 10019

                                          as of September 30th, 2004

Predix Pharmaceuticals Holdings, Inc.
10K Gill Street
Woburn, Massachusetts 01801

      Re: Lease dated December 21, 2000, by and between 150 College Road, LLC, as landlord, and Physiome Sciences, Inc., as tenant, as supplemented by a Commencement Date Agreement dated July 18, 2001 and amended by a First Amendment to Lease Agreement dated January 7, 2002 and a Second Amendment to Lease Agreement dated December 31, 2003 (collectively, the "LEASE")

Gentlemen:

      Reference is hereby made to the provisions of the Lease, pursuant to which 150 College Road, LLC, leased to Physiome Sciences, Inc., the entire third (3rd) floor (the "PREMISES") of the building known as 150 College Road West, Plainsboro Township (Middlesex County), New Jersey. New Valley Corporation ("LANDLORD") is the successor to 150 College Road, LLC as the landlord under the Lease. Predix Pharmaceuticals Holdings, Inc. ("TENANT") is the successor to Physiome Sciences, Inc., as the tenant under the Lease.

      Landlord has heretofore consented to a subletting of the entire Premises by Tenant to Novo Nordisk Pharmaceuticals, Inc. ("SUBTENANT") pursuant to the provisions contained in a certain sublease dated December 12, 2003, as amended by a first amendment to sublease dated January 14, 2004 (collectively, the "SUBLEASE").

      Tenant has now requested that Landlord consent to a second amendment to sublease dated July 6, 2004, by and between Tenant and Subtenant (the "SUBLEASE AMENDMENT"), a copy of which Sublease Amendment is attached to this Letter as EXHIBIT A. Tenant has also requested Landlord's consent to a further subletting of the entire Premises by Subtenant to ZS Associates, Inc. ("UNDERTENANT") pursuant to the provisions contained in a certain secondary sublease dated contemporaneously herewith (the "SECONDARY SUBLEASE"), a copy of which is attached to this letter as EXHIBIT B. Tenant has further requested Landlord's consent to the making of certain alterations in and to the Premises by or on behalf of Undertenant in order to prepare the Premises for Undertenant's use and occupancy, which alterations (the "INITIAL ALTERATIONS") are more particularly described in the plans and specifications listed on EXHIBIT C hereto.

      Landlord hereby consents to the amendment of the Sublease as set forth in the Sublease Amendment, as well as to the further subletting of the Premises by Subtenant to Undertenant pursuant to the provisions contained in the Secondary Sublease and the performance of the Initial Alterations. In connection therewith, the parties agree to the following terms, covenants and conditions:

      1. Neither the granting of such consents, nor anything contained in this letter, shall be deemed or construed to:

            (a) modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Lease (including, without limitation, the provisions of Section 1.5 thereof regarding the permitted use of the Premises);

            (b) waive any breach of any such covenants, agreements, terms, provisions, or conditions, or any rights or remedies of Landlord against any person, firm, association, or corporation liable or responsible for the performance thereof; or

            (c) enlarge or increase Landlord's or Tenant's obligations, or decrease Landlord's or Tenant's rights, under the Lease,

and all of the covenants, agreements, terms, provisions and conditions of the Lease shall be, and continue to be, in full force and effect. Without intention to limit the generality of the foregoing in any respect, the provisions of
Article 9 of the Lease shall continue to apply to any assignment of the Lease and/or any further subletting thereunder, as well as to any assignment of the Sublease or the Secondary Sublease and/or any further subletting or underletting under either agreement. For purposes hereof, any modification or amendment of the Sublease or the Secondary Sublease shall be deemed to constitute a new subletting under the Lease, as to which Landlord's prior written consent (not to be unreasonably withheld, delayed, or conditioned) shall be required.

      2. Tenant shall be and remain liable and responsible for the due keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be kept, performed and observed, including, without limitation, the full payment of the "Base Rental" and "Additional Rental" (as such terms are defined in the Lease) now and/or hereafter becoming payable under the Lease (expressly including as such, without limitation, adjustments of rent, and any and all charges for any property, material, labor, utility, or other similar or dissimilar services or materials rendered, supplied, or furnished by Landlord in, or in connection with, the Premises or any part thereof, whether for, or at the request pursuant to Paragraph 5 below of, Tenant or Subtenant), regardless of whether the corresponding base rent or additional rental (if any) paid or payable by Subtenant to Tenant under the Sublease shall be greater or less than that payable by Tenant to Landlord under the Lease. Without intention to limit the generality of the foregoing in any respect, any breach, default, or violation of any of such covenants, agreements, terms, provisions and/or conditions committed or suffered by Subtenant shall be deemed to have been also committed or suffered by Tenant, for which breach, default, or violation Landlord shall have all of the same rights and remedies against Tenant as Landlord would have had if such breach, default, or violation had been committed or suffered by Tenant directly.

      3. Tenant shall indemnify, defend and hold Landlord, its partners, directors and/or officers and their affiliates and/or subsidiaries harmless from and against any claims, liability, losses, or expenses (including, without limitation, attorneys' fees, court costs and disbursements incurred by Landlord during settlement, at trial, or on appeal) in connection with any claim for commission and/or fees by any broker or agent in connection with the Sublease and/or any of the transactions provided for therein.

      4. Tenant acknowledges and agrees that it has executed and delivered a consent letter to and with Subtenant in connection with the Secondary Sublease, which consent letter contains provisions and agreements corresponding to those contained in Paragraphs 2 and 3 above, but referring to the Sublease, the Secondary Sublease and Undertenant rather than the Lease, the Sublease and Subtenant. In the event of a breach of either of such provisions, Tenant shall enforce the same at Tenant's sole expense diligently and in good faith against Subtenant or, if Tenant shall so elect in its sole discretion, permit Landlord to enforce the same at Landlord's sole expense diligently and in good faith against Subtenant (which enforcement, if required, may be pursued by Landlord in the name and on behalf of Tenant).

      5. Tenant shall hold any and all payments received under the Sublease as a trust fund, to be applied first to the satisfaction of all of Tenant's obligations under the Lease before using any part thereof for any other purpose.

      6. Tenant hereby delegates to Subtenant and relinquishes for itself, for so long as the Sublease shall be in full force and effect, the authority to make requests or demands upon Landlord for, or in connection with, the providing of those services that are both:

            (a) required or permitted to be provided by Landlord to Tenant and/or the Premises pursuant to the Lease (including, without limitation, those services described in Sections 3.1, 3.4, 5.5, 12.1 and 12.2 thereof and/or Exhibits F, K and N thereto); and

            (b) required or permitted to be provided by Tenant to Subtenant and/or the Premises pursuant to the Sublease,

as well as to enforce the aforesaid provisions of the Lease (and only such provisions of the Lease) against Landlord in the event of a breach of the same. Landlord hereby consents to such delegation, as well as to Subtenant's further delegation of such authority to Undertenant and relinquishment of the same for itself, for so long as the Secondary Sublease shall be in full force and effect, pursuant to the provisions of the Secondary Sublease. Landlord's recognition of, and compliance with, the foregoing delegations of authority shall not be deemed or construed to create any privity between Landlord and Subtenant and/or between Landlord and Undertenant, other than strictly for purposes of the implementation and/or enforcement of the foregoing provisions of, and/or the foregoing exhibits to, the Lease, nor shall the same impair the Lease in any manner or respect and/or affect any of the rights of Landlord, or any of the obligations of Tenant, thereunder.

      7. At the expiration or sooner termination of the Lease, neither Tenant nor any person or entity claiming by, through, or under Tenant shall have any obligation to remove any alterations theretofore made to the Premises (including, without limitation, the Initial Alterations), regardless of whether made by Tenant, Subtenant or Undertenant, or to restore the Premises with respect thereto.

Kindly sign this letter below to confirm your agreement to the foregoing terms, covenants and conditions.

      Landlord hereby agrees that, notwithstanding any provision in the Lease to the contrary, the Premises shall be entitled to receive and use "Tenant's Proportionate Share" (as such term is defined in the Lease) of the heating, air conditioning and ventilation capacity of the Building. Landlord hereby further agrees that the provisions of Section 11.4 of the Lease have become inapplicable pursuant to subsection (c) thereof, and neither Tenant nor any person or entity claiming by, through, of under Tenant shall have any obligation to observe or comply with such provisions.

      This letter many be signed in counterpart originals, all of which, when taken together, shall constitute but one document. This letter may also be signed by fax transmission.

                                        Very truly yours,

                                        NEW VALLEY CORPORATION

                                        By: /s/ BENNETT BURKE
                                            -----------------------------
                                        Name: Bennett Burke
                                        Title: ASST SECRETARY

AGREEMENTS, REPRESENTATIONS AND WARRANTIES CONFIRMED:

PREDIX PHARMACEUTICALS HOLDINGS, INC.

By: /s/ CHEN SCHOR
    ---------------
Name: Chen Schor
Title: SVP

                       THIRD AMENDMENT TO LEASE AGREEMENT

      AMENDMENT dated October 14, 2004, by and between NEW VALLEY CORPORATION, a Delaware corporation having an office at 712 Fifth Avenue, New York, New York 10019 (herein called "LANDLORD") and PREDIX PHARMACEUTICALS HOLDINGS, INC., a Delaware corporation having an office at 10K Gill Street, Woburn, Massachusetts 01801 (herein called "TENANT").

                               STATEMENT OF FACTS

            By lease agreement (herein called the "LEASE AGREEMENT") dated December 21, 2000, by and between 150 College Road, LLC (herein called "ORIGINAL LANDLORD"), as landlord, and Physiome Sciences, Inc. (herein called "ORIGINAL TENANT"), as tenant, Original Landlord leased to Original Tenant the entire third (3rd) floor (the "Premises") of the building known as 150 College Road West, Plainsboro Township (Middlesex County), New Jersey. The Lease Agreement has heretofore been supplemented by a Commencement Date Agreement dated July 18, 2001 and amended by a First Amendment to Lease Agreement dated January 7, 2002, each by and between Original Landlord and Original Tenant. The Lease Agreement has also been amended by a Second Amendment to Lease Agreement (herein called the "SECOND AMENDMENT") dated December 31, 2003, by and between Landlord and Tenant. The Lease Agreement, as so supplemented and amended, is herein sometimes called the "LEASE".

            Landlord is the successor to Original Landlord under the Lease, and Tenant is the successor to Original Tenant under the Lease.

            The parties now desire to further amend the Lease as hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Section 2.4 of the Lease Agreement, as heretofore amended by Paragraph 1 of the Second Amendment, is hereby further amended to provide that, effective from and after the date hereof, the security deposit provided for therein shall reduced in amount by fifty (50%) percent, from Nine Hundred Nine Thousand and 82/100 ($909,000.82) Dollars (herein called the "SECURITY AMOUNT") to Four Hundred Fifty-Four Thousand Five Hundred and 41/100 ($454,500.41) Dollars (hereinafter called the "NEW SECURITY AMOUNT"), and the New Security Amount shall be and remain the amount of the security deposit required to be maintained by Tenant throughout the balance of the term of the Lease. Landlord shall cooperate with Tenant in all reasonable respects in order to permit Tenant to reduce the principal amount of the letter of credit now held by Landlord as the security deposit under the lease from the Security Amount to the New Security Amount (including, without limitation, promptly signing and returning to Tenant a letter to the issuer of the letter of credit authorizing such reduction in the same), PROVIDED, HOWEVER, that any substitute letter of credit shall be issued by the same, or a reasonably comparable, issuer as the current letter of credit and shall be in the same, or substantially the same, form as the current letter of credit.

      2. Except as specifically set forth above, the Lease shall be and remain unmodified, in full force and effect and binding upon Landlord and Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have each caused this Amendment to be duly executed and delivered as of the date and year first hereinabove set forth.

                                           NEW VALLEY CORPORATION

                                           By: /s/ BENNETT BURKE
                                               ---------------------------
                                              Name:  Bennett Burke
                                              Title: ASST SECRETARY

                                           PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                           By: /s/ CHEN SCHOR
                                               ---------------------------------
                                              Name: Chen Schor
                                              Title: SVP

                                      -2-